EXHIBIT 4.2

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------




              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   (Depositor)


                                       and


                             COLUMN FINANCIAL, INC.
                                    (Seller)


                        --------------------------------


                        MORTGAGE LOAN PURCHASE AGREEMENT


                          Dated as of November 1, 2005


                        --------------------------------




--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

Section 1.    Transactions on or Prior to the Closing Date....................
Section 2.    Closing Date Actions............................................
Section 3.    Conveyance of Mortgage Loans....................................
Section 4.    Depositor's Conditions to Closing...............................
Section 5.    Seller's Conditions to Closing..................................
Section 6.    Representations and Warranties of Seller........................
Section 7.    Obligations of Seller...........................................
Section 8.    Crossed Mortgage Loans..........................................
Section 9.    Rating Agency Fees; Costs and Expenses Associated with a
              Defeasance......................................................
Section 10.   Representations and Warranties of Depositor.....................
Section 11.   Survival of Certain Representations, Warranties and Covenants...
Section 12.   Transaction Expenses............................................
Section 13.   Recording Costs and Expenses....................................
Section 14.   Notices.........................................................
Section 15.   Examination of Mortgage Files...................................
Section 16.   Successors......................................................
Section 17.   Governing Law...................................................
Section 18.   Severability....................................................
Section 19.   Further Assurances..............................................
Section 20.   Counterparts....................................................
Section 21.   Treatment as Security Agreement.................................
Section 22.   Recordation of Agreement........................................

Schedule I    Schedule of Transaction Terms
Schedule II   Mortgage Loan Schedule for Column Loans
Schedule III  Mortgage Loans Constituting Mortgage Groups
Schedule IV   Mortgage Loans with Lost Mortgage Notes
Schedule V    Exceptions with Respect to Seller's Representations and Warranties

Exhibit A     Representations and Warranties of Seller Regarding the Mortgage
              Loans
Exhibit B     NCB, FSB Mortgage Loan Purchase Agreement
Exhibit C     National Consumer Cooperative Bank Mortgage Loan Purchase
              Agreement
Exhibit D     Form of Lost Mortgage Note Affidavit

                        MORTGAGE LOAN PURCHASE AGREEMENT

            This Mortgage Loan Purchase Agreement (this "Agreement"), dated as of November 1, 2005, is made by and between COLUMN FINANCIAL, INC., a Delaware corporation ("Seller"), and CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation ("Depositor").

                                    RECITALS

            I. Capitalized terms used herein without definition have the meanings ascribed to them in the Schedule of Transaction Terms attached hereto as Schedule I, which is incorporated herein by this reference, or, if not defined therein or elsewhere in this Agreement, in the Pooling and Servicing Agreement.

            II. On September 30, 2005, Seller purchased the NCB/Column Mortgage Loans. In connection with such purchase, NCB, FSB and National Consumer Cooperative Bank each entered into a Mortgage Loan Purchase Agreement with Seller (the "NCB Mortgage Loan Purchase Agreements"), attached hereto as Exhibit B and Exhibit C, respectively. Sellers bears no liability and makes no representation or warranty with respect to the NCB/Column Mortgage Loans. Any breach of representations and warranties contained in the NCB Mortgage Loan Purchase Agreements shall be fully recourse only against the breaching seller under the applicable NCB Mortgage Loan Purchase Agreement.

            III. On the Closing Date, and on the terms set forth herein, Seller has agreed to sell to Depositor and Depositor has agreed to purchase from Seller the mortgage loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Schedule II (each such mortgage loan, a "Mortgage Loan" and, collectively, the "Mortgage Loans"). Depositor intends to deposit the Mortgage Loans and other assets into a trust fund (the "Trust Fund") created pursuant to the Pooling and Servicing Agreement and to cause the issuance of the Certificates.

                                    AGREEMENT

            NOW, THEREFORE, on the terms and conditions set forth below and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Depositor and Seller agree as follows:

            Section 1. Transactions on or Prior to the Closing Date. On or prior to the Closing Date, Seller shall have delivered the Mortgage Files with respect to each of the Mortgage Loans listed in the Mortgage Loan Schedule to Wells Fargo Bank, N.A. as trustee (the "Trustee") or its designee, against receipt by Seller of a trust receipt, pursuant to an arrangement between Seller and the Trustee; provided, however, that item (p) in the definition of Mortgage File (below) shall be delivered to the applicable Master Servicer for inclusion in the Servicer File (defined below) with a copy delivered to the Trustee for inclusion in the Mortgage File.

            Section 2. Closing Date Actions. The sale of the Mortgage Loans shall take place on the Closing Date, subject to and simultaneously with the deposit of the Mortgage Loans into the Trust Fund, the issuance of the Certificates and the sale of (a) the Publicly Offered Certificates by Depositor to the Underwriters pursuant to the Underwriting Agreement and (b) the Private Certificates by Depositor to the Initial Purchaser pursuant to the Certificate Purchase Agreement. The closing (the "Closing") shall take place at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, or such other location as agreed upon between the parties hereto. On the Closing Date, the following actions shall take place in sequential order on the terms set forth herein:

                  (i) Seller shall sell to Depositor, and Depositor shall purchase from Seller, the Mortgage Loans pursuant to this Agreement for the Mortgage Loan Purchase Price (as defined herein). The Mortgage Loan Purchase Price shall be paid by Depositor to Seller or at its direction by wire transfer in immediately available funds to an account designated by Seller on or prior to the Closing Date (or, by such other method as shall be mutually acceptable to Depositor and Seller). The "Mortgage Loan Purchase Price" paid by Depositor shall be equal to the amount that the Depositor and the Seller have mutually agreed upon as the Seller's share of the net securitization proceeds from the sale of the Publicly Offered Certificates and the Private Certificates as set forth in the Closing Statement (which amount includes, without limitation, accrued interest).

                  (ii) Pursuant to the terms of the Pooling and Servicing Agreement, Depositor shall sell all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Holders of the Certificates.

                  (iii) Depositor shall sell to the Underwriters, and the Underwriters shall purchase from Depositor, the Publicly Offered Certificates pursuant to the Underwriting Agreement, and Depositor shall sell to the Initial Purchaser, and the Initial Purchaser shall purchase from Depositor, the Private Certificates pursuant to the Certificate Purchase Agreement.

                  (iv) The Underwriters will offer the Publicly Offered Certificates for sale to the public pursuant to the Prospectus and the Prospectus Supplement and the Initial Purchaser will privately place certain classes of the Private Certificates pursuant to the Offering Circular.

            Section 3. Conveyance of Mortgage Loans. On the Closing Date, Seller shall sell, convey, assign and transfer, subject to any related servicing rights of any applicable Master Servicer under, and/or any applicable Primary Servicer contemplated by, the Pooling and Servicing Agreement, without recourse except as provided herein, to Depositor, free and clear of any liens, claims or other encumbrances, all of Seller's right, title and interest in, to and under: (i) each of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) each of the NCB Mortgage Loan Purchase Agreements, including without limitation, an assignment of the representations and warranties made by each seller under such agreements and the benefit of, and the right to enforce, all remedies set forth in such agreements against the related seller and (iii) all property of Seller described in Section 21(b) of this Agreement, including, without limitation, (A) all scheduled payments of interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date and (B) all other payments of interest, principal or yield maintenance charges received on or with respect to the Mortgage Loans after the Cut-off Date, other than any such payments of interest or principal or yield maintenance charges that were due on or prior to the Cut-off Date. The Mortgage File for each Mortgage Loan shall contain the following documents on a collective basis:

            (a) the original Note (or with respect to those Mortgage Loans listed in Schedule IV hereto, a "lost note affidavit" substantially in the form of Exhibit D hereto and a true and complete copy of the Note), bearing, or accompanied by, all prior and intervening endorsements, assignments or allonges showing a complete chain of endorsement or assignment from the Mortgage Loan Originator either in blank or to Seller, and further endorsed (at the direction of Depositor given pursuant to this Agreement) by Seller, on its face or by allonge attached thereto, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C5, without recourse, representation or warranty, express or implied";

            (b) a duplicate original Mortgage or a counterpart thereof or, if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals or copies of certified copies from the applicable recording office) of any intervening assignments thereof from the Mortgage Loan Originator to Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

            (c) an original assignment of the Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from Seller (or the Mortgage Loan Originator) either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C5";

            (d) an original, counterpart or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), and the originals, counterparts or copies of any intervening assignments thereof from the Mortgage Loan Originator of the Loan to Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

            (e) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to clause (c) above), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C5";

            (f) an original or true and complete copy of any related Security Agreement (if such item is a document separate from the Mortgage), and the originals or copies of any intervening assignments thereof from the Mortgage Loan Originator to Seller;

            (g) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to clause (c) above), from Seller (or the Mortgage Loan Originator) either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C5," which assignment may be included as part of an omnibus assignment covering other documents relating to the Mortgage Loan (provided that such omnibus assignment is effective under applicable law);

            (h) originals or copies of all (A) assumption agreements, (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Mortgage Loan has been assumed;

            (i) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the Mortgage as a first lien on the related Mortgaged Property, relating to such Mortgage Loan;

            (j) the original or a counterpart of any guaranty of the obligations of the Borrower under the Mortgage Loan;

            (k) UCC acknowledgement, certified or other copies of all UCC Financing Statements and continuation statements which show the filing or recording thereof (including the filing number or other similar filing information) or, alternatively, other evidence of filing or recording (including the filing number or other similar filing information) acceptable to the Trustee (including, without limitation, evidence of such filed or recorded UCC Financing Statement as shown on a written UCC search report from a reputable search firm, such as Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof), sufficient to perfect (and maintain the perfection
of) the security interest held by the Mortgage Loan Originator (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property, and original UCC Financing Statement assignments, in a form suitable for filing or recording, sufficient to assign each such UCC Financing Statement to the Trustee;

            (l) the original or copy of the power of attorney (with evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

            (m) with respect to any debt of a Borrower permitted under the related Mortgage Loan, an original or copy of a subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to such other debt, if any, including any mezzanine loan documents or preferred equity documents, and a copy of the promissory note relating to such other debt (if such other debt is also secured by the related Mortgage);

            (n) with respect to any Cash Collateral Accounts and Lock-Box Accounts, an original or copy of any related account control agreement;

            (o) an original or copy of any related Loan Agreement (if separate from the related Mortgage), and an original or copy of any related Lock-Box Agreement or Cash Collateral Account Agreement (if separate from the related Mortgage and Loan Agreement);

            (p) the originals and copies of letters of credit, if any, relating to the Mortgage Loans and amendments thereto which entitles the Trust to draw thereon; provided that in connection with the delivery of the Mortgage File to the Trust, such originals shall be delivered to the applicable Master Servicer and copies thereof shall be delivered to the Trustee;

            (q) any related environmental insurance policies and any environmental guarantees or indemnity agreements or copies thereof;

            (r) the original or a copy of the ground lease, ground lease memorandum and ground lease estoppels, if any, and any originals or copies of amendments, modifications or extensions thereto, if any;

            (s) the original or copy of any property management agreement;

            (t) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer/assignment documents;

            (u) a checklist of the documents included in the subject Mortgage File;

            (v) if applicable, the original or a counterpart of any post-closing agreement relating to any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Borrower) required to be added to the Mortgage File pursuant to Section 3.20(l) of the Pooling and Servicing Agreement.

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (b), (d), (h), (k) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement), (1) and (n) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) above and with evidence of recording or filing thereon on the Closing Date, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, then the Seller: (i) shall deliver, or cause to be delivered, to the Trustee or its designee a duplicate original or true copy of such document or instrument certified by the applicable public recording or filing office, the applicable title insurance company or Seller to be a true and complete duplicate original or copy of the original thereof submitted for recording or filing; and (ii) shall deliver, or cause to be delivered, to the Trustee or its designee either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon (with a copy to the applicable Master Servicer), within 120 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days (provided that Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). Compliance with this paragraph will satisfy Seller's delivery requirements under this Section 3 with respect to the subject document(s) and instrument(s).

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (b), (d), (h), (k) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement), (1) and (n) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) above with evidence of recording or filing thereon for any other reason, including without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of this Agreement shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the related Mortgage File if a photocopy of such non-delivered document or instrument (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof as filed or recorded) is delivered to the Trustee (with a copy to the applicable Master Servicer) on or before the Closing Date.

            Notwithstanding the foregoing, in the event that Seller cannot deliver any UCC Financing Statement assignment with the filing or recording information of the related UCC Financing Statement with respect to any Mortgage Loan, solely because such UCC Financing Statement has not been returned by the public filing or recording office where such UCC Financing Statement has been delivered for filing or recording, Seller shall so notify the Trustee and shall not be in breach of its obligations with respect to such delivery, provided that Seller promptly forwards such UCC Financing Statement to the Trustee (with a copy to the applicable Master Servicer) upon its return, together with the related original UCC Financing Statement assignment in a form appropriate for filing or recording.

            Notwithstanding the foregoing, Seller may, at its sole cost and expense, but is not obligated to, engage a third-party contractor to prepare or complete in proper form for filing or recording any and all assignments of Mortgage, assignments of Assignments of Leases and assignments of UCC Financing Statements to the Trustee to be delivered pursuant to clauses (c), (e), (k), and
(n) above (collectively, the "Assignments"), to submit those Assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver those Assignments to the Trustee (with a copy to the applicable Master Servicer) or its designee as those Assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon. However, in the event Seller engages a third-party contractor as contemplated in the immediately preceding sentence, the rights, duties and obligations of Seller pursuant to this Agreement remain binding on Seller; and, if Seller does not engage a third party as contemplated by the immediately preceding sentence, then Seller will still be liable for recording and filing fees and expenses of the Assignments as and to the extent contemplated by Section 13 hereof.

            Within ten (10) Business Days after the Closing Date, Seller shall deliver the Servicer Files with respect to each of the Mortgage Loans to the applicable Master Servicer (or, if applicable, to a Sub-Servicer (with a copy to the applicable Master Servicer) at the direction of the applicable Master Servicer), under the Pooling and Servicing Agreement on behalf of the Trustee in trust for the benefit of the Certificateholders. Each such Servicer File shall contain all documents and records in Seller's possession relating to such applicable Mortgage Loans (including reserve and escrow agreements, cash management agreements, lockbox agreements, rent rolls, leases, environmental and engineering reports, third-party underwriting reports, appraisals, surveys, legal opinions, estoppels, financial statements, operating statements and any other information provided by the respective Borrower from time to time, but excluding any draft documents, attorney/client communications, which are privileged or constitute legal or other due diligence analyses, and documents prepared by Seller or any of its Affiliates solely for internal communication, credit underwriting or due diligence analyses (other than the underwriting information contained in the related underwriting memorandum or asset summary report prepared by the Seller in connection with the preparation of Exhibit A-1 to the Prospectus Supplement)) that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with copies of all instruments and documents which are required to be a part of the related Mortgage File in accordance with the definition thereof.

            In addition, with respect to each Mortgage Loan as to which any Additional Collateral is in the form of a letter of credit as of the Closing Date, the Seller (within 30 days after the Closing Date) shall cause to be prepared, executed and delivered to the issuer of each such letter of credit such notices, assignments and acknowledgements as are required under such letter of credit to assign, without recourse, to, and vest in, the Trustee (in care of the applicable Master Servicer) (whether by actual assignment or by amendment of the letter of credit) the Seller's rights as the beneficiary thereof and drawing party thereunder. The designated beneficiary under each letter of credit referred to in the preceding sentence shall be the Trustee (in care of the applicable Master Servicer).

            For purposes of this Section 3, and notwithstanding any contrary provision hereof or of the definition of "Mortgage File," if there exists with respect to any group of Crossed Mortgage Loans only one original or certified copy of any document or instrument described in the definition of "Mortgage File" which pertains to all of the Crossed Mortgage Loans in such group of Crossed Mortgage Loans, the inclusion of the original or certified copy of such document or instrument in the Mortgage File for any of such Crossed Mortgage Loans and the inclusion of a copy of such original or certified copy in each of the Mortgage Files for the other Crossed Mortgage Loans in such group of Crossed Mortgage Loans, shall be deemed the inclusion of such original or certified copy, as the case may be, in the Mortgage File for each such Crossed Mortgage Loan.

            Seller shall, promptly after the Closing Date, but in all events within three (3) Business Days after the Closing Date, cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of Seller or any other name, to be transferred to or at the direction of the applicable Master Servicer (or, if applicable, to a Sub-Servicer at the direction of the applicable Master Servicer) for deposit into Servicing Accounts.

            The Trustee, as assignee or transferee of Depositor, shall be entitled to all scheduled principal payments due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans, minus that portion of any such payment which is allocable to the period on or prior to the Cut-off Date. All scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date, together with the accompanying interest payments, shall belong to Seller.

            Upon the sale of the Mortgage Loans from Seller to Depositor pursuant hereto, the ownership of each Note, the related Mortgage Loan and the contents of the related Mortgage File shall be vested in Depositor and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Seller as seller of the Mortgage Loans hereunder, exclusive in each case of records and documents that are not required to be delivered hereunder by Seller, shall immediately vest in Depositor. All Monthly Payments, Principal Prepayments and other amounts received by Seller and not otherwise belonging to Seller pursuant to this Agreement shall be sent by Seller within three (3) Business Days after Seller's receipt thereof to the applicable Master Servicer via wire transfer for deposit by the applicable Master Servicer into the Collection Account.

            Upon the sale of Certificates representing at least 10% of the fair value of all the Certificates to unaffiliated third parties, Seller shall, under generally accepted accounting principles ("GAAP"), report its transfer of the Mortgage Loans to Depositor, as provided herein, as a sale of the Mortgage Loans to Depositor in exchange for the consideration specified in Section 2 hereof. In connection with the foregoing, upon sale of Certificates representing at least 10% of the fair value of all the Certificates to unaffiliated third parties, Seller shall cause all of its financial and accounting records to reflect such transfer as a sale (as opposed to a secured loan). Regardless of its treatment of the transfer of the Mortgage Loans to the Depositor under GAAP, Seller shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent to clearly reflect that the Mortgage Loans have been transferred to Depositor and are no longer available to satisfy claims of Seller's creditors.

            After Seller's transfer of the Mortgage Loans to Depositor, as provided herein, Seller shall not take any action inconsistent with Depositor's ownership (or the ownership by any of Depositor's assignees) of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that Seller is expressly permitted to complete subsequent to the Closing Date, Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by Seller to Depositor.

            Section 4. Depositor's Conditions to Closing. The obligations of Depositor to purchase the Mortgage Loans and pay the Mortgage Loan Purchase Price at the Closing Date under the terms of this Agreement are subject to the satisfaction of each of the following conditions at or before the Closing:

            (a) Each of the obligations of Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of Seller under this Agreement (subject to the exceptions set forth in the Exception Report) shall be true and correct in all material respects as of the Closing Date; no event shall have occurred with respect to Seller or any of the Mortgage Loans and related Mortgage Files which, with notice or the passage of time, would constitute a material default under this Agreement; and Depositor shall have received certificates to the foregoing effect signed by authorized officers of Seller.

            (b) Depositor, or if directed by Depositor, the Trustee or Depositor's attorneys or other designee, shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Depositor and Seller, duly executed by all signatories other than Depositor, as required pursuant to the respective terms thereof:

                  (i) the Mortgage Files, subject to the provisos of Section 1 of this Agreement, which shall have been delivered to and held by the Trustee or its designee on behalf of Seller;

                  (ii) the Mortgage Loan Schedule;

                  (iii) the certificate of Seller confirming its representations and warranties set forth in Section 6(a) (subject to the exceptions set forth in the Exception Report) as of the Closing Date;

                  (iv) an opinion or opinions of Seller's counsel, dated the Closing Date, covering various corporate matters and such other matters as shall be reasonably required by Depositor;

                  (v) such other certificates of Seller's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as Depositor or its counsel may reasonably request; and

                  (vi) all other information, documents, certificates, or letters with respect to the Mortgage Loans or Seller and its Affiliates as are reasonably requested by Depositor in order for Depositor to perform any of it obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to any sale of Mortgage Loans by Depositor as contemplated herein.

            (c) Seller shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after the Closing.

            (d) Seller shall have delivered to the Trustee, on or before the Closing Date, five limited powers of attorney in favor of the Trustee and Special Servicer empowering the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to record, at the expense of Seller, any Mortgage Loan Documents required to be recorded and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files. Seller shall reasonably cooperate with the Trustee or the applicable Special Servicer after the Closing Date, the Seller shall deliver to the Trustee or the applicable Special Servicer, as applicable, the powers of attorney described in the prior sentence in form and substance reasonably acceptable to the requesting party.

            (e) The Seller shall have paid or caused to be paid upfront all the annual fees of each Rating Agency allocable to the Mortgage Loans.

            Section 5. Seller's Conditions to Closing. The obligations of Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

            (a) Each of the obligations of Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; and all of the representations and warranties of Depositor under this Agreement shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to Depositor which, with notice or the passage of time, would constitute a material default under this Agreement, and Seller shall have received certificates to that effect signed by authorized officers of Depositor.

            (b) Seller shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Seller and Depositor, duly executed by all signatories other than Seller, as required pursuant to the respective terms thereof:

                  (i) an officer's certificate of Depositor, dated as of the Closing Date, with the resolutions of Depositor authorizing the transactions set forth therein, together with copies of the charter, by-laws and certificate of good standing dated as of a recent date of Depositor; and

                  (ii) such other certificates of its officers or others, such opinions of Depositor's counsel and such other documents required to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

            (c) Depositor shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after Closing.

            Section 6. Representations and Warranties of Seller.(1)

            (a) Seller represents and warrants to Depositor as of the date hereof, as follows:

                  (i) Seller is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. Seller has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations of regulatory bodies or agencies having jurisdiction over it, except where the failure so to comply would not have a materially adverse effect on the performance by Seller of this Agreement, and there is no charge, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of Seller, threatened, which is reasonably likely to materially and adversely affect the performance by Seller of this Agreement or the consummation of transactions contemplated by this Agreement.

                  (ii) Seller has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans owned by it and to execute and deliver this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith) and to perform all transactions of Seller contemplated by this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). Seller has duly authorized the execution, delivery and performance of this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith), and has duly executed and delivered this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). This Agreement (and each agreement and document executed and delivered by Seller in connection herewith), assuming due authorization, execution and delivery thereof by each other party thereto, constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and by considerations of public policy.

                  (iii) Neither the execution, delivery and performance of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by Seller, will (A) conflict with or result in a breach of any of the terms, conditions or provisions of Seller's articles or certificate of incorporation and bylaws or similar type organizational documents, as applicable; (B) conflict with, result in a breach of, or constitute a default or result in an acceleration under, any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (C) conflict with or result in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (D) result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); or (E) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon Seller's ability to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), or materially impair the ability of Depositor to realize on the Mortgage Loans owned by Seller.

                  (iv) Seller is solvent and the sale of the Mortgage Loans (1) will not cause Seller to become insolvent and (2) is not intended by Seller to hinder, delay or defraud any of its present or future creditors. After giving effect to its transfer of the Mortgage Loans, as provided herein, the value of Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of Seller's debts and obligations, including contingent and unliquidated debts and obligations of Seller, and Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business. Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature. No proceedings looking toward liquidation, dissolution or bankruptcy of Seller are pending or contemplated.

                  (v) No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for (A) Seller's execution, delivery and performance of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), (B) Seller's transfer and assignment of the Mortgage Loans, or (C) the consummation by Seller of the transactions contemplated by this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except for the filing or recording of assignments and other Mortgage Loan Documents contemplated by the terms of this Agreement and except that Seller may not be duly qualified to transact business as a foreign corporation or licensed in one or more states if such qualification or licensing is not necessary to ensure the enforceability of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

                  (vi) In connection with its sale of the Mortgage Loans, Seller is receiving new value. The consideration received by Seller upon the sale of the Mortgage Loans owned by it constitutes at least fair consideration and reasonably equivalent value for the Mortgage Loans.

                  (vii) Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of Seller contained in this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

                  (viii) There are no actions, suits or proceedings pending or, to Seller's knowledge, threatened in writing against Seller which are reasonably likely to draw into question the validity of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or which, either in any one instance or in the aggregate, are reasonably likely to materially impair the ability of Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

                  (ix) Seller's performance of its duties and obligations under this Agreement (and each agreement or document executed and delivered by Seller in connection herewith) is in the ordinary course of business of Seller and Seller's transfer, assignment and conveyance of the Mortgage Loans pursuant to this Agreement are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction. The Mortgage Loans do not constitute all or substantially all of Seller's assets.

                  (x) Seller has not dealt with any Person that may be entitled, by reason of any act or omission of Seller, to any commission or compensation in connection with the sale of the Mortgage Loans to Depositor hereunder except for (A) the reimbursement of expenses as described herein or otherwise in connection with the transactions described in Section 2 hereof and (B) the commissions or compensation owed to the Underwriters or the Initial Purchaser.

                  (xi) Seller is not in default or breach of any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound which breach or default would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

                  (xii) The representations and warranties contained in Exhibit A hereto, subject to the exceptions to such representations and warranties set forth on Schedule V hereto, are true and correct in all material respects as of the date hereof with respect to the Mortgage Loans identified on Schedule II.

            (b) Seller hereby agrees that it shall be deemed to make, as of the date of substitution, to and for the benefit of the Trustee as the holder of the Mortgage Loan to be replaced, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Mortgage Loan affected by a Material Defect or a Material Breach, pursuant to Section 7 of this Agreement, each of the representations and warranties set forth in Exhibit A hereto (references therein to "Closing Date" being deemed to be references to the "date of substitution" and references therein to "Cut-off Date" being deemed to be references to the "most recent due date for the subject Replacement Mortgage Loan on or before the date of substitution"). From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

            Section 7. Obligations of Seller(2). Each of the representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall survive the sale of the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement. The representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall not be impaired by any review or examination of the Mortgage Files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of Depositor to review or examine such documents and shall inure to the benefit of the initial transferee of the Mortgage Loans from Depositor including, without limitation, the Trustee for the benefit of the Holders of the Certificates, notwithstanding (1) any restrictive or qualified endorsement on any Note, assignment of Mortgage or reassignment of Assignment of Leases or (2) any termination of this Agreement prior to the Closing, but shall not inure to the benefit of any subsequent transferee thereafter.

            If Seller receives notice of a breach of any of the representations or warranties made by Seller with respect to the Mortgage Loans, as of the date hereof in Section 6(a)(xii) or as of the Closing Date pursuant to Section 4(b)(iii) (in either case, subject to the exceptions to such representations and warranties set forth in the Exception Report) or with respect to any Replacement Mortgage Loan, as of the date of substitution pursuant to Section 6(b) (in any such case, a "Breach"), or receives notice that (a) any document required to be included in the Mortgage File related to any Mortgage Loan is not in the Trustee's (or its designee's) possession within the time period required herein or (b) such document has not been properly executed or is otherwise defective on its face (clause (a) and clause (b) each, a "Defect" (which term shall include the "Defects" detailed in the immediately following paragraph) in the related Mortgage File), and if such Breach or Defect, as the case may be, materially and adversely affects or is deemed hereby to materially and adversely affect, the value of the related Mortgage Loan or any successor REO Loan or the interests of any class of Certificateholders (any Breach or Defect that materially and adversely affects the value of the related Mortgage Loan or the interests of any class of Certificateholders, a "Material Breach" or a "Material Defect", respectively), then the Seller shall, upon written request of Depositor, the Trustee, the applicable Master Servicer or the applicable Special Servicer, not later than 90 days after the receipt by Seller of such written request (subject to the second succeeding paragraph, the "Initial Resolution Period"): (i) cure such Material Breach or Material Defect, as the case may be, in all material respects; (ii) repurchase the affected Mortgage Loan at the applicable Purchase Price (as defined in the Pooling and Servicing Agreement); or (iii) substitute, in accordance with the Pooling and Servicing Agreement, one or more Qualified Substitute Mortgage Loans (as defined in the Pooling and Servicing Agreement) for such affected Mortgage Loan (provided that in no event shall any substitution occur later than the second anniversary of the Closing Date) and pay the applicable Master Servicer for deposit into the applicable Collection Account any Substitution Shortfall Amount (as defined in the Pooling and Servicing Agreement) in connection therewith; provided, however, that if (i) such Material Breach or Material Defect is capable of being cured but not within the Initial Resolution Period, (ii) such Material Breach or Material Defect does not cause the related Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code), (iii) Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Defect within the Initial Resolution Period and (iv) Seller has delivered to the Rating Agencies, the applicable Master Servicer, the applicable Special Servicer and the Trustee an Officer's Certificate that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates the cure will be effected within the additional 90-day period, then Seller shall have an additional 90 days to cure such Material Defect or Material Breach. If any Breach pertains to a representation or warranty that the related Mortgage Loan Documents or any particular Mortgage Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan Document(s), then Seller shall cure such Breach within the Initial Resolution Period by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Borrower; provided, however, that in the event any such costs and expenses exceed $10,000, Seller shall have the option to either repurchase the related Mortgage Loan at the applicable Purchase Price, replace such Mortgage Loan and pay any applicable Substitution Shortfall Amount or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, Seller shall remit the amount of such costs and expenses and upon its making such remittance, Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made, the second preceding sentence describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, and Seller shall not be obligated to repurchase, substitute or otherwise cure such Breach under any circumstances. With respect to any repurchase of a Mortgage Loan hereunder or any substitution of one or more Qualified Substitute Mortgage Loans for a Mortgage Loan hereunder, (A) no such substitution may be made in any calendar month after the Determination Date for such month; (B) scheduled payments of principal and interest due with respect to the Qualified Substitute Mortgage Loan(s) after the month of substitution, and scheduled payments of principal and interest due with respect to each Mortgage Loan being repurchased or replaced after the related Cut-off Date and received by the applicable Master Servicer or the applicable Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund; and
(C) scheduled payments of principal and interest due with respect to each such Qualified Substitute Mortgage Loan on or prior to the Due Date in the month of substitution, and scheduled payments of principal and interest due with respect to each Mortgage Loan being repurchased or replaced and received by the applicable Master Servicer or the applicable Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund, and Seller (or, if applicable, any person effecting the related repurchase or substitution in the place of Seller) shall be entitled to receive such payments promptly following receipt by the applicable Master Servicer or the applicable Special Servicer, as applicable, under the Pooling and Servicing Agreement.

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Material Defect": (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information; (c) the absence from the Mortgage File of the item called for by clause (i) of the definition of Mortgage File in Section 3; (d) the absence from the Mortgage File of any intervening assignments required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment as recorded or as sent for recordation, together with a certificate stating that the original intervening assignment was sent for recordation, or a copy of the intervening assignment and the related recording information; or (e) the absence from the Mortgage File of any required original letter of credit (unless such original has been delivered to the applicable Master Servicer and copy thereof is part of the Mortgage
File), provided that such Defect may be cured by any substitute letter of credit or cash reserve on behalf of the related Borrower; or (f) the absence from the Mortgage File of the original or a copy of any required ground lease. Notwithstanding anything herein to the contrary, the failure to include a document checklist in a Mortgage File shall in no event constitute a Material Defect.

            Any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed a "Material Defect" or "Material Breach," as applicable, and the Initial Resolution Period for the affected Mortgage Loan shall be 90 days following the earlier of Seller's receipt of notice pursuant to this Section 7 or its discovery of such Defect or Breach (which period shall not be subject to extension).

            If Seller does not, as required by this Section 7, correct or cure a Material Breach or a Material Defect in all material respects within the applicable Initial Resolution Period (as extended pursuant to this Section 7), or if such Material Breach or Material Defect is not capable of being so corrected or cured within such period, then Seller shall repurchase or substitute for the affected Mortgage Loan as provided in this Section 7. If (i) any Mortgage Loan is required to be repurchased or substituted for as provided above, (ii) such Mortgage Loan is a Crossed Mortgage Loan that is a part of a Mortgage Group (as defined below) and (iii) the applicable Breach or Defect does not constitute a Breach or Defect, as the case may be, as to any other Crossed Mortgage Loan in such Mortgage Group (without regard to this paragraph), then the applicable Breach or Defect, as the case may be, will be deemed to constitute a Breach or Defect, as the case may be, as to any other Crossed Mortgage Loan in the Mortgage Group for purposes of the above provisions, and Seller will be required to repurchase or substitute for such other Crossed Mortgage Loan(s) in the related Mortgage Group in accordance with the provisions of this Section 7 unless the Crossed Mortgage Loan Repurchase Criteria would be satisfied if Seller were to repurchase or substitute for only the affected Crossed Mortgage Loans as to which a Material Breach or Material Defect had occurred without regard to this paragraph, and in the case of either such repurchase or substitution, all of the other requirements set forth in the Pooling and Servicing Agreement applicable to a repurchase or substitution, as the case may be, would be so satisfied. In the event that one or more of such other Crossed Mortgage Loans satisfy the Crossed Mortgage Loan Repurchase Criteria, Seller may elect either to repurchase or substitute for only the affected Crossed Mortgage Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Mortgage Loans in the related Mortgage Group. Seller shall be responsible for the cost of any Appraisal required to be obtained by the applicable Master Servicer to determine if the Crossed Mortgage Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by Seller (such approval not to be unreasonably withheld). For purposes of this paragraph, a "Mortgage Group" is any group of Mortgage Loans identified as a Mortgage Group on Schedule III to this Agreement.

            Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to a Mortgage Loan, Seller will not be obligated to repurchase or substitute for the entire Mortgage Loan if the affected Mortgaged Property may, pursuant to the partial release provisions in the related Mortgage Loan Documents, be released and the Mortgaged Property remaining after such release satisfies the requirements, if any, set forth in the Mortgage Loan Documents and (i) Seller provides an opinion of counsel to the effect that such partial release would not cause an Adverse REMIC Event (as defined in the Pooling and Servicing Agreement) to occur, (ii) Seller pays (or causes to be paid) the applicable release price required under the Mortgage Loan Documents and, to the extent not reimbursable out of the release price pursuant to the related Mortgage Loan Documents, any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Trust Fund in connection therewith, including any unreimbursed advances and interest thereon made with respect to the Mortgaged Property that is being released and (iii) such cure by release of such Mortgaged Property is effected within the time periods specified for cure of a Material Breach or Material Defect in this Section 7.

            The Purchase Price or Substitution Shortfall Amount for any repurchased or substituted Mortgage Loan shall be payable to Depositor or, subsequent to the assignment of the Mortgage Loans to the Trustee, the Trustee as its assignee, by wire transfer of immediately available funds to the account designated by Depositor or the Trustee, as the case may be, and Depositor or the Trustee, as the case may be, upon receipt of such funds (and, in the case of a substitution, the Mortgage File(s) for the related Qualified Substitute Mortgage Loans(s)), shall promptly release the related Mortgage File and Servicer File (and all other documents pertaining to such Mortgage Loan possessed by the Depositor or the Trustee, as applicable, or on its behalf, but excluding any draft documents, attorney/client privileged communications and documents prepared by the Depositor or the Trustee (or by the Master Servicer or the Special Servicer on behalf of the Trust), as applicable, or any of its Affiliates solely for internal communication) or cause them to be released, to Seller and shall execute and deliver such instruments of transfer, endorsement or assignment as shall be necessary to vest in Seller the legal and beneficial ownership of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan Documents and shall deliver to Seller any escrow payments and reserve funds held by it, or on its behalf, with respect to such repurchased or replaced Mortgage Loan.

            It is understood and agreed that the obligations of Seller set forth in this Section 7 constitute the sole remedies available to Depositor and its successors and assigns against Seller respecting any Breach or Defect affecting a Mortgage Loan.

            Section 8. Crossed Mortgage Loans. With respect to any Crossed Mortgage Loan conveyed hereunder, to the extent that Seller repurchases or substitutes for an affected Crossed Mortgage Loan in the manner prescribed above while the Trustee continues to hold any related Crossed Mortgage Loans, Seller and Depositor (on behalf of its successors and assigns) agree to modify upon such repurchase or substitution, the related Mortgage Loan Documents in a manner such that such affected Crossed Mortgage Loan repurchased or substituted by Seller, on the one hand, and any related Crossed Mortgage Loans still held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided that Seller shall have furnished the Trustee, at Seller's expense, with an Opinion of Counsel that such modification shall not cause an Adverse REMIC Event; and provided, further, that if such Opinion of Counsel cannot be furnished, Seller and Depositor hereby agree that such repurchase or substitution of only the affected Crossed Mortgage Loans, notwithstanding anything to the contrary herein, shall not be permitted. Any reserve or other cash collateral or letters of credit securing the subject Crossed Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan Documents. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof.

            Section 9. Rating Agency Fees; Costs and Expenses Associated with a Defeasance. The Seller shall pay all Rating Agency fees associated with an assumption of a Mortgage Loan to the extent such fees have not been paid by the related Borrower and such Borrower is not required to pay them under the terms of the related Mortgage Loan Documents in effect on or before the Closing Date, the payment of which fees shall constitute the sole remedy of any breach by a Seller of representation (xxviii)(1) set forth on Exhibit A hereto unless the Seller elects to repurchase or substitute for such Mortgage Loan in accordance with the second paragraph of Section 7. The Seller shall pay all reasonable costs and expenses associated with a defeasance of a Mortgage Loan to the extent such costs and expenses have not been paid by the related Borrower and such Borrower is not required to pay them under the terms of the related Mortgage Loan Documents in effect on or before the Closing Date, the payment of which fees shall constitute the sole remedy of any breach by a Seller of representation (liv)(F) set forth on Exhibit A hereto unless the Seller elects to repurchase or substitute for such Mortgage Loan in accordance with the second paragraph of Section 7.

            Section 10. Representations and Warranties of Depositor. Depositor hereby represents and warrants to Seller as of the date hereof, as follows:

            (a) Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as it is conducted, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement).

            (b) The execution and delivery by Depositor of this Agreement and the performance of Depositor's obligations hereunder are within the corporate power of Depositor and have been duly authorized by Depositor and neither the execution and delivery by Depositor of this Agreement nor the compliance by Depositor with the provisions hereof, nor the consummation by Depositor of the transactions contemplated by this Agreement, will (i) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of Depositor or, after giving effect to the consents or taking of the actions contemplated by clause (ii) of this paragraph (b), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Depositor or its properties, or any of the provisions of any material indenture or mortgage or any other material contract or other instrument to which Depositor is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, contract or other instrument or (ii) require any consent of, notice to, or filing with any person, entity or governmental body, which has not been obtained or made by Depositor, except where, in any of the instances contemplated by clause (i) above or this clause (ii), the failure to do so will not have a material and adverse effect on the consummation of any transactions contemplated by this Agreement.

            (c) This Agreement has been duly executed and delivered by Depositor and this Agreement constitutes a legal, valid and binding instrument, enforceable against Depositor in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law) and, as to rights of indemnification hereunder, subject to limitations of public policy under applicable securities laws.

            (d) There is no litigation, charge, investigation, action, suit or proceeding by or before any court, regulatory authority or governmental agency or body pending or, to the knowledge of Depositor, threatened against Depositor the outcome of which could be reasonably expected to materially and adversely affect the consummation of any transactions contemplated by this Agreement.

            Section 11. Survival of Certain Representations, Warranties and Covenants. The respective representations and warranties set forth in or made pursuant to this Agreement, and the respective obligations of the parties hereto under Sections 7 and 13 of this Agreement, will remain in full force and effect, regardless of any investigation or statement as to the result thereof made by or on behalf of any party and will survive payment for the various transfers referred to herein and delivery of the Certificates or termination of this Agreement.

            Section 12. Transaction Expenses. In connection with the Closing (and unless otherwise expressly provided herein, including, without limitation, in Section 13 of this Agreement), Seller shall be responsible for the fees and expenses of its own counsel, and Depositor and Seller agree to pay the other transaction expenses incurred in connection with the transactions herein contemplated as set forth in the Closing Statement (or, if not covered thereby, shall be paid by the party incurring the subject expense).

            Section 13. Recording Costs and Expenses. Seller agrees to reimburse the Trustee or its designee all recording and filing fees and expenses incurred by the Trustee or its designee in connection with the recording or filing of the Mortgage Loan Documents listed in Section 3 of this Agreement, including Assignments. In the event Seller elects to engage a third-party contractor to prepare, complete, file and record Assignments with respect to Mortgage Loans as provided in Section 3 of this Agreement, Seller shall contract directly with such contractor and shall be responsible for such contractor's compensation and reimbursement of recording and filing fees and other reimbursable expenses pursuant to their agreement.

            Section 14. Notices. All demands, notices and communications hereunder shall be in writing and effective only upon receipt, and, (a) if sent to Depositor, will be mailed, delivered or telecopied and confirmed to it at Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Edmund Taylor, Telecopy No.: (212) 743-4756 (with a copy to Casey McCutcheon, Esq., Legal & Compliance Department, Telecopy No.: (917) 326-8433), or such other address or telecopy number as may be designated by Depositor to Seller in writing, or (b) if sent to Seller, will be mailed, delivered or telecopied and confirmed to it at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326, Attention: Robert Barnes, Telecopy
No.: (404) 239-0419, or such other address or telecopy number as may be designated by Seller to Depositor in writing.

            Section 15. Examination of Mortgage Files. Upon reasonable notice, Seller, prior to the Closing Date, will make the Mortgage Files available to Depositor or its agent for examination during normal business hours at Seller's offices or such other location as shall otherwise be agreed upon by Depositor and Seller. The fact that Depositor or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of Depositor or the Trustee (for the benefit of the Certificateholders) to demand cure, repurchase, or other relief as provided herein.

            Section 16. Successors. This Agreement shall inure to the benefit of and shall be binding upon Seller and Depositor and their respective successors and, permitted assigns and nothing expressed in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such designated Persons and for the benefit of no other Person; it being understood that the rights of Depositor pursuant to this Agreement, subject to all limitations herein contained, including those set forth in Section 7 of this Agreement, may be assigned to the Trustee, for benefit of the Certificateholders, as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to such rights of Depositor hereunder; provided that the Trustee shall have no right to further assign such rights to any other Person. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership.

            Section 17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES.

            Section 18. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

            Section 19. Further Assurances. Depositor and Seller agree to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

            Section 20. Counterparts. This Agreement may be executed in counterparts (and by each of the parties hereto on different counterparts), each of which when so executed and delivered will be an original, and all of which together will be deemed to constitute but one and the same instrument.

            Section 21. Treatment as Security Agreement. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Seller to Depositor as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Seller to Depositor. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by Seller to Depositor to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans:

            (a) this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

            (b) the conveyance provided for in this Agreement shall hereby grant from Seller to Depositor a security interest in and to all of Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (i) all accounts, contract rights (including any guarantees), general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in the Mortgage Loans, including the related Notes, Mortgages and title, hazard and other insurance policies, identified on the Mortgage Loan Schedule or that constitute Replacement Mortgage Loans, and all distributions with respect thereto payable after the Cut-off Date;

                  (ii) all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in clause (i) above (including any accrued discount realized on liquidation of any investment purchased at a discount), in each case, payable after the Cut-off Date; and

                  (iii) all cash and non-cash proceeds of the collateral described in clauses (i) and (ii) above payable after the Cut-off Date;

            (c) the possession by Depositor or its assignee of the Notes and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction;

            (d) notifications to persons holding such property, and acknowledgments, receipts, confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for (as applicable), Depositor or its assignee for the purpose of perfecting such security interest under applicable law; and

            (e) Seller at the direction of Depositor or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, Depositor and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction and may prepare and file such UCC Financing Statements as may be necessary or appropriate to accomplish the foregoing.

            Section 22. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation following the Closing Date in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Seller at Seller's expense at the direction of Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Depositor.

                                      * * *

--------

(1) Seller makes no representations about the NCB/Column Mortgage Loans and relies specifically on, and assigns to Depositor, the representations made by NCB, FSB and National Consumer Cooperative Bank as set forth on Exhibit A to their respective NCB Mortgage Loan Purchase Agreement, attached hereto as Exhibit B and Exhibit C.

(2) As aforementioned, Seller's obligations set forth herein to not apply to the NCB/Column Mortgage Loans. With respect to the NCB/Column Mortgage Loans, the applicable NCB Mortgage Loan Purchase Agreement seller bears the following obligations.

            IN WITNESS WHEREOF, the parties hereto have caused this Mortgage Loan Purchase Agreement to be duly executed and delivered as the date first above written.

                                       COLUMN FINANCIAL, INC.,
                                       as Seller

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       CREDIT SUISSE FIRST BOSTON MORTGAGE
                                       SECURITIES CORP.,
                                       as Depositor

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                      SCHEDULE I

                          SCHEDULE OF TRANSACTION TERMS

            This Schedule of Transaction Terms is appended to and incorporated by reference in the Mortgage Loan Purchase Agreement (the "Agreement"), dated as of November 1, 2005, between Column Financial, Inc. (the "Seller") and Credit Suisse First Boston Mortgage Securities Corp (the "Depositor"). Capitalized terms used herein without definition have the meanings given them in or by reference in the Agreement or, if not defined in the Agreement, in the Pooling and Servicing Agreement.

            "Affiliate" means with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.

            "Assignments" shall have the meaning given such term in Section 3 of this Agreement.

            "Borrower" means the borrower under a Mortgage Loan.

            "Breach" shall have the meaning given such term in Section 7 of this Agreement.

            "CBA Mortgage Loan" means any Mortgage Loan that constitutes a "CBA A Loan" under the Pooling and Servicing Agreement.

            "Certificate Purchase Agreement" means the Certificate Purchase Agreement, dated October 26, 2005, between Depositor and the Initial Purchaser.

            "Certificates" means the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C5, issued in multiple classes.

            "Closing" shall have the meaning given that term in Section 2 of this Agreement.

            "Closing Date" means November 9, 2005.

            "Closing Statement" means the closing statement dated as of the Closing Date and signed by, among others, the parties to this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Crossed Mortgage Loan" means any Mortgage Loan which is cross-defaulted and cross-collateralized with any other Mortgage Loan.

            "Cut-off Date" means, individually and collectively, the applicable Due Dates for the respective Mortgage Loans occurring in November 2005 (or with respect to Mortgage Loans which had closing/funding dates in November 2005, the respective closing/funding dates of such Mortgage Loans).

            "Defect" shall have the meaning given such term in Section 7 of this Agreement.

            "Environmental Report" means the environmental audit report with respect to each Mortgaged Property delivered to Seller in connection with the related Mortgage, if any.

            "Exception Report" means the exceptions with respect to the representations and warranties made by Seller as to the Mortgage Loans in
Section 6(a)(xii) and under the written certificate described in Section 4(b)(iii) of this Agreement, which exceptions are set forth in Schedule V attached hereto and made a part hereof.

            "Initial Purchaser" means Credit Suisse First Boston LLC.

            "Initial Resolution Period" shall have the meaning given such term in Section 7 of this Agreement.

            "Loan Agreement" means, with respect to any Mortgage Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which such Mortgage Loan was made.

            "Material Breach" shall have the meaning given such term in Section 7 of this Agreement.

            "Material Defect" shall have the meaning given such term in Section 7 of this Agreement.

            "Mortgage File" means, collectively, the documents and instruments pertaining to a Mortgage Loan required to be included in the related Mortgage File pursuant to Section 3 of this Agreement (subject to the first proviso in Section 1 of this Agreement).

            "Mortgage Group" shall have the meaning given such term in Section 7 of this Agreement.

            "Mortgage Loan" and "Mortgage Loans" shall have the respective meanings given such terms in Recital II of this Agreement, including the NCB/Column Mortgage Loans.

            "Mortgage Loan Documents" means, collectively, the documents and instruments pertaining to a Mortgage Loan to be included in either the related Mortgage File or the related Servicer File.

            "Mortgage Loan Originator" means any institution which originated a Mortgage Loan for a related Borrower.

            "Mortgage Loan Purchase Price" means the amount described in Section 2 of this Agreement.

            "Mortgage Loan Schedule" shall have the meaning given such term in Recital II of this Agreement.

            "NCB/Column Mortgage Loans" shall mean the 22 mortgage loans originated by NCB, FSB or National Consumer Cooperative Bank and sold to Seller.

            "Offering Circular" means the confidential offering circular dated October 26, 2005, describing certain classes of the Private Certificates.

            "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement creating the Trust Fund and the interests therein, dated as of November 1, 2005, among Depositor, the Master Servicers, the Special Servicers and the Trustee, including, without limitation, the exhibits and schedules annexed thereto.

            "Primary Collateral" means with respect to any Crossed Mortgage Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Crossed Mortgage Loan.

            "Private Certificates" means the Certificates that are not Publicly Offered Certificates.

            "Prospectus" means the Prospectus dated October 14, 2005, that is a part of Depositor's registration statement on Form S-3 (File No. 333-121904).

            "Prospectus Supplement" means the Prospectus Supplement, dated October 26, 2005, relating to the Publicly Offered Certificates.

            "Publicly Offered Certificates" means the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-3, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates.

            "Servicer File" means, collectively, all documents, records and copies pertaining to a Mortgage Loan which are required to be included in the related Servicer File pursuant to Section 3.

            "Trust Fund" shall have the meaning given such term in Recital II of this Agreement.

            "Trustee" shall have the meaning given such term in Section 1 of this Agreement.

            "Underwriters" means Credit Suisse First Boston LLC, GMAC Commercial Holding Capital Markets Corp., Bank of America Securities LLC, Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC.

            "Underwriting Agreement" means the Underwriting Agreement, dated October 26, 2005, between Depositor and the Underwriters.

                                                                     SCHEDULE II

                             MORTGAGE LOAN SCHEDULE

                                 [see attached]

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2005-C5


 #    Crossed   Property Name
-----------------------------------------------------------------
  1             375 Park Avenue
  2             St. Johns Town Center
  3             Del Monte Center
  6             The Palisades
  8             Frenchman's Reef & Morning Star
  9             Gallery at South Dekalb
 10             Weston Town Center
 14             Black Canyon & Red Mountain Office Buildings
 15      A      Staten (Park Hill II)
 16      A      Staten (Park Hill I)
 17      A      Staten (St. George's)
 20             Clearwater Creek Apartments
 21             Northland Center Mall
 22             Palmer Plaza
 23             Kings Village Corp.
 24             The Terraces Shopping Center
 26             Bexley at Spring Farm
 27             Signature Park Apartments
 33             The Pittsfield Building
 34             The Shores Apartments
 35             Davis Ford Crossing
 36             743 5th Avenue
 37             CALPERS - Parkside Apartments
 40             Centurion
 41             Chesapeake Park Plaza
 44             Portland Square Hotel
 46             Mountain Village Plaza
 47             Old Mill Apartments
 48             8415 & 8425 Progress Drive
 55             Port St. Lucie Towncenter
 57             Residence Inn Norfolk Airport
 58             Waterways Shoppes of Weston II
 63             Waterways Shoppes of Weston
 64             Torrance Crossroads
 66             Lincoln View Plaza
 67             10 West 66th Street Corporation
 69             Princessa Plaza
 70             Brennan Station Shopping Center
 71             Wappingers Shopping Center
 75             Woodlands at Statesboro Apartments
 76             Wall St Plaza
 77             Sierra Town Center
 78             ISE Buildings
 79             Valencia Oaks Office
 82             Riverside Apartments
 83             Fountain Plaza
 87             Country Manor Apts.
 88             Lofts at Canal Walk Phase II
 89             96 Morton Street
 92             Grayson Falls Apartments
 95             39-60 54th Street Owners, Inc.
 96             Hudson Manor Terrace Corp.
 97             Randall Road Retail Center
 98             Hampton Inn Mystic
 99             East Aurora Portfolio
100             Northside Square
102      C      El Dorado MHP
103      C      El Dorado West MHP
104             Harris Hill Apartments
105             Hampton Inn & Suites Tallahassee
106      D      Northern Trust Bank Building
107      D      Coldwell Banker Building
108      D      Bank United Building
112             Residence Inn Albuquerque
116             Chinook Way Apartments
120             Residence Inn Wilmington Landfall
121             Berkshire Village Townhouses, Inc.
125             Courtyard Tifton
126             Holiday Inn Express Hotel & Suites - Jacksonville
127             Forest Creek Apartments
128             Shoppes of Acworth
129             Spectra-Physics Facility
133             Gracie Terrace Apartment Corporation
135             Milltowne Villas
138             The Olympia Apartments
141             Pelican Pointe Apartments
143             Strine MHP Portfolio (3)
144             Shoppes at North Lake
146             333 East 53 Tenants Corp.
147             18 Van Veghten Drive
148             Palm Apartments
149      E      Bank Block Center
150      E      Grandview Avenue
151      E      Windsor Arms Apartments
152             100 Grove Road
155             Farmington City Center
156             Hidden Acres Apartments
157             Tara Hall Apartments
158             South Creek Collection
159             Jupiter Crossing Apartments
160             Sandhurst Apartments
163      F      St. Charles Building No. 550
164      F      St. Charles Building No. 558
165             Ponderosa Acres Apartments
170             Rialto Industrial Building
171             Kris Krossing Shopping Center
174             Shoppes at Seven Hills
175             Glenridge Point Shopping Center
179             Corner of Paradise
180             Park Towers Owners, Inc.
181             Abby Park
182             Arrow Pines Estates MHP
183             West Pointe Village
189             Comfort Inn Shenandoah
190             176 Broadway Owners Corp.
191             Roseland Center
192             Lawnfair Apartments
193             Emerson Industrial Building II
194             West Maple Square
197             505 WE Owners Corp.
198             Breukelen Owners Corp.
199             Highway 110 Center
200             Spring Creek Apartments - Senior
201             Ridgeview Apartments
204             Meadowbrook MHC
205             The Gardens 75th Street Owners Corp.
206             Clearfork MHP
209             Garden Grove
210             Capitol House Tenants Corp.
211             Carriage Way Shopping Center
213             Villa Bonita Apts
214             Capital Storage - Clifton, NY
215             Fifth Avenue San Rafael
216             One Hudson Park, Inc.
217             Mason Center
218             Riverwood Owners, Inc.
219             Parkview West Apartments
220             993 Fifth Avenue Corporation
222             Hozho Center
223             Watertower Office Building
226             Rockbrook Apartments
228             Strongsville Executive Building
229             126 Main Street
230             311 East 75th Owners Corp.
231             Canyon View MHC
232             The Glass House Cooperative, Inc.
234             1850 SW 8th Street
235             Empire State Lofts Limited
236             Greenwich Corp.
237             Lochaven MHC
239             Camac Street
240             Kensington Apartments
241             32-52 41st Street
243             67 Owners Ltd.
244             235 East Broad Street
245             Fowler Court Tenants Inc.
246             Bluestem Plaza
249             Barnes Shops
250             Oakwood Portfolio
251             2929 SW 3rd Avenue
254             Orange Shopping Center
255             Meriwether Apartments
257             Parkview Village Townhomes
258             Elizabeth Street MHP
260             Mountain View
261             Meadowbrook Square
262             Quail Oaks Apartments
263             Northwest Crossing
264             Trade Winds MHC
265             Irvington Town House
266             Hanover Plaza
267             Palm Court Retail
269             Walgreens - Armitage
270             258 3rd avenue
271             Jacksonville Plaza
272             143 East Broad Street
273             Village Inn Apartments
274             Whitney & Capitol Avenue
275             Albertsons Downey
276             Northgate MHP
278             Riggs Place
279             Arbordale Apartments
280             Rolling Acres MHP





  #   Address
------------------------------------------------------------------------------------------
  1   375 Park Avenue
  2   NWQ J Turner Butler Boulevard and SR 9A
  3   1410 Del Monte Center
  6   4835 Cordell Avenue
  8   5 Estate Bakkeroe
  9   2801 Candler Road
 10   1675 Market Place
 14   Various
 15   240-260-280 Parkhill Avenue
 16   140, 160 and 180 Parkhill Avenue
 17   185-225 Parkhill Avenue
 20   4000 East Renner Road
 21   21500 Northwestern Highway
 22   1801 West End Avenue
 23   1270 & 1275 East 51st Street, 1199 & 1200 East 53rd Street and 1165 East 54th Street
 24   28821 South Western Avenue
 26   3300 Open Field Lane
 27   3780 Copperfield Drive
 33   55 East Washington Street
 34   2450 Airport Road
 35   9879 Liberia Avenue
 36   743 5th Avenue
 37   10600 Six Pines Drive
 40   1601 Forum Place
 41   9665 Chesapeake Drive
 44   128-130 & 132 West 47th Street
 46   12801 - 12887 Mountain Avenue
 47   809 East Main Street
 48   8415-8425 Progress Drive
 55   10055-10425 South US Highway 1
 57   1590 North Military Highway
 58   2410-2460 Weston Road
 63   2210-2282 Weston Road
 64   24631-24667 Crenshaw Boulevard
 66   3113-3115 East Lincoln Drive
 67   10 West 66th Street
 69   18500-18580 Via Princessa
 70   8111-8215 Creedmoor Road
 71   1271 Route 9
 75   719 Main Street
 76   1410 Wall Street
 77   2020, 2026, 2118 & 2202 West Craig Road
 78   Various
 79   23822 Valencia Boulevard
 82   7435 159th Place, Northeast
 83   23461 South Pointe Drive
 87   2151 East Lincoln Highway
 88   1915 East Main Street
 89   96 Morton Street
 92   3500 Red Bluff
 95   39-60 54th Street
 96   3750 & 3850 Hudson Manor Terrace
 97   352-360 Randall Road
 98   300 Long Hill Road
 99   209, 634, 640, 658, 665, 671-673, and 728 Main Street
100   29399 and 29245 US Highway 19 North
102   6435 Orange Avenue
103   6301 Orange Avenue
104   7916 Harris Hill Lane
105   3388 Lonnbladh Road
106   2300 Weston Road
107   1760 Bell Tower Lane
108   2200 Weston Road
112   4331 The 25 Way Northeast
116   21961 Northeast Chinook Way
120   1200 Culbreth Drive
121   1862 South 31st Street
125   814 West 7th Street
126   4675 Salisbury Road
127   947 Forest Creek Drive East
128   3450 Cobb Parkway
129   3321 East Global Loop
133   605 East 82 Street
135   3574 Melrose Drive
138   1368 Euclid Street Northwest
141   6009 Bellaire Boulevard
143   Various
144   46-98 Indian Trace Road
146   333 East 53rd Street
147   18 Van Veghten Drive
148   3929 West 242nd Street
149   1255-1295 Grandview Avenue
150   1365-1373 Grandview Avenue
151   1485 West 3rd Avenue
152   100 Grove Road
155   115 Elm Street
156   304 Frances Boulevard
157   1601-1717 College Avenue
158   200 Goodman Road and 7090 Malco Boulevard
159   834 Jupiter Drive
160   3139 Sandhurst Drive
163   550 St. Charles Drive
164   558 St. Charles Drive
165   1301 Industrial Avenue
170   360 South Lilac Avenue
171   3320 4th Avenue
174   51 Seven Hills Boulevard
175   860 Johnson Ferry Road
179   16610 N 75th Ave
180   370 Ocean Parkway
181   29-51 North Main Street
182   1081 West Arrow Highway
183   433 N.C. Highway 49 South
189   1011 Motel Drive
190   176 Broadway
191   10904 Baltimore Street Northeast
192   179 Winchester Road
193   5230 Park Emerson Drive
194   3710 North 156th Street
197   505 West End Avenue
198   57 Montague Street
199   3826 Troup Highway
200   14833 Spring Creek Road
201   776 Triangle Street
204   3801 New Tampa Highway
205   35-38 75th Street
206   1260 State Route 97
209   13252-13302 Century Boulevard
210   490 Atlantic Avenue
211   305 South Waukegan Road
213   1817 Hillcrest Road
214   1406 Route 9
215   960-990 Fifth Avenue
216   16 Hudson Street
217   3522 South Mason Road
218   279 North Broadway
219   801 & 817 Aaron Drive
220   993 Fifth Avenue
222   431 Highway 179
223   25200 Chagrin Boulevard
226   3326 Rock Brook
228   13550 Falling Water Road
229   126 Main Street
230   311 East 75th Street
231   1450 N Dixie Downs Road
232   43 West 13th Street
234   1850 SW 8th Street
235   11 West 30th Street
236   822-826 Greenwich Street
237   Lochaven & Scotts Glen Drive
239   238-248 South Camac Street
240   1004 Kensington Square
241   32-52 41st Street
243   67 Park Avenue
244   235 East Broad Street
245   400 Riverside Drive
246   11078 Cimarron Street
249   6130 Barnes Road
250   Various
251   2929 Southwest 3rd Avenue
254   659-665 & 653 Orange Center Road
255   1000 East Market Street
257   2323 Burke Road
258   2795 Elizabeth Street
260   1060 South Main Street
261   3571 Niagra Falls Boulevard
262   2711 South Crater Road
263   13605 Northwest Boulevard
264   3107 North San Gabriel Boulevard
265   100 Mill Road
266   930 Meriden-Waterbury Turnpike
267   6503-6559 North Mesa Street
269   4224 West Armitage Avenue
270   258 3rd Avenue
271   1311 South Jackson Street
272   143 East Broad Street
273   80-100 Riverside Drive
274   112 South Whitney Avenue & 954-956 Capitol Avenue
275   7676 Firestone Boulevard
276   720 North Main Street
278   1815 Riggs Place
279   804 North Tibbs Road
280   3794 Watkins Road




                                          Zip   Interest    Net Mortgage      Original
 #    City                   State       Code     Rate          Rate          Balance
----------------------------------------------------------------------------------------
  1   New York                NY        10022     4.7443%        4.72344%   $273,800,000
  2   Jacksonville            FL        32246     5.0590%        5.03818%   $170,000,000
  3   Monterey                CA        93940     4.9256%        4.90478%    $82,300,000
  6   Bethesda                MD        20814     5.2500%        5.22918%    $65,000,000
  8   St. Thomas              VI        00801     5.4400%        5.41918%    $62,500,000
  9   Decatur                 GA        30034     5.2700%        5.24918%    $55,000,000
 10   Weston                  FL        33326     4.9820%        4.93118%    $45,400,000
 14   Various               Various   Various     5.3500%        5.32918%    $40,000,000
 15   Staten Island           NY        10304     5.7700%        5.74918%    $13,730,000
 16   Staten Island           NY        10304     5.7700%        5.74918%    $13,660,000
 17   Staten Island           NY        10304     5.7700%        5.74918%    $12,610,000
 20   Richardson              TX        75082     5.1900%        5.16918%    $34,000,000
 21   Southfield              MI        48075     5.7000%        5.63918%    $31,000,000
 22   Nashville               TN        37203     5.1800%        5.15918%    $31,000,000
 23   Brooklyn                NY        11234     5.5500%        5.46918%    $29,000,000
 24   Rancho Palos Verdes     CA        90275     5.1100%        5.08918%    $24,000,000
 26   Charlotte               NC        28226     5.7100%        5.68918%    $22,500,000
 27   Bryan                   TX        77802     5.1900%        5.16918%    $21,650,000
 33   Chicago                 IL        60602     5.5800%        5.55918%    $20,000,000
 34   Longmont                CO        80503     5.3500%        5.32918%    $18,600,000
 35   Manassas                VA        20110     4.9100%        4.88918%    $18,500,000
 36   New York                NY        10017     5.4000%        5.37918%    $18,000,000
 37   The Woodlands           TX        77380     5.1500%        5.12918%    $18,000,000
 40   West Palm Beach         FL        33401     4.9300%        4.90918%    $17,117,425
 41   San Diego               CA        92123     5.2800%        5.25918%    $17,000,000
 44   New York                NY        10036     5.9200%        5.89918%    $15,000,000
 46   Chino                   CA        91710     5.0400%        5.01918%    $14,300,000
 47   Lexington               SC        20972     5.2500%        5.22918%    $14,000,000
 48   Frederick               MD        21701     5.7800%        5.70918%    $13,760,000
 55   Port St. Lucie          FL        34952     5.4200%        5.39918%    $12,700,000
 57   Norfolk                 VA        23502     5.3800%        5.35918%    $12,750,000
 58   Weston                  FL        33326     5.0410%        4.98018%    $12,080,000
 63   Weston                  FL        33326     5.0450%        4.98418%    $11,410,000
 64   Torrance                CA        90505     5.2200%        5.19918%    $11,400,000
 66   Phoenix                 AZ        85016     5.1000%        5.07918%    $11,000,000
 67   New York                NY        10023     5.5100%        5.42918%    $11,000,000
 69   Santa Clarita           CA        91387     5.6800%        5.65918%    $10,600,000
 70   Raleigh                 NC        27613     5.4000%        5.37918%    $10,500,000
 71   Wappinger Falls         NY        12590     5.1400%        5.11918%    $10,350,000
 75   Statesboro              GA        30458     5.0000%        4.91918%     $9,600,000
 76   Bellevue                NE        68005     5.2100%        5.18918%     $9,500,000
 77   North Las Vegas         NV        89032     5.2350%        5.17418%     $9,200,000
 78   Various               Various   Various     5.8500%        5.82918%     $9,200,000
 79   Santa Clarita           CA        91355     5.1000%        5.07918%     $9,000,000
 82   Redmond                 WA        98052     4.7500%        4.72918%     $8,750,000
 83   Laguna Hills            CA        92653     5.1000%        5.07918%     $8,650,000
 87   Levittown               PA        19056     5.3800%        5.35918%     $8,000,000
 88   Richmond                VA        23223     5.0900%        5.06918%     $8,000,000
 89   New York                NY        10014     4.9700%        4.94918%     $8,000,000
 92   Pasadena                TX        77503     5.3800%        5.35918%     $7,750,000
 95   Woodside                NY        11377     5.6900%        5.60918%     $7,500,000
 96   Riverdale               NY        10463     5.4500%        5.36918%     $7,500,000
 97   South Elgin             IL        60177     5.5600%        5.49918%     $7,500,000
 98   Groton                  CT        06340     5.7500%        5.72918%     $7,500,000
 99   East Aurora             NY        14052     5.2900%        5.26918%     $7,400,000
100   Clearwater              FL        33761     5.5500%        5.52918%     $7,200,000
102   Sacramento              CA        95823     5.3500%        5.32918%     $4,200,000
103   Sacramento              CA        95823     5.2500%        5.22918%     $2,923,000
104   Charlotte               NC        28269     5.2100%        5.18918%     $7,120,000
105   Tallahassee             FL        32308     5.8700%        5.84918%     $7,100,000
106   Weston                  FL        33326     5.0000%        4.93918%     $3,100,000
107   Weston                  FL        33326     5.0000%        4.93918%     $2,425,000
108   Weston                  FL        33326     5.0000%        4.93918%     $1,475,000
112   Albuquerque             NM        87109     6.2300%        6.20918%     $6,400,000
116   Fairview                OR        97024     5.3600%        5.33918%     $6,000,000
120   Wilmington              NC        28405     5.6900%        5.66918%     $6,000,000
121   Kansas City             KS        66106     6.0100%        5.92918%     $5,800,000
125   Tifton                  GA        31794     5.7000%        5.67918%     $5,500,000
126   Jacksonville            FL        32256     5.8500%        5.82918%     $5,500,000
127   Columbus                OH        43223     5.4600%        5.43918%     $5,385,000
128   Acworth                 GA        30101     5.2200%        5.19918%     $5,350,000
129   Tucson                  AZ        85706     5.2000%        5.13918%     $5,325,000
133   New York                NY        10028     5.3800%        5.29918%     $5,200,000
135   Wooster                 OH        44691     5.1100%        5.08918%     $5,100,000
138   Washington              DC        20009     5.1400%        5.11918%     $5,000,000
141   Houston                 TX        77081     5.6300%        5.60918%     $4,900,000
143   Various               Various   Various     5.1500%        5.12918%     $4,900,000
144   Weston                  FL        33326     4.9500%        4.88918%     $4,840,000
146   New York                NY        10022     5.0700%        4.98918%     $4,700,000
147   Bridgewater             NJ        08807     5.5000%        5.47918%     $4,600,000
148   Torrance                CA        90505     5.6900%        5.66918%     $4,500,000
149   Grandview Heights       OH        43212     5.8500%        5.82918%     $3,350,000
150   Columbus                OH        43212     5.8500%        5.82918%       $650,000
151   Columbus                OH        43212     5.8500%        5.82918%       $500,000
152   West Deptford           NJ        08086     5.3200%        5.20918%     $4,450,000
155   Farmington              MN        55024     5.4300%        5.31918%     $4,350,000
156   Elyria                  OH        44035     5.1100%        5.08918%     $4,300,000
157   Houston                 TX        77017     5.4400%        5.41918%     $4,300,000
158   Southaven               MS        38671     5.5100%        5.48918%     $4,200,000
159   Madison                 WI        53718     5.3500%        5.32918%     $4,100,000
160   Zanesville              OH        43701     5.1800%        5.11918%     $4,100,000
163   Thousand Oaks           CA        91360     5.2600%        5.23918%     $2,000,000
164   Thousand Oaks           CA        91360     5.2600%        5.23918%     $2,000,000
165   Billings                MT        59101     5.2100%        5.18918%     $4,000,000
170   Rialto                  CA        92376     5.4500%        5.42918%     $3,650,000
171   Conway                  SC        29527     5.1400%        5.11918%     $3,620,000
174   Dallas                  GA        30132     4.9900%        4.96918%     $3,440,000
175   Atlanta                 GA        30342     5.2100%        5.18918%     $3,425,000
179   Peoria                  AZ        85382     5.1900%        5.16918%     $3,300,000
180   Brooklyn                NY        11218     5.3900%        5.30918%     $3,250,000
181   Southington             CT        06489     4.9200%        4.89918%     $3,250,000
182   Azusa                   CA        91702     4.9600%        4.93918%     $3,200,000
183   Asheboro                NC        27203     5.1300%        5.10918%     $3,180,000
189   Woodstock               VA        22664     5.2500%        5.22918%     $3,000,000
190   New York                NY        10038     6.1000%        6.01918%     $3,000,000
191   Blaine                  MN        55449     5.3200%        5.29918%     $2,960,000
192   Fairlawn                OH        44333     4.8700%        4.84918%     $2,920,000
193   Indianapolis            IN        46203     5.3600%        5.33918%     $2,900,000
194   Omaha                   NE        68116     5.2500%        5.22918%     $2,875,000
197   New York                NY        10024     6.1100%        6.02918%     $2,800,000
198   Brooklyn                NY        11201     5.3300%        5.24918%     $2,800,000
199   Tyler                   TX        75703     5.4000%        5.37918%     $2,750,000
200   Dallas                  TX        75248     5.6300%        5.60918%     $2,750,000
201   Blacksburg              VA        24060     5.7700%        5.67918%     $2,560,000
204   Lakeland                FL        33815     5.0800%        5.05918%     $2,500,000
205   Jackson Heights         NY        11372     5.3000%        5.21918%     $2,500,000
206   Bellville               OH        44813     5.6600%        5.63918%     $2,500,000
209   Garden Grove            CA        92843     5.2200%        5.19918%     $2,400,000
210   East Rockaway           NY        11518     5.5600%        5.47918%     $2,400,000
211   Lake Bluff              IL        60044     5.2300%        5.20918%     $2,400,000
213   Los Angeles             CA        90068     5.3500%        5.32918%     $2,350,000
214   Clifton Park            NY        12065     5.5500%        5.52918%     $2,300,000
215   San Rafael              CA        94901     5.3600%        5.33918%     $2,265,000
216   New York                NY        10013     5.5300%        5.44918%     $2,250,000
217   Katy                    TX        77450     5.5600%        5.53918%     $2,250,000
218   Yonkers                 NY        10701     5.6800%        5.59918%     $2,250,000
219   Lynden                  WA        98264     5.3400%        5.31918%     $2,230,000
220   New York                NY        10028     5.3900%        5.30918%     $2,200,000
222   Sedona                  AZ        86336     5.7500%        5.72918%     $2,200,000
223   Beachwood               OH        44122     5.3800%        5.35918%     $2,200,000
226   San Angelo              TX        76904     5.4800%        5.45918%     $2,100,000
228   Strongsville            OH        44136     5.1000%        5.03918%     $2,040,000
229   Sag Harbor              NY        11963     5.4000%        5.37918%     $2,050,000
230   New York                NY        10021     6.3300%        6.24918%     $2,000,000
231   St. George              UT        84770     5.7200%        5.69918%     $1,960,000
232   New York                NY        10011     5.1000%        5.01918%     $1,900,000
234   Miami                   FL        33129     5.9500%        5.92918%     $1,900,000
235   New York                NY        10001     5.0700%        4.98918%     $1,900,000
236   New York                NY        10014     5.7300%        5.64918%     $1,900,000
237   Springfield             OR        97477     5.2100%        5.18918%     $1,900,000
239   Philadelphia            PA        19107     5.4000%        5.37918%     $1,820,000
240   Rock Hill               SC        29732     5.2700%        5.24918%     $1,800,000
241   Astoria                 NY        11103     5.3700%        5.34918%     $1,800,000
243   New York                NY        10016     5.4700%        5.38918%     $1,800,000
244   Westfield               NJ        07090     5.5300%        5.50918%     $1,750,000
245   New York                NY        10025     5.9400%        5.85918%     $1,750,000
246   Firestone               CO        80504     5.6800%        5.65918%     $1,700,000
249   Colorado Springs        CO        80922     5.5800%        5.55918%     $1,650,000
250   Various               Various   Various     5.3900%        5.36918%     $1,628,000
251   Miami                   FL        33129     5.9500%        5.92918%     $1,600,000
254   Orange                  CT        06477     5.9800%        5.95918%     $1,537,500
255   Charlottesville         VA        22902     5.3500%        5.23918%     $1,500,000
257   Pasadena                TX        77502     5.6400%        5.61918%     $1,500,000
258   Canon City              CO        81212     5.2000%        5.17918%     $1,425,000
260   Brigham City            UT        84032     5.9000%        5.87918%     $1,315,000
261   North Tonawanda         NY        14120     5.3300%        5.30918%     $1,300,000
262   Petersburg              VA        23805     5.5000%        5.47918%     $1,300,000
263   Corpus Christi          TX        78410     5.1600%        5.09918%     $1,240,000
264   Rosemead                CA        91770     5.3100%        5.28918%     $1,225,000
265   Irvington               NJ        07111     5.7400%        5.71918%     $1,200,000
266   Southington             CT        06489     5.5200%        5.49918%     $1,200,000
267   El Paso                 TX        79912     5.5000%        5.47918%     $1,180,000
269   Chicago                 IL        60639     5.4700%        5.44918%     $1,130,000
270   New York                NY        10010     5.9000%        5.87918%     $1,100,000
271   Jacksonville            TX        75766     5.6700%        5.64918%     $1,100,000
272   Westfield               NJ        07090     5.5300%        5.50918%     $1,050,000
273   Battle Creek            MI        49015     5.7000%        5.67918%     $1,020,000
274   Hartford                CT        06105     5.8200%        5.79918%     $1,000,000
275   Downey                  CA        90241     5.4800%        5.36918%     $1,000,000
276   Mt. Gilead              OH        43338     5.6600%        5.63918%       $950,000
278   Washington              DC        20009     5.3500%        5.32918%       $850,000
279   Dalton                  GA        30720     5.6400%        5.61918%       $850,000
280   Millport                NY        14864     5.6600%        5.63918%       $700,000



                         Rem.                                     Orig            Rem.
           Cut-off      Term to        Maturity                  Amort.          Amort.
 #         Balance     Maturity            Date      ARD          Term            Term
-------------------------------------------------------------------------------------------
  1   $273,800,000             360    8/11/2015      N/A                360             360
  2   $170,000,000             360    3/11/2015      N/A                360             360
  3    $82,300,000   Interest Only     7/8/2015      N/A      Interest Only   Interest Only
  6    $65,000,000             360    1/11/2015      N/A                360             360
  8    $62,500,000             360    8/11/2015      N/A                360             360
  9    $55,000,000             300    7/11/2015      N/A                300             300
 10    $45,400,000   Interest Only    6/11/2035   6/11/2015   Interest Only   Interest Only
 14    $40,000,000             360    7/11/2013      N/A                360             360
 15    $13,664,547             355    6/11/2015      N/A                360             355
 16    $13,594,880             355    6/11/2015      N/A                360             355
 17    $12,549,886             355    6/11/2015      N/A                360             355
 20    $34,000,000             360    9/11/2015      N/A                360             360
 21    $31,000,000             360    6/11/2015      N/A                360             360
 22    $31,000,000             360    9/11/2015      N/A                360             360
 23    $28,941,151             476     7/1/2020      N/A                480             476
 24    $24,000,000             360    8/11/2015      N/A                360             360
 26    $22,500,000             360    7/11/2015      N/A                360             360
 27    $21,650,000             360    9/11/2015      N/A                360             360
 33    $19,941,230             357    8/11/2015      N/A                360             357
 34    $18,600,000             360   12/11/2012      N/A                360             360
 35    $18,500,000             360    8/11/2035   8/11/2015             360             360
 36    $18,000,000             360   10/11/2015      N/A                360             360
 37    $18,000,000   Interest Only   10/11/2015      N/A      Interest Only   Interest Only
 40    $17,117,425   Interest Only    6/11/2012      N/A      Interest Only   Interest Only
 41    $17,000,000             360    7/11/2012      N/A                360             360
 44    $15,000,000             300    9/11/2015      N/A                300             300
 46    $14,300,000             360    7/11/2015      N/A                360             360
 47    $14,000,000             360    7/11/2015      N/A                360             360
 48    $13,709,120             356    7/11/2035   7/11/2020             360             356
 55    $12,661,312             357    9/11/2015      N/A                360             357
 57    $12,636,216             236    7/11/2010      N/A                240             236
 58    $12,080,000             360    6/11/2015      N/A                360             360
 63    $11,410,000             360    6/11/2015      N/A                360             360
 64    $11,375,295             358    9/11/2015      N/A                360             358
 66    $11,000,000             360    7/11/2015      N/A                360             360
 67    $10,930,643             354     5/1/2015      N/A                360             354
 69    $10,600,000             355    8/11/2015      N/A                355             355
 70    $10,484,971             299   10/11/2015      N/A                300             299
 71    $10,350,000             360    7/11/2015      N/A                360             360
 75     $9,567,926             357    7/11/2015      N/A                360             357
 76     $9,479,369             358    9/11/2015      N/A                360             358
 77     $9,200,000             360    9/11/2015      N/A                360             360
 78     $9,166,541             356    7/11/2015      N/A                360             356
 79     $9,000,000             360    7/11/2015      N/A                360             360
 82     $8,750,000             360    8/11/2015      N/A                360             360
 83     $8,650,000             360    8/11/2015      N/A                360             360
 87     $8,000,000             360    9/11/2015      N/A                360             360
 88     $7,982,183             358    9/11/2015      N/A                360             358
 89     $7,973,098             357    9/11/2015      N/A                360             357
 92     $7,718,557             356    7/11/2010      N/A                360             356
 95     $7,490,039             477     8/1/2015      N/A                480             477
 96     $7,470,867             473     4/1/2020      N/A                480             473
 97     $7,470,803             356    6/11/2015      N/A                360             356
 98     $7,458,310             296    7/11/2015      N/A                300             296
 99     $7,377,238             298    8/11/2015      N/A                300             298
100     $7,142,142             352    4/11/2015      N/A                360             352
102     $4,200,000             360    7/11/2015      N/A                360             360
103     $2,923,000             360    8/11/2015      N/A                360             360
104     $7,120,000             360    6/11/2015      N/A                360             360
105     $7,030,418             293    4/11/2015      N/A                300             293
106     $3,100,000             360    6/11/2015      N/A                360             360
107     $2,425,000             360    6/11/2015      N/A                360             360
108     $1,475,000             360    6/11/2015      N/A                360             360
112     $6,375,345             297    8/11/2015      N/A                300             297
116     $6,000,000             360    8/11/2015      N/A                360             360
120     $5,966,287             296    7/11/2015      N/A                300             296
121     $5,767,004             354     5/1/2020      N/A                360             354
125     $5,484,210             298    9/11/2015      N/A                300             298
126     $5,477,310             297    8/11/2015      N/A                300             297
127     $5,352,256             354    5/11/2015      N/A                360             354
128     $5,350,000             360    7/11/2015      N/A                360             360
129     $5,307,968             357    8/11/2015      N/A                360             357
133     $5,200,000   Interest Only     7/1/2015      N/A      Interest Only   Interest Only
135     $5,100,000             360    7/11/2015      N/A                360             360
138     $4,978,588             356    7/11/2035   7/11/2015             360             356
141     $4,900,000             360    6/11/2012      N/A                360             360
143     $4,866,105             237    9/11/2015      N/A                240             237
144     $4,840,000             360    6/11/2015      N/A                360             360
146     $4,688,937             476     7/1/2015      N/A                480             476
147     $4,579,817             297    8/11/2015      N/A                300             297
148     $4,491,184             358    9/11/2015      N/A                360             358
149     $3,326,665             295    7/11/2015      N/A                300             295
150       $645,472             295    7/11/2015      N/A                300             295
151       $497,659             355    7/11/2015      N/A                360             355
152     $4,450,000             360    7/11/2015      N/A                360             360
155     $4,332,552             356    7/11/2015      N/A                360             356
156     $4,300,000             360    7/11/2015      N/A                360             360
157     $4,300,000             360    5/11/2015      N/A                360             360
158     $4,183,460             356    7/11/2015      N/A                360             356
159     $4,100,000             360    4/11/2015      N/A                360             360
160     $4,077,749             355    7/11/2015      N/A                360             355
163     $1,993,687             357    8/11/2015      N/A                360             357
164     $1,993,687             357    8/11/2015      N/A                360             357
165     $3,987,234             357    8/11/2015      N/A                360             357
170     $3,650,000             360    7/11/2015      N/A                360             360
171     $3,612,022             358    8/11/2015      N/A                360             358
174     $3,440,000             360    9/11/2015      N/A                360             360
175     $3,425,000             360    6/11/2015      N/A                360             360
179     $3,282,129             355    6/11/2015      N/A                360             355
180     $3,240,940             475     6/1/2015      N/A                480             475
181     $3,238,953             357    8/11/2015      N/A                360             357
182     $3,200,000   Interest Only    8/11/2015      N/A      Interest Only   Interest Only
183     $3,169,671             357    8/11/2015      N/A                360             357
189     $2,976,842             295    6/11/2015      N/A                300             295
190     $2,970,022             350     1/1/2015      N/A                360             350
191     $2,950,780             357    8/11/2015      N/A                360             357
192     $2,920,000             360    8/11/2015      N/A                360             360
193     $2,900,000             360    7/11/2015      N/A                360             360
194     $2,855,366             237    8/11/2015      N/A                240             237
197     $2,788,887             472     3/1/2015      N/A                480             472
198     $2,773,776             294     5/1/2015      N/A                300             294
199     $2,741,585             357    8/11/2015      N/A                360             357
200     $2,730,883             353    4/11/2015      N/A                360             353
201     $2,545,488             354    5/11/2015      N/A                360             354
204     $2,489,150             356    7/11/2015      N/A                360             356
205     $2,486,201             355     6/1/2015      N/A                360             355
206     $2,485,877             296    7/11/2015      N/A                300             296
209     $2,394,799             358    9/11/2015      N/A                360             358
210     $2,393,633             475     6/1/2015      N/A                480             475
211     $2,392,374             357    8/11/2015      N/A                360             357
213     $2,337,706             355    7/11/2015      N/A                360             355
214     $2,293,227             298    9/11/2015      N/A                300             298
215     $2,265,000             360    7/11/2015      N/A                360             360
216     $2,250,000   Interest Only     6/1/2015      N/A      Interest Only   Interest Only
217     $2,241,241             356    7/11/2015      N/A                360             356
218     $2,237,984             355     6/1/2015      N/A                360             355
219     $2,230,000             360    7/11/2015      N/A                360             360
220     $2,200,000   Interest Only     6/1/2015      N/A      Interest Only   Interest Only
222     $2,193,782             357    8/11/2015      N/A                360             357
223     $2,190,144             297    8/11/2015      N/A                300             297
226     $2,091,673             356    7/11/2015      N/A                360             356
228     $2,040,000             360    8/11/2015      N/A                360             360
229     $2,039,392             355    7/11/2015      N/A                360             355
230     $1,990,601             470     1/1/2015      N/A                480             470
231     $1,952,649             356    7/11/2010      N/A                360             356
232     $1,900,000   Interest Only     6/1/2015      N/A      Interest Only   Interest Only
234     $1,894,873             357    7/11/2015      N/A                360             357
235     $1,894,193             475     6/1/2015      N/A                480             475
236     $1,892,338             472     3/1/2015      N/A                480             472
237     $1,876,023             118   10/11/2015      N/A                120             118
239     $1,816,204             358    9/11/2015      N/A                360             358
240     $1,800,000             360    8/11/2015      N/A                360             360
241     $1,796,221             358    9/11/2015      N/A                360             358
243     $1,792,805             415     6/1/2015      N/A                420             415
244     $1,741,199             355    6/11/2015      N/A                360             355
245     $1,733,831             351     2/1/2015      N/A                360             351
246     $1,691,731             355    6/11/2015      N/A                360             355
249     $1,643,606             356    8/11/2015      N/A                360             356
250     $1,623,007             357    8/11/2015      N/A                360             357
251     $1,595,683             357    7/11/2015      N/A                360             357
254     $1,534,675             358    9/11/2015      N/A                360             358
255     $1,500,000             360    7/11/2015      N/A                360             360
257     $1,495,652             357    8/11/2015      N/A                360             357
258     $1,417,299             355    6/11/2015      N/A                360             355
260     $1,303,394             351    2/11/2015      N/A                360             351
261     $1,300,000             360    8/11/2015      N/A                360             360
262     $1,296,110             357    8/11/2015      N/A                360             357
263     $1,234,713             356    8/11/2015      N/A                360             356
264     $1,221,176             357    8/11/2012      N/A                360             357
265     $1,198,936             359   10/11/2015      N/A                360             359
266     $1,193,952             355    7/11/2015      N/A                360             355
267     $1,174,750             238    9/11/2015      N/A                240             238
269     $1,127,678             358    9/11/2015      N/A                360             358
270     $1,096,997             357    8/11/2015      N/A                360             357
271     $1,095,315             297    8/11/2015      N/A                300             297
272     $1,044,719             355    6/11/2015      N/A                360             355
273     $1,013,430             237    8/11/2015      N/A                240             237
274       $999,131             359   10/11/2015      N/A                360             359
275       $997,020             298    9/11/2015      N/A                300             298
276       $944,633             296    7/11/2015      N/A                300             296
278       $847,370             357    8/11/2015      N/A                360             357
279       $844,091             178    9/11/2020      N/A                180             178
280       $696,046             296    7/11/2015      N/A                300             296


                    Units/
                   Sq. Ft./
       Monthly      Rooms/    Interest Calculation    Administration
 #     Payment       Pads     (30/360 / Actual/360)        Fees         Due Date   ARD (Y/N)
--------------------------------------------------------------------------------------------
  1   $1,365,720    791,993        Actual/360                0.02082%         11      No
  2     $918,736    621,291        Actual/360                0.02082%         11      No
  3     $342,506    677,376        Actual/360                0.02082%          8      No
  6     $358,932        310        Actual/360                0.02082%         11      No
  8     $352,519        481        Actual/360                0.02082%         11      No
  9     $330,236    545,025        Actual/360                0.02082%         11      No
 10     $191,104    157,932        Actual/360                0.05082%         11      Yes
 14     $223,365    313,802        Actual/360                0.02082%         11      No
 15      $80,299        402        Actual/360                0.02082%         11      No
 16      $79,890        402        Actual/360                0.02082%         11      No
 17      $73,749        302        Actual/360                0.02082%         11      No
 20     $186,488        442        Actual/360                0.02082%         11      No
 21     $179,924    537,716        Actual/360                0.06082%         11      No
 22     $169,842    243,204        Actual/360                0.02082%         11      No
 23     $152,089        787        Actual/360                0.08082%          1      No
 24     $130,455    173,148        Actual/360                0.02082%         11      No
 26     $130,733        316        Actual/360                0.02082%         11      No
 27     $118,749        336        Actual/360                0.02082%         11      No
 33     $114,564    390,000        Actual/360                0.02082%         11      No
 34     $103,865        280        Actual/360                0.02082%         11      No
 35      $98,297    153,190        Actual/360                0.02082%         11      Yes
 36      $99,749      4,600        Actual/360                0.02082%         11      No
 37      $78,323        360        Actual/360                0.02082%         11      No
 40      $71,301    144,152        Actual/360                0.02082%         11      No
 41      $94,191     93,194        Actual/360                0.02082%         11      No
 44      $95,913        140        Actual/360                0.02082%         11      No
 46      $77,115     90,804        Actual/360                0.02082%         11      No
 47      $77,309        260        Actual/360                0.02082%         11      No
 48      $80,562    141,480        Actual/360                0.07082%         11      Yes
 55      $71,473    140,288        Actual/360                0.02082%         11      No
 57      $86,844        130        Actual/360                0.02082%         11      No
 58      $65,151     31,357        Actual/360                0.06082%         11      No
 63      $61,566     35,898        Actual/360                0.06082%         11      No
 64      $62,740     45,801        Actual/360                0.02082%         11      No
 66      $59,724     51,406        Actual/360                0.02082%         11      No
 67      $63,055        249        Actual/360                0.08082%          1      No
 69      $61,724     25,501        Actual/360                0.02082%         11      No
 70      $63,854    126,396        Actual/360                0.02082%         11      No
 71      $56,450    119,918        Actual/360                0.02082%         11      No
 75      $51,535        184        Actual/360                0.08082%         11      No
 76      $52,224    137,081        Actual/360                0.02082%         11      No
 77      $50,717     38,331        Actual/360                0.06082%         11      No
 78      $54,275     76,914        Actual/360                0.02082%         11      No
 79      $48,865     44,120        Actual/360                0.02082%         11      No
 82      $45,644        150        Actual/360                0.02082%         11      No
 83      $46,965     54,749        Actual/360                0.02082%         11      No
 87      $44,823        200        Actual/360                0.02082%         11      No
 88      $43,387        111        Actual/360                0.02082%         11      No
 89      $42,799    122,100        Actual/360                0.02082%         11      No
 92      $43,422        308        Actual/360                0.02082%         11      No
 95      $39,657        222        Actual/360                0.08082%          1      No
 96      $38,814        213        Actual/360                0.08082%          1      No
 97      $42,867     78,139        Actual/360                0.06082%         11      No
 98      $47,183         80        Actual/360                0.02082%         11      No
 99      $44,519     98,781        Actual/360                0.02082%         11      No
100      $41,107     85,848        Actual/360                0.02082%         11      No
102      $23,453        128        Actual/360                0.02082%         11      No
103      $16,141         86        Actual/360                0.02082%         11      No
104      $39,141        184        Actual/360                0.02082%         11      No
105      $45,183        122        Actual/360                0.02082%         11      No
106      $16,641     11,000        Actual/360                0.06082%         11      No
107      $13,018     10,423        Actual/360                0.06082%         11      No
108       $7,918      3,993        Actual/360                0.06082%         11      No
112      $42,140         90        Actual/360                0.02082%         11      No
116      $33,542        125        Actual/360                0.02082%         11      No
120      $37,529         90        Actual/360                0.02082%         11      No
121      $35,123        320        Actual/360                0.08082%          1      No
125      $34,435         90        Actual/360                0.02082%         11      No
126      $34,934         88        Actual/360                0.02082%         11      No
127      $30,440        146        Actual/360                0.02082%         11      No
128      $29,444     40,211        Actual/360                0.02082%         11      No
129      $29,240     80,600        Actual/360                0.06082%         11      No
133      $23,637        156        Actual/360                0.08082%          1      No
135      $27,722         92        Actual/360                0.02082%         11      No
138      $27,271         75        Actual/360                0.02082%         11      Yes
141      $28,223        156        Actual/360                0.02082%         11      No
143      $32,745        334        Actual/360                0.02082%         11      No
144      $25,834     19,822        Actual/360                0.06082%         11      No
146      $23,102        140        Actual/360                0.08082%          1      No
147      $28,248    225,515        Actual/360                0.02082%         11      No
148      $26,090         48        Actual/360                0.02082%         11      No
149      $21,278     32,470        Actual/360                0.02082%         11      No
150       $4,129     11,918        Actual/360                0.02082%         11      No
151       $2,950         30        Actual/360                0.02082%         11      No
152      $24,766     60,428        Actual/360                0.11082%         11      No
155      $24,508     50,184        Actual/360                0.11082%         11      No
156      $23,373         73        Actual/360                0.02082%         11      No
157      $24,253        166        Actual/360                0.02082%         11      No
158      $23,874     26,587        Actual/360                0.02082%         11      No
159      $22,895         57        Actual/360                0.02082%         11      No
160      $22,463        120        Actual/360                0.06082%         11      No
163      $11,056     13,496        Actual/360                0.02082%         11      No
164      $11,056     13,831        Actual/360                0.02082%         11      No
165      $21,989        120        Actual/360                0.02082%         11      No
170      $20,610    120,524        Actual/360                0.02082%         11      No
171      $19,744     49,800        Actual/360                0.02082%         11      No
174      $18,446     17,930        Actual/360                0.02082%         11      No
175      $18,828     16,029        Actual/360                0.02082%         11      No
179      $18,100     15,920        Actual/360                0.02082%         11      No
180      $16,685        131        Actual/360                0.08082%          1      No
181      $17,288     46,689        Actual/360                0.02082%         11      No
182      $13,410        103        Actual/360                0.02082%         11      No
183      $17,324     48,194        Actual/360                0.02082%         11      No
189      $17,977         66        Actual/360                0.02082%         11      No
190      $18,180         73          30/360                  0.08082%          1      No
191      $16,474     15,507        Actual/360                0.02082%         11      No
192      $15,444         72        Actual/360                0.02082%         11      No
193      $16,212    108,266        Actual/360                0.02082%         11      No
194      $19,373     24,464        Actual/360                0.02082%         11      No
197      $15,621         60          30/360                  0.08082%          1      No
198      $17,034        127        Actual/360                0.08082%          1      No
199      $15,442     46,657        Actual/360                0.02082%         11      No
200      $15,839         72        Actual/360                0.02082%         11      No
201      $14,972         96        Actual/360                0.09082%         11      No
204      $13,543        200        Actual/360                0.02082%         11      No
205      $13,997        209        Actual/360                0.08082%          1      No
206      $15,592        180        Actual/360                0.02082%         11      No
209      $13,208     20,504        Actual/360                0.02082%         11      No
210      $12,603         86        Actual/360                0.08082%          1      No
211      $13,223      7,902        Actual/360                0.02082%         11      No
213      $13,123         25        Actual/360                0.02082%         11      No
214      $14,193     56,700        Actual/360                0.02082%         11      No
215      $12,662     10,993        Actual/360                0.02082%         11      No
216      $10,369         25          30/360                  0.08082%          1      No
217      $12,860     12,000        Actual/360                0.02082%         11      No
218      $13,031        129          30/360                  0.08082%          1      No
219      $12,439         45        Actual/360                0.02082%         11      No
220       $9,882         23          30/360                  0.08082%          1      No
222      $12,839     13,350        Actual/360                0.02082%         11      No
223      $13,353     28,385        Actual/360                0.02082%         11      No
226      $11,897        100        Actual/360                0.02082%         11      No
228      $11,076     20,939        Actual/360                0.06082%         11      No
229      $11,511      5,400        Actual/360                0.02082%         11      No
230      $11,468         62          30/360                  0.08082%          1      No
231      $11,401        154        Actual/360                0.02082%         11      No
232       $8,187         13        Actual/360                0.08082%          1      No
234      $11,330     32,470        Actual/360                0.02082%         11      No
235       $9,339         20        Actual/360                0.08082%          1      No
236      $10,203         20        Actual/360                0.08082%          1      No
237      $20,348        164        Actual/360                0.02082%         11      No
239      $10,220         28        Actual/360                0.02082%         11      No
240       $9,962         48        Actual/360                0.02082%         11      No
241      $10,074         20        Actual/360                0.02082%         11      No
243       $9,631         60          30/360                  0.08082%          1      No
244       $9,969     13,200        Actual/360                0.02082%         11      No
245      $10,517         48        Actual/360                0.08082%          1      No
246       $9,845     12,862        Actual/360                0.02082%         11      No
249       $9,452     12,000        Actual/360                0.02082%         11      No
250       $9,132         62        Actual/360                0.02082%         11      No
251       $9,541     18,820        Actual/360                0.02082%         11      No
254       $9,198     14,378        Actual/360                0.02082%         11      No
255       $8,376         20        Actual/360                0.11082%         11      No
257       $8,649         60        Actual/360                0.02082%         11      No
258       $7,825         66        Actual/360                0.02082%         11      No
260       $7,800         84        Actual/360                0.02082%         11      No
261       $7,243     22,000        Actual/360                0.02082%         11      No
262       $7,381         37        Actual/360                0.02082%         11      No
263       $6,778      6,010        Actual/360                0.06082%         11      No
264       $6,810         22        Actual/360                0.02082%         11      No
265       $6,995         18        Actual/360                0.02082%         11      No
266       $6,829     14,295        Actual/360                0.02082%         11      No
267       $8,117     30,979        Actual/360                0.02082%         11      No
269       $6,395     13,125        Actual/360                0.02082%         11      No
270       $6,525          2        Actual/360                0.02082%         11      No
271       $6,867     16,310        Actual/360                0.02082%         11      No
272       $5,982          4        Actual/360                0.02082%         11      No
273       $7,132         43        Actual/360                0.02082%         11      No
274       $5,880         20        Actual/360                0.02082%         11      No
275       $6,129     52,443        Actual/360                0.11082%         11      No
276       $5,925         71        Actual/360                0.02082%         11      No
278       $4,747         20        Actual/360                0.02082%         11      No
279       $7,009         78        Actual/360                0.02082%         11      No
280       $4,366         70        Actual/360                0.02082%         11      No




                   Earthquake   Environmental       Fee/         Letter of     Loan Group
 #    Defeasance   Insurance      Insurance       Leasehold     Credit (Y/N)       #
-----------------------------------------------------------------------------------------
  1      Yes          N/A            No              Fee             No                 1
  2      Yes          N/A            No              Fee             No                 1
  3      Yes          N/A            No              Fee             No                 1
  6      Yes          N/A            No              Fee             No                 1
  8      Yes          N/A            No              Fee             No                 1
  9      Yes          N/A            No         Fee/Leasehold        No                 1
 10      Yes          N/A            No              Fee             No                 1
 14      Yes          N/A            No              Fee             No                 1
 15      Yes          N/A            No              Fee             No                 2
 16      Yes          N/A            No              Fee             No                 2
 17      Yes          N/A            No              Fee             No                 2
 20      Yes          N/A            No              Fee             No                 2
 21      Yes          N/A            No              Fee             No                 1
 22      Yes          N/A            No              Fee             No                 1
 23      Yes          N/A            No              Fee             No                 2
 24      Yes          N/A            No              Fee             No                 1
 26      Yes          N/A            No              Fee             No                 2
 27      Yes          N/A            No              Fee             No                 2
 33      Yes          N/A            No              Fee             No                 1
 34      Yes          N/A            No              Fee             No                 2
 35      Yes          N/A            No              Fee             No                 1
 36      Yes          N/A            No              Fee            Yes                 1
 37      Yes          N/A            No              Fee             No                 2
 40      Yes          N/A            No              Fee             No                 1
 41      Yes          N/A            No              Fee             No                 1
 44      Yes          N/A            No              Fee             No                 1
 46      Yes          N/A            No              Fee             No                 1
 47      Yes          N/A            No              Fee             No                 2
 48      Yes          N/A            No              Fee             No                 1
 55      Yes          N/A            No              Fee             No                 1
 57      Yes          N/A            No              Fee             No                 1
 58      Yes          N/A            No              Fee             No                 1
 63      Yes          N/A            No              Fee             No                 1
 64      Yes          N/A            No              Fee             No                 1
 66      Yes          N/A            No              Fee             No                 1
 67      Yes          N/A            No              Fee             No                 1
 69      Yes          N/A            No              Fee             No                 1
 70      Yes          N/A            No              Fee             No                 1
 71      Yes          N/A            No              Fee             No                 1
 75      Yes          N/A            No              Fee             No                 2
 76      Yes          N/A            No              Fee             No                 1
 77      Yes          N/A            No              Fee             No                 1
 78      Yes          N/A            No              Fee             No                 1
 79      Yes          N/A            No              Fee             No                 1
 82      Yes          N/A            No              Fee             No                 2
 83      Yes          N/A            No              Fee             No                 1
 87      Yes          N/A            No              Fee             No                 2
 88      Yes          N/A            No              Fee             No                 2
 89      Yes          N/A            No              Fee             No                 1
 92      Yes          N/A            No              Fee             No                 2
 95       No          N/A            No              Fee             No                 2
 96       No          N/A            No              Fee             No                 1
 97      Yes          N/A            No              Fee             No                 1
 98      Yes          N/A            No              Fee             No                 1
 99      Yes          N/A            No              Fee             No                 1
100      Yes          N/A            No              Fee             No                 1
102      Yes          N/A            No              Fee             No                 2
103      Yes          N/A            Yes             Fee             No                 2
104      Yes          N/A            No              Fee             No                 2
105      Yes          N/A            No              Fee             No                 1
106      Yes          N/A            No              Fee             No                 1
107      Yes          N/A            No              Fee             No                 1
108      Yes          N/A            No              Fee             No                 1
112      Yes          N/A            No              Fee             No                 1
116      Yes          N/A            No              Fee             No                 2
120      Yes          N/A            No              Fee             No                 1
121       No          N/A            No              Fee             No                 2
125      Yes          N/A            No              Fee             No                 1
126      Yes          N/A            No              Fee             No                 1
127      Yes          N/A            No              Fee             No                 2
128      Yes          N/A            No              Fee             No                 1
129      Yes          N/A            No              Fee             No                 1
133       No          N/A            No              Fee             No                 1
135      Yes          N/A            No              Fee             No                 2
138      Yes          N/A            No              Fee             No                 2
141      Yes          N/A            No              Fee             No                 2
143      Yes          N/A            No              Fee             No                 1
144      Yes          N/A            No              Fee             No                 1
146      Yes          N/A            No              Fee             No                 1
147      Yes          N/A            No              Fee             No                 1
148      Yes          N/A            No              Fee             No                 2
149      Yes          N/A            Yes             Fee             No                 1
150      Yes          N/A            Yes             Fee             No                 1
151      Yes          N/A            Yes             Fee             No                 1
152      Yes          N/A            No              Fee             No                 1
155      Yes          N/A            No              Fee             No                 1
156      Yes          N/A            No              Fee             No                 2
157      Yes          N/A            No              Fee             No                 2
158      Yes          N/A            No              Fee             No                 1
159      Yes          N/A            No              Fee            Yes                 2
160      Yes          N/A            No              Fee             No                 2
163      Yes          N/A            No              Fee             No                 1
164      Yes          N/A            No              Fee             No                 1
165      Yes          N/A            No              Fee             No                 2
170      Yes          N/A            No              Fee             No                 1
171      Yes          N/A            No              Fee             No                 1
174      Yes          N/A            No              Fee             No                 1
175      Yes          N/A            No              Fee             No                 1
179       No          N/A            Yes             Fee             No                 1
180       No          N/A            No              Fee             No                 1
181      Yes          N/A            Yes             Fee             No                 1
182      Yes          N/A            Yes             Fee             No                 2
183      Yes          N/A            No              Fee             No                 1
189      Yes          N/A            No              Fee             No                 1
190       No          N/A            No              Fee             No                 1
191      Yes          N/A            No              Fee             No                 1
192      Yes          N/A            Yes             Fee             No                 2
193      Yes          N/A            No              Fee             No                 1
194      Yes          N/A            No              Fee             No                 1
197       No          N/A            No              Fee             No                 1
198       No          N/A            No              Fee             No                 1
199      Yes          N/A            Yes             Fee             No                 1
200      Yes          N/A            No              Fee             No                 2
201      Yes          N/A            No              Fee             No                 2
204      Yes          N/A            Yes             Fee             No                 2
205       No          N/A            No              Fee             No                 2
206      Yes          N/A            Yes             Fee             No                 1
209      Yes          N/A            Yes             Fee             No                 1
210       No          N/A            No              Fee             No                 1
211      Yes          N/A            No              Fee             No                 1
213      Yes          N/A            Yes             Fee             No                 2
214      Yes          N/A            Yes             Fee             No                 1
215      Yes          N/A            No              Fee             No                 1
216       No          N/A            No              Fee             No                 1
217      Yes          N/A            Yes             Fee             No                 1
218       No          N/A            No              Fee             No                 2
219      Yes          N/A            Yes             Fee             No                 2
220       No          N/A            No              Fee             No                 1
222      Yes          N/A            Yes             Fee             No                 1
223       No          N/A            Yes             Fee             No                 1
226      Yes          N/A            No              Fee             No                 2
228      Yes          N/A            No              Fee             No                 1
229      Yes          N/A            Yes             Fee             No                 1
230      Yes          N/A            No              Fee             No                 1
231      Yes          N/A            Yes             Fee             No                 2
232       No          N/A            No              Fee             No                 1
234      Yes          N/A            Yes             Fee             No                 1
235       No          N/A            No              Fee             No                 1
236       No          N/A            No              Fee             No                 1
237      Yes          N/A            Yes             Fee             No                 1
239      Yes          N/A            Yes             Fee             No                 2
240      Yes          N/A            Yes             Fee             No                 2
241      Yes          N/A            Yes             Fee             No                 2
243       No          N/A            No              Fee             No                 1
244       No          N/A            Yes             Fee             No                 1
245       No          N/A            No              Fee             No                 1
246      Yes          N/A            No              Fee             No                 1
249       No          N/A            No              Fee             No                 1
250      Yes          N/A            Yes             Fee             No                 2
251      Yes          N/A            Yes             Fee             No                 1
254      Yes          N/A            Yes             Fee             No                 1
255      Yes          N/A            Yes             Fee             No                 2
257       No          N/A            Yes             Fee             No                 2
258      Yes          N/A            No              Fee             No                 2
260      Yes          N/A            Yes             Fee             No                 1
261      Yes          N/A            No              Fee             No                 1
262      Yes          N/A            Yes             Fee             No                 2
263      Yes          N/A            Yes             Fee             No                 1
264      Yes          N/A            Yes             Fee             No                 2
265      Yes          N/A            No              Fee             No                 2
266      Yes          N/A            Yes             Fee             No                 1
267      Yes          N/A            Yes             Fee             No                 1
269       No          N/A            No              Fee            Yes                 1
270      Yes          N/A            No              Fee             No                 1
271      Yes          N/A            Yes             Fee             No                 1
272       No          N/A            Yes             Fee             No                 1
273      Yes          N/A            Yes             Fee             No                 2
274      Yes          N/A            Yes             Fee             No                 1
275      Yes          N/A            No           Leasehold          No                 1
276      Yes          N/A            Yes             Fee             No                 1
278      Yes          N/A            No              Fee             No                 2
279      Yes          N/A            No              Fee             No                 2
280      Yes          N/A            Yes        Fee/Leasehold        No                 1

                                                                    SCHEDULE III

                   MORTGAGE LOANS CONSTITUTING MORTGAGE GROUPS

1.    Staten (Park Hill I)
      Staten (Park Hill II)
      Staten (St. George's)

2.    El Dorado MHP
      El Dorado West MHP

3.    Bank United Building
      Coldwell Banker Building
      Northern Trust Bank Building

4.    Bank Block Center
      Grandview Avenue
      Windsor Arms Apartments

5.    St. Charles Building No. 550
      St. Charles Building No. 558

                                                                     SCHEDULE IV

                         MORTGAGE LOANS WITH LOST NOTES

                                      None

                                                                      SCHEDULE V

                             EXCEPTIONS TO SELLER'S
                         REPRESENTATIONS AND WARRANTIES

            Reference is made to the Representations and Warranties set forth in Exhibit A attached hereto corresponding to the paragraph numbers set forth below:

Exception to paragraph (xv)
Black Canyon & Red Mountain Office Buildings

The Borrower has been notified by the City of Phoenix that a small portion of the Mortgaged Property may be subject to condemnation (or sale in lieu thereof) to accommodate an expansion of the city's light rail system. The portion of the Mortgaged Property that may be condemned is a narrow strip of unimproved land with no rentable improvements or parking spaces. If such condemnation takes place Borrower plans on using the proceeds received for certain minor restoration requirements.

Exception to paragraph (xxi)
Jupiter Park Apartments

This representation is true and correct except that the related Borrower provided an evergreen letter of credit in an amount sufficient to pay 50% of the annual property taxes on the Mortgaged Property in lieu of funding an escrow account with cash.

Exception to paragraph (xxiii)
Shoppes at Acworth

The business interruption insurance is only currently required to cover Phase I of the Mortgaged Property. Once a certificate of occupancy is issued for Phase II, the business interruption insurance will be required to cover the entire Mortgaged Property. To date, Phase II has not been completed but thus far, 45% of this section of the Mortgaged Property has been pre-leased.

Exception to paragraph (xxvii)
Del Monte Center

The Environmental Report indicates that the Mortgaged Property soil and groundwater appears to be contaminated with certain hazardous substances including PCE. In 1997, the Borrower entered into an agreement with Arcadis G&M, Inc. to remediate the property and since then established a sizeable reserve with Arcadis for such clean-up. Additionally, Borrower has obtained a Property Transfer Liability Policy to provide coverage for cleanup costs and third party liability.

Exceptions to paragraph (xxviii)
Chesapeake Park Plaza

The borrower is owned by certain tenants-in-common. Standard transfer restrictions apply except that transfers of the interests in the constituents of borrower or any tenants-in-common are permitted up to an aggregate of 60% interest as long as any new owner holding more than 33% satisfies certain credit requirements. Certain additional transfers among the various tenants in common are permitted provided certain provisions of the loan documents are satisfied.

Black Canyon & Red Mountain Buildings

The borrower is owned by certain tenants-in-common. Standard transfer restrictions apply except that transfers of the interests in the constituents of borrower or any tenants-in-common are permitted up to an aggregate of 60% interest as long as any new owner holding more than 33% satisfies certain credit requirements. Certain additional transfers among the various tenants in common are permitted provided certain provisions of the loan documents are satisfied.

In order to accommodate a sale of one of the buildings located at the Mortgaged Property, the Borrower is entitled to elect to have the aggregate loan bifurcated and proportionately allocated between the two portions of the Mortgaged Property provided certain provisions of the loan documents are satisfied.

West Point Village

The borrower is owned by certain tenants-in-common. Transfers of ownership interests to new tenants-in-common are permitted provided certain provisions of the loan documents are satisfied.

Kris Krossing Shopping Center

The borrower is owned by certain tenants-in-common. Transfers of ownership interests to new tenants-in-common are permitted provided certain provisions of the loan documents are satisfied.

Harris Hill Apartments

As long as certain affiliates of Borrower are publicly traded, shares in such entities may be freely transferred.

Exception to paragraph (xxxvi)
Staten (Park Hill II)

There exists a subordinate lien on the related Mortgaged Property in the amount of $7,430,264 held by HUD. HUD and the lender have entered into a subordination and standstill agreement.

Staten (Park Hill I)

There exists a subordinate lien on the related Mortgaged Property in the amount of $7,419,771 held by HUD. HUD and the lender have entered into a subordination and standstill agreement.

Staten (St. George's)

There exists a subordinate lien on the related Mortgaged Property in the amount of $4,999,684 held by HUD. HUD and the lender have entered into a subordination and standstill agreement.

Exception to paragraph (xxxvii)
The Terraces Shopping Center

The borrower is owned by certain tenants-in-common. To date, the borrowers are not single-purpose entities. However, all borrowers must transfer their interests in the Mortgaged Property to a single-purpose entity under the terms of the Mortgage Loan Documents on or prior to January 31, 2007.

Exception to paragraph (xxxviii)
Chesapeake Park Plaza

In connection with an approved sale of the related Mortgaged Property, a buyer is permitted to incur subordinate secured debt secured by either the Mortgaged Property or a pledge of the ownership interests of the buyer provided certain conditions are met, including 75% LTV ratio, 1.25x DSCR, rating agency confirmation, and execution of an acceptable intercreditor agreement.

Black Canyon & Red Mountain Office Buildings

In connection with an approved sale of the related Mortgaged Property, a buyer is permitted to incur subordinate secured debt secured by either the Mortgaged Property or a pledge of the ownership interests of the buyer provided certain conditions are met, including 75% LTV ratio, 1.25x DSCR, rating agency confirmation, and execution of an acceptable intercreditor agreement.

Exception to paragraph (xl)
Jupiter Park Apartments

The related Mortgaged Property is part of the same tax parcel as an adjacent undeveloped parcel of land which was sold contemporaneously with the closing of the loan, however, the related Borrower has covenanted to obtain separate tax lots. Additionally, failure to pay any assessment that may become a lien on the Mortgaged Property, including any assessment on the conveyed property, is an event of default under the loan which would allow lender to draw on the letter of credit provided by borrower in lieu of a tax escrow deposit.

Exception to paragraph (xliii)
Staten (St. George's)

There is a Kempster Litigation Reserve of $345,000 which is to be held pending satisfactory resolution of one item of litigation.

Exception to paragraph (l)
Port St. Lucie Towncenter

The tenant estoppel from Staples noted that there were certain problems related to the roof of the Mortgaged Property. Lender has required Borrower to post a reserve related to the repair of such roof.

Exception to paragraph (li)
Holiday Inn South San Francisco

The building height limit is exceeded by 5 feet, however rebuilding to nonconforming height is permitted if the total floor area does not exceed the current floor area and the building permit is obtained within one year of the loss; additionally, rebuilding to conforming height can be accomplished with no reduction in the number of units in the Mortgaged Property.

Exception to paragraph (liv)
Chesapeake Park Plaza

Because the borrower is composed of tenants-in-common, the relative liability of each TIC and its associated indemnitor is based upon such TIC/Indemnitor's responsibility for the misapplication of funds, violation or fraud in question. For any particular event, it is likely that certain TICs will be liable and certain of the TICs will not be liable.

Black Canyon & Red Mountain Office Buildings

Because the borrower is composed of tenants-in-common, the relative liability of each TIC and its associated indemnitor is based upon such TIC/Indemnitor's responsibility for the misapplication of funds, violation or fraud in question. For any particular event, it is likely that certain TICs will be liable and certain of the TICs will not be liable.

Gallery at South Dekalb

The borrower's liability does not specifically cover "any willful act of material waste", although the borrower is liable for removal of property or willful misconduct.

                                                                       EXHIBIT A

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                          REGARDING THE MORTGAGE LOANS

            For purposes of these representations and warranties, the phrase "to the knowledge of Seller" or "to Seller's knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of Seller or any servicer acting on its behalf regarding the matters referred to, in each case without having conducted any independent inquiry or due diligence with respect to such matters and without any actual or implied obligation to make such inquiry or perform such due diligence, other than making such inquiry or performing such due diligence as would be customarily performed by prudent commercial or multifamily mortgage lenders or servicers (as the case may be) with respect to similar mortgage loans or mortgaged properties. All information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the knowledge of Seller. Wherever there is a reference to receipt by, or possession of, Seller of any information or documents, or to any action taken by Seller or not taken by Seller, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the not taking of such action by, either Seller or any servicer acting on its behalf.

            __________________Seller hereby represents and warrants, subject to the exceptions set forth in the Exception Report annexed to this Agreement as
Schedule V, with respect to the Mortgage Loans that as of the date hereinbelow specified or, if no such date is specified, as of the date of this Agreement:

            (i) Immediately prior to the sale, transfer and assignment to Depositor, no Note or Mortgage was subject to any assignment (other than assignments which show a complete chain of assignment to Seller), participation or pledge, and Seller had good and marketable title to, and was the sole owner of, the related Mortgage Loan;

            (ii)  Each Mortgage Loan was either:

            (A) originated by a savings and loan association, savings bank, commercial bank, credit union, or insurance company, which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (any of the foregoing, including Seller, a "Qualified Originator"); or

            (B) if originated by a person which is not a Qualified Originator (any such person, a "Non-Qualified Originator"), then:

                  1. such Mortgage Loan was underwritten in accordance with standards established by a Qualified Originator, using application forms and related credit documents approved by the Qualified Originator;

                  2. the Qualified Originator approved each application and related credit documents before a commitment by the Non-Qualified Originator was issued, and no such commitment was issued until the Qualified Originator agreed to fund such Mortgage Loan;

                  3. the Mortgage Loan was originated by the Non-Qualified Originator pursuant to an ongoing, standing relationship with the Qualified Originator; and

                  4. the closing documents for the Mortgage Loan were prepared on forms approved by the Qualified Originator, and, pursuant to the Non-Qualified Originator's ongoing, standing relationship with the Qualified Originator, either:

                        (x) such closing documents reflect the Qualified Originator as the original mortgagee, and such Mortgage Loan was actually funded by the Qualified Originator at the closing thereof;

                        (y) such closing documents reflect the Non-Qualified Originator as the original mortgagee, but include assignment documents executed by the Non-Qualified Originator in favor of the Qualified Originator at the time of the closing of the Mortgage Loan, reflecting the Qualified Originator as the successor and assign to the Non-Qualified Originator, and the Mortgage Loan was funded initially by the Non-Qualified Originator at the closing thereof and then acquired by the Qualified Originator from such Non-Qualified Originator; or

                        (z) such closing documents reflect the Non-Qualified Originator as the original mortgagee, but include assignment documents executed by the Non-Qualified Originator in favor of the Qualified Originator at the time of the closing of the Mortgage Loan, reflecting the Qualified Originator as the successor and assign to the Non-Qualified Originator, and the Mortgage Loan was funded initially by the Qualified Originator at the closing thereof and then acquired by the Qualified Originator from such Non-Qualified Originator.

            (iii) Seller has full right and authority to sell, assign and transfer such Mortgage Loan and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan;

            (iv) Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or any other interests or security interests of any nature encumbering such Mortgage Loan, except for interests in servicing rights created or granted under the Pooling and Servicing Agreement, subservicing agreements and/or servicing rights purchase agreements being executed and delivered in connection herewith;

            (v) To Seller's knowledge, based on the related borrower's representations and covenants in the related mortgage loan documents and such other due diligence as a reasonably prudent commercial mortgage lender would deem appropriate, the borrower, lessee and/or operator was in possession of all licenses, permits, and authorizations then required for use of the Mortgaged Property which were valid and in full force and effect as of the origination date and, to Seller's actual knowledge, such licenses, permits and authorizations are still valid and in full force and effect;

            (vi) Each related Note, Mortgage, Assignment of Leases (if any) and other agreement executed by or for the benefit of the related borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan is the legal, valid and binding obligation of the related borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and there is no right of offset, rescission, abatement or diminution or valid defense or counterclaim available to the related borrower with respect to such Note, Mortgage, Assignment of Leases and other agreements, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (vii) The Mortgage File contains an Assignment of Leases, either as a separate instrument or incorporated into the related Mortgage. Each related Assignment of Leases creates a valid first priority collateral assignment of, or a valid first priority lien or security interest in, certain rights under the related lease or leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); no person other than the related borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender's interest therein;

            (viii) Each related assignment of Mortgage from Seller to the Trustee and related assignment of the Assignment of Leases, if the Assignment of Leases is a separate document from the Mortgage, is in recordable form (but for the insertion of the name and address of the assignee and any related recording information, which is not yet available to Seller), and such assignments and any assignment of any other agreement executed by or for the benefit of the related borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan from Seller to the Trustee constitutes the legal, valid and binding assignment from Seller to the Trustee, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (ix) Since origination (A) except as set forth in the related Mortgage File, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded in whole or in part and (B) each related Mortgaged Property has not been released, in whole or in part, from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage; and since August 28, 2005, no waiver, consent, modification, assumption, alteration, satisfaction, cancellation, subordination or rescission which changes the terms of, or the security for, the Mortgage Loan in any material respect has occurred or been given;

            (x) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that, in the case of the CBA Mortgage Loans the related Mortgage encumbering the related Mortgaged Property also secures one or more other mortgage loans; and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described below). A UCC Financing Statement has been filed and/or recorded (or sent for filing or recording) in all places necessary to perfect a valid security interest in the personal property necessary to operate the Mortgaged Property as currently operated; and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property, any personal property leases applicable to such personal property and any other security interest in such personal property which do not, individually or in the aggregate, materially interfere with the security intended to be provided for such Mortgage Loan. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on the property described therein, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). In the case of any Mortgage Loan secured by a hotel, the related loan documents contain such provisions as are necessary and UCC Financing Statements have been filed as necessary, in each case, to perfect a valid first priority security interest in the related operating revenues with respect to such Mortgaged Property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rent, operating revenues or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection;

            (xi) Seller has not taken any action that would cause the representations and warranties made by the related borrower in the related Mortgage Loan Documents not to be true;

            (xii) Seller has no knowledge that the material representations and warranties made by the related borrower in the related Mortgage Loan Documents are not true in any material respect;

            (xiii) The lien of each related Mortgage is a first priority lien on the fee or leasehold interest of the related borrower in the principal amount of such Mortgage Loan or allocated loan amount of the portions of the Mortgaged Property covered thereby (as set forth in the related Mortgage) after all advances of principal and is insured by an ALTA lender's title insurance policy (except that if such policy is yet to be issued, such insurance may be evidenced by a "marked up" pro forma policy or title commitment in either case marked as binding and countersigned by the title company or its authorized agent, either on its face or by an acknowledged closing instruction or escrow letter), or its equivalent as adopted in the applicable jurisdiction, insuring the named mortgagee and its successors and assigns (as sole insured) as to such lien, subject only to (A) the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property, (C) the exceptions (general and specific) and exclusions set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current general use of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property, (D) the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related Mortgaged Property, (E) if the related Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the mortgage instrument for that other Mortgage Loan and (F) if the related Mortgaged Property is a unit in a condominium, the related condominium declaration (items (A), (B), (C), (D), (E) and (F) collectively, "Permitted Encumbrances"), and except that, in the case of the CBA Mortgage Loans, the related Mortgage encumbering the related Mortgaged Property also secures one or more other mortgage loans; and with respect to each Mortgage Loan, such Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan; the premium for such policy was paid in full; such policy (or if it is yet to be issued, the coverage to be afforded thereby) is issued by a title insurance company licensed to issue policies in the state in which the related Mortgaged Property is located (unless such state is Iowa) and is assignable (with the related Mortgage Loan) to Depositor and the Trustee without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy and Seller has not undertaken any action or omitted to take any action, and has no knowledge of any such act or omission, which would impair or diminish the coverage of such policy;

            (xiv) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and no future advances have been made which are not reflected in the related Mortgage File;

            (xv) Except as set forth in a property inspection report or engineering report prepared in connection with the origination of the Mortgage Loan, as of the later of the date of origination of such Mortgage Loan or the most recent inspection of the related Mortgaged Property by Seller, as applicable, and to the knowledge of Seller as of the date hereof, each related Mortgaged Property is free of any material damage that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan (normal wear and tear excepted). If any of the inspection or engineering reports referred to above in this paragraph (xv) revealed any immediate repair items, then one of the following is true: (A) the repairs and/or maintenance necessary to correct such condition have been completed in all material respects; (B) an escrow of funds is required or a letter of credit was obtained in an amount reasonably estimated to be sufficient to complete the repairs and/or maintenance necessary to correct such condition; or (C) the reasonable estimation at the time of origination of the Mortgage Loan of the cost to complete the repairs and/or maintenance necessary to correct such condition represented no more than the greater of (1) $50,000 and (2) 2% of the value of the related Mortgaged Property as reflected in an appraisal conducted in connection with the origination of the subject Mortgage Loan; as of the closing date for each Mortgage Loan and, to Seller's knowledge, as of the date hereof, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or value of the Mortgaged Property;

            (xvi) Seller has inspected or caused to be inspected each related Mortgaged Property within the past twelve months, or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within three months of origination of the Mortgage Loan;

            (xvii) No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature other than the ARD Loans which may have negative amortization from and after the related Anticipated Repayment Date;

            (xviii) Each Mortgage Loan is a whole loan, and neither the Mortgage Loan nor the related Mortgage Loan Documents create or grant an equity participation to the lender or any other party;

            (xix) The Mortgage Rate (exclusive of any default interest, late charges, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. Except to the extent any noncompliance did not materially and adversely affect the value of the related Mortgaged Property, the security provided by the Mortgage or the related borrower's operations at the related Mortgaged Property, any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

            (xx) Neither Seller nor, to Seller's knowledge, any originator, committed any fraudulent acts during the origination process of any Mortgage Loan and (i) the origination of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary commercial mortgage lending standards and (ii) the servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with servicing standard and no other person has been granted or conveyed the right to service the Mortgage Loans or receive any consideration in connection therewith, except as provided in the Pooling and Servicing Agreement or any permitted subservicing agreements and/or servicing rights purchase agreements being executed and delivered in connection therewith;

            (xxi) All taxes and governmental assessments that became due and owing prior to the date hereof with respect to each related Mortgaged Property and that are or may become a lien of priority equal to or higher than the lien of the related Mortgage have been paid or an escrow of funds has been established and such escrow (including all escrow payments required to be made prior to the delinquency of such taxes and assessments) is sufficient to cover the payment of such taxes and assessments;

            (xxii) All escrow deposits and payments required pursuant to each Mortgage Loan are in the possession, or under the control, of Seller or its agent and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, all such escrows and deposits are being conveyed by Seller to Depositor and identified as such with appropriate detail, and any and all requirements for the disbursement of any such escrows have been complied with in all material respects;

            (xxiii) Each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, in an amount not less than the lesser of the principal amount of the related Mortgage Loan and the replacement cost (with no deduction for physical depreciation) and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the related Mortgaged Property; each related Mortgaged Property is also covered by business interruption or rental loss insurance which covers a period of not less than 12 months and comprehensive general liability insurance in amounts generally required by prudent commercial mortgage lenders for similar properties; all Mortgaged Properties in California or in a seismic zone 4 or 5 have had a seismic assessment done and earthquake insurance was obtained to the extent any such Mortgaged Property has a probable maximum loss in the event of an earthquake of greater than twenty percent (20%) of the replacement value of the related improvements; if the Mortgaged Property for any Mortgage Loan is located within Florida or within 25 miles of the coast of North Carolina, South Carolina, Georgia, Alabama, Mississippi, Louisiana or Texas, then, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and
(ii) 100% of the insurable replacement cost of the improvements located on the related Mortgaged Property; the Mortgaged Properties securing all of the Mortgage Loans having a Cut-off Date Principal Balance in excess of $3,000,000 have, as of the date hereof, insurance policies in place with respect to acts of terrorism or damage related thereto (excluding acts involving nuclear, biological or chemical terrorism), except any such Mortgage Loans that are listed on the applicable Exception Report. All premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies or the related insurance certificates require prior notice to the insured of reduction in coverage, termination or cancellation, and no such notice has been received by Seller; such insurance names the lender under the Mortgage Loan and its successors and assigns as a named or additional insured; each related Mortgage Loan obligates the related borrower to maintain all such insurance and, at such borrower's failure to do so, authorizes the lender to maintain such insurance at the borrower's cost and expense and to seek reimbursement therefor from such borrower; (xxiv) There is no monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan. To Seller's knowledge, there is no (A) non-monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan or
(B) event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (A) or (B), would materially and adversely affect the use or value of the Mortgage Loan or the related Mortgaged Property. Notwithstanding the foregoing, this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation or warranty made by Seller elsewhere in this Exhibit A or the Exception Report;

            (xxv) No Mortgage Loan has been more than 30 days delinquent in making required payments since origination and as of the Cut-off Date no Mortgage Loan is 30 or more days delinquent in making required payments;

            (xxvi) (A) Each related Mortgage contains provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure or, subject to applicable state law requirements, appointment of a receiver, and (B) there is no exemption available to the borrower which would interfere with such right to foreclose, except, in the case of either (A) or
(B), as the enforcement of the Mortgage may be limited by bankruptcy, insolvency, reorganization, moratorium, redemption or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No borrower is a debtor in a state or federal bankruptcy or insolvency proceeding;

            (xxvii) At origination, each borrower represented and warranted in all material respects that to its knowledge, except as set forth in certain environmental reports and, except as commonly used in the operation and maintenance of properties of similar kind and nature to the Mortgaged Property, in accordance with prudent management practices and applicable law, and in a manner that does not result in any contamination of the Mortgaged Property, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials or other environmental laws; and the related borrower agreed to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of the foregoing representations, warranties or covenants given by the borrower in connection with such Mortgage Loan. A Phase I environmental report (or, with respect to residential cooperative loans with an original principal balance of $350,000 or less, a transaction screen meeting ASTM standards) and, with respect to certain Mortgage Loans, a Phase II environmental report was conducted by a reputable independent environmental consulting firm in connection with such Mortgage Loan, which report (or transaction screen) did not indicate any material non-compliance with applicable environmental laws or material existence of hazardous materials or, if any material non-compliance or material existence of hazardous materials was indicated in any such report (or transaction screen), then at least one of the following statements is true: (A) funds reasonably estimated to be sufficient to cover the cost to cure any material non-compliance with applicable environmental laws or material existence of hazardous materials have been escrowed by the related borrower and held by the related mortgagee; (B) if the environmental report recommended an operations and maintenance plan, but not any material expenditure of funds, an operations and maintenance plan has been required to be obtained by the related borrower;
(C) the environmental condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof; (D) a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as "closed"); (E) such conditions or circumstances identified in the Phase I environmental report were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation; (F) a party unrelated to the borrower with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation; (G) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than two percent (2%) of the outstanding principal balance of the related Mortgage Loan; or (H) a lender's environmental insurance policy was obtained and is a part of the related Mortgage File. Notwithstanding the preceding sentence, with respect to certain Mortgage Loans with an original principal balance of less than $3,000,000, no environmental report may have been obtained, but (in such cases where a Phase I environmental report was not obtained) a lender's secured creditor impaired property environmental insurance policy was obtained with respect to each such Mortgage Loan. Each of such secured creditor impaired property environmental insurance policies is a part of the related Mortgage File. Each of such environmental insurance policies is in full force and effect, is in an amount not less than the 100% of the balance of the related Mortgage Loan, and has a term extending not less than five years after the maturity date of the related Mortgage Loan; the premiums for such policies have been paid in full; the Trustee is named as an insured under each of such policies; and Seller has delivered to the insurer all related environmental reports in its possession. To Seller's knowledge, in reliance on the environmental reports referred to in the second sentence of this paragraph (xxvii) and except as set forth in such environmental reports, each Mortgaged Property is in material compliance with all applicable federal, state and local environmental laws, and to Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority, except, in all cases, as indicated in such environmental reports or other documents previously provided to the Rating Agencies; and Seller has not taken any action which would cause the Mortgaged Property to not be in compliance with all federal, state and local environmental laws pertaining to environmental hazards;

            (xxviii) (1) Each Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent), the related Mortgaged Property is directly or indirectly transferred or sold, and (2) except with respect to transfers of certain interests in the related borrower to persons already holding interests in the borrower, their family members, affiliated companies and other estate planning related transfers that satisfy certain criteria specified in the related Mortgage (which criteria is consistent with the practices of prudent commercial mortgage lenders) or any transfers in connection with the death or disability of owners of the borrower or, if the related Mortgaged Property is a residential cooperative property, transfers of stock of the related borrower in connection with the assignment of a proprietary lease for a unit in the related Mortgaged Property by a tenant-shareholder of the related borrower to other persons who by virtue of such transfers become tenant-shareholders in the related borrower, each Mortgage Loan also contains the provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent), a majority interest in the related borrower is directly or indirectly transferred or sold;

            (xxix) All improvements included in the related appraisal are within the boundaries of the related Mortgaged Property, except for encroachments onto adjoining parcels for which Seller has obtained title insurance against losses arising therefrom or that do not materially and adversely affect the use or value of such Mortgaged Property. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value of such Mortgaged Property, the security provided by the Mortgage, the current use of the Mortgaged Property, or the related borrower's operations at the Mortgaged Property;

            (xxx) The information pertaining to the Mortgage Loans which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Agreement is complete and accurate in all material respects as of the dates of the information set forth therein (or, if not set forth therein, as of the Cut-off
Date);

            (xxxi) With respect to any Mortgage Loan where all or any portion of the estate of the related borrower therein is a leasehold estate under a ground lease, and the related Mortgage does not also encumber the related lessor's fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel received from the ground lessor, Seller represents and warrants that:

            (A) The ground lease or a memorandum regarding such ground lease has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To Seller's knowledge, there has been no material change in the terms of the ground lease since its recordation, except by any written instruments which are included in the related mortgage file;

            (B) The lessor under such ground lease has agreed in a writing included in the related mortgage file that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

            (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and would be enforceable, by the lender) that extends not less than 10 years beyond the amortization term of the related Mortgage Loan;

            (D) Based on the title insurance policy (or binding commitment therefor) obtained by Seller, the ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to Permitted Encumbrances and liens that encumber the ground lessor's fee interest;

            (E) Under the terms of the ground lease, the ground lease is assignable to the lender and its assigns without the consent of the lessor thereunder;

            (F) The ground lease is in full force and effect, Seller has no actual knowledge that any default beyond applicable notice and grace periods has occurred, and to Seller's knowledge, there is no existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

            (G) The ground lease or ancillary agreement, which is part of the Mortgage File, between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the lender;

            (H) The lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the lender is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease. All rights of the lender under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the lender;

            (I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

            (J) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor may be entitled to a portion of such award;

            (K) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by a prudent commercial mortgage lender, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan). Until the principal balance and accrued interest are paid in full, neither the lessee nor the lessor under the ground lease will have an option to terminate or modify the ground lease without the prior written consent of the lender as a result of any casualty or partial condemnation; and

            (L) Provided that the lender cures any defaults which are susceptible to being cured, the lessor has agreed to enter into a new lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding;

            (xxxii) With respect to any Mortgage Loan where all or a material portion of the estate of the related borrower therein is a leasehold estate, but the related Mortgage also encumbers the related lessor's fee interest in such Mortgaged Property: (A) such lien on the related fee interest is evidenced by the related Mortgage, (B) such Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or encumbrance upon such fee interest, (C) upon the occurrence of a default under the terms of such Mortgage by the related borrower, any right of the related lessor to receive notice of, and to cure, such default granted to such lessor under any agreement binding upon the lender would not be considered commercially unreasonable in any material respect by prudent commercial mortgage lenders, (D) the related lessor has agreed in a writing included in the related Mortgage File that the related ground lease may not be amended or modified without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, and (E) the related ground lease is in full force and effect, and Seller has no actual knowledge that any default beyond applicable notice and grace periods has occurred or that there is any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease;

            (xxxiii) Except in the case of the CBA Mortgage Loans with respect to those Mortgage Loans that are cross-collateralized or cross-defaulted, all other loans that are cross-collateralized or cross-defaulted with such Mortgage Loans are being transferred to Depositor hereunder;

            (xxxiv) Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof;

            (xxxv) (A) The Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (B) the fair market value of such real property, as evidenced by an appraisal satisfying the requirements of FIRREA conducted within 12 months of the origination of the Mortgage Loan, was at least equal to 80% of the principal amount of the Mortgage Loan (1) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (2) at the date hereof; provided that the fair market value of the real property must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (B) shall be made on an aggregated basis);

            (xxxvi) There are no subordinate mortgages encumbering the related Mortgaged Property, nor are there any preferred equity interests held by the lender or any mezzanine debt related to such Mortgaged Property, except as set forth in the Prospectus Supplement, in this Exhibit A or in the Exception Report;

            (xxxvii) Except in cases where the related Mortgaged Property is a residential cooperative property, the Mortgage Loan Documents executed in connection with each Mortgage Loan having an original principal balance in excess of $5,000,000 require that the related borrower be a Single-Purpose Entity (for this purpose, "Single-Purpose Entity" shall mean an entity, other than an individual, having organizational documents which provide substantially to the effect that it is formed or organized solely for the purpose of owning and operating one or more Mortgaged Properties, is prohibited from engaging in any business unrelated to such property and the related Mortgage Loan, does not have any assets other than those related to its interest in the related Mortgaged Property or its financing, or any indebtedness other than as permitted under the related Mortgage Loan). To Seller's actual knowledge, each borrower has fully complied with the requirements of the related Note and Mortgage and borrower's organizational documents regarding Single-Purpose Entity status;

            (xxxviii) Except in cases where the related Mortgaged Property is a residential cooperative property, each Mortgage Loan prohibits the related borrower from mortgaging or otherwise encumbering the Mortgaged Property, or any controlling equity interest in the borrower, without the prior written consent of the mortgagee or the satisfaction of debt service coverage or similar criteria specified in the Note or Mortgage which would be acceptable to a reasonably prudent commercial mortgage lender, and, except in connection with trade debt and equipment financings in the ordinary course of borrower's business, from carrying any additional indebtedness, except, in each case, liens contested in accordance with the terms of the Mortgage Loans or, with respect to each Mortgage Loan having an original principal balance of less than $4,000,000, any unsecured debt;

            (xxxix) Each borrower covenants in the Mortgage Loan Documents that it shall remain in material compliance with all material licenses, permits and other legal requirements necessary and required to conduct its business;

            (xl) Each Mortgaged Property (A) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (B) is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and (C) constitutes one or more separate tax parcels or is covered by an endorsement with respect to the matters described in (A), (B) or (C) under the related title insurance policy (or the binding commitment therefor);

            (xli) Based solely on a flood zone certification or a survey of the related Mortgaged Property, if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency or the Secretary of Housing and Urban Development as having special flood hazards categorized as Zone "A" or Zone "V" and flood insurance is available, the terms of the Mortgage Loan require the borrower to maintain flood insurance, or at such borrower's failure to do so, authorizes the lender to maintain such insurance at the cost and expense of the borrower and such insurance is in full force and effect in an amount not less than the lesser of (A) the replacement cost of the material improvements on such Mortgaged Property, (B) the balance of the Mortgage Loan and (C) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program;

            (xlii) With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law or may be substituted in accordance with applicable law by the related mortgagee, and except in connection with a trustee's sale after a default by the related borrower, no fees are payable to such trustee, and such fees payable are payable by the borrower;

            (xliii) Except as disclosed in the Exception Report to this Agreement, to the knowledge of Seller as of the date hereof, there was no pending action, suit or proceeding, arbitration or governmental investigation against any borrower or Mortgaged Property, an adverse outcome of which would materially and adversely affect such borrower's ability to perform under the related Mortgage Loan;

            (xliv) No advance of funds has been made by Seller to the related borrower (other than mezzanine debt and the acquisition of preferred equity interests by the preferred equity interest holder, as disclosed in the Prospectus Supplement), and no funds have, to Seller's knowledge, been received from any person other than, or on behalf of, the related borrower, for, or on account of, payments due on the Mortgage Loan;

            (xlv) To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized did not materially and adversely affect the enforceability of such Mortgage Loan;

            (xlvi) All collateral for the Mortgage Loans is being transferred as part of the Mortgage Loans;

            (xlvii) Except as disclosed in the Exception Report or the Prospectus Supplement with respect to the Crossed Mortgage Loans and Mortgage Loans secured by multiple, non-contiguous real properties, no Mortgage Loan requires the lender to release any portion of the Mortgaged Property from the lien of the related Mortgage except upon (A) payment in full or defeasance of the related Mortgage Loan, (B) the satisfaction of certain legal and underwriting requirements that would be customary for prudent commercial mortgage lenders, which in all events include payment of a release price at least 125% of the appraised value of the property to be released or of the allocated loan amount of such property, (C) releases of unimproved out-parcels or (D) releases of other portions of the Mortgaged Property which will not have a material adverse effect on the use or value of the collateral for the related Mortgage Loan and which were given no value in the appraisal of the Mortgaged Property or of that portion of the Mortgaged Property used to calculate the loan-to-value ratio of the Mortgaged Property for underwriting purposes. No release or partial release of any Mortgaged Property, or any portion thereof, expressly permitted or required pursuant to the terms of any Mortgage Loan would constitute a significant modification of the related Mortgage Loan under Treas. Reg. Section 1.860G-2(b)(2);

            (xlviii) Any insurance proceeds in respect of a casualty loss or taking will be applied either to (A) the repair or restoration of all or part of the related Mortgaged Property, with, in the case of all casualty losses or takings in excess of a specified amount or percentage of the related loan amount that a prudent commercial lender would deem satisfactory and acceptable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses (except in any case where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender) or (B) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

            (xlix) Each UCC Financing Statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each assignment, if any, of such UCC Financing Statement to Seller was, and each assignment, if any, of such UCC Financing Statement in blank which the Trustee or its designee is authorized to complete (but for the insertion of the name of the assignee and any related filing information which is not yet available to Seller) is, in suitable form for filing in the filing office in which such UCC Financing Statement was filed;

            (l) To Seller's knowledge, (A) each commercial lease covering more than 10% (20% in the case of any Mortgage Loan having an original principal balance less than $2,500,000) of the net leaseable area of the related Mortgaged Property is in full force and effect and (B) there exists no default under any such commercial lease either by the lessee thereunder or by the related borrower that could give rise to the termination of such lease;

            (li) Based upon an opinion of counsel and/or other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property. With respect to Mortgage Loans with a Cut-off Date Principal Balance of over $10,000,000, if the related Mortgaged Property does not so comply, to the extent Seller is aware of such non-compliance, it has required the related borrower to obtain law and ordinance insurance coverage in amounts customarily required by prudent commercial mortgage lenders;

            (lii) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation (as defined herein) Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage or any substantially similar successor provision), the related Mortgaged Property, if acquired by a REMIC in connection with the default or imminent default of such Mortgage Loan would constitute "foreclosure property" within the meaning of Code Section 860G(a)(8) and all Prepayment Premiums and Yield Maintenance Charges with respect to such Mortgage Loan constitute "customary prepayment penalties" within the meaning of Treasury Regulation Section 1.860G-1(b)(2);

            (liii) With respect to any Mortgage Loan that pursuant to the Mortgage Loan Documents can be defeased, (A) the Mortgage Loan cannot be defeased within two years after the Closing Date, (B) the borrower can pledge only United States government securities in an amount sufficient to make all scheduled payments under the Mortgage Loan when due, (C) the borrower is required to provide independent certified public accountant's certification that the collateral is sufficient to make such payments, (D) the loan may be required to be assumed by a single-purpose entity designated by the holder of the Mortgage Loan, (E) the borrower is required to provide an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest, (F) the borrower is required to pay all Rating Agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, (G) with respect to any Significant Loan (as defined in the Pooling and Servicing Agreement), the borrower is required to provide an opinion of counsel that such defeasance will not cause any REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC for federal or applicable state tax purposes and (H) with respect to any Significant Loan (as defined in the Pooling and Servicing Agreement), the borrower must obtain confirmation from each Rating Agency that the defeasance would not result in such Rating Agency's withdrawal, downgrade or qualification of the then current rating of any class of Certificates rated by such Rating Agency;

            (liv) The Mortgage Loan Documents for each Mortgage Loan provide that the related borrower thereunder shall be liable to the lender for any losses incurred by the lender due to (A) the misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (B) any willful act of material waste, (C) any breach of the environmental covenants contained in the related Mortgage Loan Documents, and (D) fraud by the related borrower; provided that, with respect to clause (C) of this sentence, an indemnification against losses related to such violations or environmental insurance shall satisfy such requirement; and provided, further, that, if the related Mortgaged Property is a residential cooperative property, then the subject Mortgage Loan is fully recourse to the borrower;

            (lv) If such Mortgage Loan is an ARD Loan, it commenced amortizing on its initial scheduled Due Date and provides that: (A) its Mortgage Rate will increase by no less than two percentage points in connection with the passage of its Anticipated Repayment Date and so long as the Mortgage Loan is an asset of the Trust Fund; (B) its Anticipated Repayment Date is not less than seven years following the origination of such Mortgage Loan; (C) no later than the related Anticipated Repayment Date, if it has not previously done so, the related borrower is required to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the applicable Master Servicer; and (D) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures;

            (lvi) Except as disclosed in the Prospectus Supplement, no Mortgage Loan, and no group of Mortgage Loans made to the same borrower and to borrowers that are Affiliates, accounted for more than 5.0% of the aggregate of the Cut-off Date Principal Balances of all of the mortgage loans (including the Mortgage Loans) sold to Depositor by Column Financial, Inc., GMAC Commercial Mortgage Corporation and General Electric Capital Corporation pursuant to those certain Mortgage Loan Purchase Agreements, each dated as of November 1, 2005, between Depositor and Column Financial, Inc., GMAC Commercial Mortgage Corporation and General Electric Capital Corporation, respectively, as of the Cut-off Date;

            (lvii) Except for the Mortgage Loans with an initial principal balance less than $3,000,000, in connection with its origination or acquisition of each Mortgage Loan, Seller obtained an appraisal of the related Mortgaged Property, which appraisal is signed by an appraiser, who, to Seller's actual knowledge, had no interest, direct or indirect, in the borrower, the Mortgaged Property or in any loan made on the security of the Mortgaged Property, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan; and

            (lviii) Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

                                    EXHIBIT B


                  NCB, FSB MORTGAGE LOAN PURCHASE AGREEMENT

                                  See Attached

                                                                   EXECUTED COPY

--------------------------------------------------------------------------------


                             COLUMN FINANCIAL, INC.
                                   (Purchaser)




                                       and




                                    NCB, FSB
                                    (Seller)



          ------------------------------------------------------------


                        MORTGAGE LOAN PURCHASE AGREEMENT




                         Dated as of September 30, 2005



          ------------------------------------------------------------








--------------------------------------------------------------------------------

                                TABLE OF CONTENTS



Section 1.  Transactions on or Prior to the Closing Date....................
Section 2.  Closing Date Actions............................................
Section 3.  Conveyance of Mortgage Loans....................................
Section 4.  Purchaser's Conditions to Closing...............................
Section 5.  Seller's Conditions to Closing..................................
Section 6.  Representations and Warranties of Seller........................
Section 7.  Obligations of Seller...........................................
Section 8.  Cooperation in Disposition Transactions.........................
Section 9.  Servicing; Retained Interest....................................
Section 10. Representations and Warranties of Purchaser.....................
Section 11. Survival of Certain Representations, Warranties and Covenants...
Section 12. Transaction Expenses............................................
Section 13. Recording Costs and Expenses....................................
Section 14. Notices.........................................................
Section 15. Examination of Mortgage Files...................................
Section 16. Successors......................................................
Section 17. Governing Law...................................................
Section 18. Severability....................................................
Section 19. Further Assurances..............................................
Section 20. Counterparts....................................................
Section 21. Treatment as Security Agreement.................................
Section 22. Recordation of Agreement........................................
Section 23. Servicing of the Mortgage Loans.................................

Schedule I    Schedule of Transaction Terms
Schedule II   Mortgage Loan Schedule
Schedule III  [Reserved]
Schedule IV   Mortgage Loans with Lost Notes
Schedule V    Exceptions to Seller's Representations and Warranties

Exhibit A     Representations and Warranties Regarding the Mortgage Loans
Exhibit B     Form of Lost Note Affidavit

                        MORTGAGE LOAN PURCHASE AGREEMENT

            This Mortgage Loan Purchase Agreement (this "Agreement"), dated as of September 30, 2005, is made by and between NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of Treasury ("Seller"), and COLUMN FINANCIAL, INC., a Delaware corporation ("Purchaser").

                                    RECITALS

            I. Capitalized terms used herein without definition have the meanings ascribed to them in the Schedule of Transaction Terms attached hereto as Schedule I, which is incorporated herein by this reference.

            II. On the Closing Date, and on the terms set forth herein, Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller the mortgage loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Schedule II (each such mortgage loan, a "Mortgage Loan" and, collectively, the "Mortgage Loans"). Purchaser intends to securitize, sell or otherwise dispose of such Mortgage Loans in a subsequent transaction (any such transaction, a "Disposition Transaction").

                                    AGREEMENT

            NOW, THEREFORE, on the terms and conditions set forth below and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Purchaser and Seller agree as follows:

            Section 1. Transactions on or Prior to the Closing Date. On or prior to the Closing Date, Seller shall have delivered the Mortgage Files with respect to each of the Mortgage Loans listed in the Mortgage Loan Schedule to Purchaser or its designee, against receipt by Seller of a written receipt, pursuant to an arrangement between Seller and the Purchaser; provided, however, that item (xvi) in the definition of Mortgage File (below) shall be retained by the Seller as the Servicer for inclusion in the Servicer File (defined below) with a copy delivered to the Purchaser for inclusion in the Mortgage File.

            Section 2. Closing Date Actions. The sale of the Mortgage Loans shall take place on the Closing Date. The closing (the "Closing") shall take place at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, or such other location as agreed upon between the parties hereto. On the Closing Date, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, on a servicing retained basis, the Mortgage Loans pursuant to this Agreement for the Mortgage Loan Purchase Price payable in accordance with instructions previously provided to Purchaser by Seller; provided, however, that Seller expressly hereby retains and does not transfer to Purchaser the Retained Interest. The Mortgage Loan Purchase Price shall be paid by Purchaser to Seller or at its direction by wire transfer in immediately available funds to an account designated by Seller on or prior to the Closing Date. The "Mortgage Loan Purchase Price" paid by Purchaser shall be equal to the amount that the Purchaser and the Seller have mutually agreed upon as set forth in the Closing Statement (which amount includes, without limitation, accrued interest).

            Section 3. Conveyance of Mortgage Loans. On the Closing Date, Seller shall sell, convey, assign and transfer on a servicing retained basis (as provided in Section 23 below), without recourse except as provided herein, to Purchaser, free and clear of any liens, claims or other encumbrances, all of Seller's right, title and interest in, to and under: (i) each of the Mortgage Loans identified on the Mortgage Loan Schedule and (ii) all property of Seller described in Section 21(b) of this Agreement, including, without limitation, (A) all scheduled payments of interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date and (B) all other payments of interest, principal or prepayment premiums received on or with respect to the Mortgage Loans after the Cut-off Date, other than any such payments of interest or principal or prepayment premiums that were due on or prior to the Cut-off Date and excluding the Retained Interest which is not being transferred herein. Each Mortgage File shall contain the following documents:

                  (i) the original Note (or with respect to those Mortgage Loans listed in Schedule IV hereto, a "lost note affidavit" substantially in the form of Exhibit B hereto and a true and complete copy of the
            Note), bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the Mortgage Loan Originator either in blank or to Seller, and further endorsed (at the direction of Purchaser given pursuant to this Agreement) by Seller, on its face or by allonge attached thereto, without recourse, either in blank or to the order of the Purchaser in the following form: "Pay to the order of Column Financial, Inc., without recourse, representation or warranty, express or implied";

                  (ii) a duplicate original Mortgage or a counterpart thereof or, if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals, certified copies or copies from the applicable recording office) of any intervening assignments thereof from the Mortgage Loan Originator to Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

                  (iii) an original assignment of the Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from Seller (or the Mortgage Loan Originator) either in blank or to "Column Financial, Inc.";

                  (iv) an original, counterpart or copy of any related
            Assignment of Leases (if such item is a document separate from the Mortgage), and the originals, counterparts or copies of any intervening assignments thereof from the Mortgage Loan Originator of the Loan to Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

                  (v) an original assignment of any related Assignment of Leases
            (if such item is a document separate from the Mortgage), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from Seller (or the Mortgage Loan Originator), either in blank or to "Column Financial, Inc.";

                  (vi) an original or true and complete copy of any related
            security agreement (if such item is a document separate from the Mortgage), and the originals or copies of any intervening assignments thereof from the Mortgage Loan Originator to Seller;

                  (vii) an original assignment of any related security agreement
            (if such item is a document separate from the Mortgage), from Seller (or the Mortgage Loan Originator) either in blank or to "Column Financial, Inc.," which assignment may be included as part of an omnibus assignment covering other documents relating to the Mortgage Loan (provided that such omnibus assignment is effective under applicable law);

                  (viii) originals or copies of all (A) assumption agreements,
            (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence, when appropriate, of recording thereon or in the form submitted for recording, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Mortgage Loan has been assumed;

                  (ix) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the Mortgage as a first lien on the related Mortgaged Property, relating to such Mortgage Loan;

                  (x) the original or a counterpart of any guaranty of the
            obligations of the Borrower under the Mortgage Loan;

                  (xi) UCC acknowledgement, certified or other copies of all UCC financing statements and continuation statements which show the filing or recording thereof (including the filing number or other similar filing information) or copies thereof in the form submitted for filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the Mortgage Loan Originator (and each assignee prior to the Purchaser) in and to the personalty of the Borrower at the Mortgaged Property, and original UCC assignments in a form suitable for filing or recording, sufficient to transfer such security interest to the Purchaser;

                  (xii) the original or copy of any power of attorney (with
            evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

                  (xiii) an original or copy of any subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to subordinate indebtedness, including any mezzanine loan documents or preferred equity documents;

                  (xiv) with respect to any cash collateral accounts and
            lock-box accounts, an original or copy of any related account control agreement and a copy of the UCC financing statements, if any, submitted for filing with respect to Seller's security interest in the cash collateral accounts and lock-box accounts and all funds contained therein (together with UCC financing statement assignments assigning such security interest to the Purchaser);

                  (xv) an original or copy of any related Loan Agreement (if separate from the related Mortgage);

                  (xvi) the originals of letters of credit, if any, relating to the Mortgage Loans and amendments thereto which entitles the Purchaser or its designee to draw thereon; subject, however, to the proviso set forth in Section 1;

                  (xvii) any related environmental insurance policy and any
            environmental guarantee or indemnity agreement;

                  (xviii) the original ground lease, if any, and any amendments, modifications or extensions thereto, and any ground lease estoppel or a certified copy thereof; and

                  (xix) any additional documents required to be added to the
            Mortgage File pursuant to the Servicing Agreement.

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (ii), (iv), (viii),
(xi) (other than assignments of UCC financing statements to be recorded or filed in accordance with the transfer contemplated by this Agreement), (xii) and (xiv) (other than assignments of UCC financing statements to be filed in accordance with the transfer contemplated by this Agreement) above, with evidence of recording or filing thereon on the Closing Date solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, Seller: (i) shall deliver, or cause to be delivered, to the Purchaser or its designee a duplicate original or true copy of such document or instrument certified by the applicable public recording or filing office, the applicable title insurance company or Seller to be a true and complete duplicate original or copy of the original thereof submitted for recording or filing; and (ii) shall deliver, or cause to be delivered, either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, within 365 days after the Closing Date, which period may be extended up to two times, in each case for an additional period of 90 days (provided that Seller, as certified in writing to Purchaser prior to each such 90-day extension, is in good faith attempting to obtain from the appropriate recording or filing office such original or photocopy). Compliance with this paragraph will satisfy Seller's delivery requirements under this Section 3 with respect to the subject document(s) and instrument(s).

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (ii), (iv), (viii),
(xi) (other than assignments of UCC financing statements to be recorded or filed in accordance with the transfer contemplated by this Agreement), (xii) and (xiv) (other than assignments of UCC financing statements to be filed in accordance with the transfer contemplated by this Agreement) above with evidence of recording or filing thereon for any other reason, including without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of this Agreement shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the related Mortgage File if a photocopy of such non-delivered document or instrument (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof as filed or recorded) is delivered to the Purchaser or its designee on or before the Closing Date.

            Notwithstanding the foregoing, in the event that the Seller cannot deliver to the Purchaser or its designee any UCC-2 or UCC-3 assignment with the filing information of the UCC-1 financing statement with respect to any Mortgage Loan, solely because such UCC-1 financing statement has not been returned by the public filing office where such UCC-1 financing statement has been delivered for filing, Seller shall deliver or cause to be delivered to the Purchaser or its designee a photocopy of such UCC-2 or UCC-3 assignment with the filing information left blank. The Seller, promptly upon receipt of the applicable filing information of the UCC-1 financing statement being so assigned, shall deliver or cause to be delivered to the Purchaser or its designee the original UCC-2 or UCC-3 assignment with all appropriate filing information set forth thereon.

            Notwithstanding the foregoing, Seller may, at its sole cost and expense, but is not obligated to, engage a third-party contractor to prepare or complete in proper form for filing or recording any and all assignments of Mortgage, assignments of Assignments of Leases and assignments of UCC financing statements to the Purchaser to be delivered pursuant to clauses (iii), (v) and
(xi) above (collectively, the "Assignments"), to submit those Assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver those Assignments to the Purchaser or its designee as those Assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon. However, in the event Seller engages a third-party contractor as contemplated in the immediately preceding sentence, the rights, duties and obligations of Seller pursuant to this Agreement remain binding on the Seller; and, if Seller does not engage a third party as contemplated by the immediately preceding sentence, then Seller will still be liable for recording and filing fees and expenses of the Assignments as and to the extent contemplated by Section 13 hereof.

            On and after the Closing Date, Seller shall retain the Servicer Files with respect to each of the Mortgage Loans in its capacity as Servicer for the benefit of the Purchaser. Each such Servicer File shall contain all documents and records in the Seller's possession relating to such applicable Mortgage Loans (including reserve and escrow agreements, rent rolls, leases, environmental and engineering reports, third-party underwriting reports, appraisals, surveys, legal opinions, estoppels, cash management agreements, lockbox agreements, financial statements, operating statements and any other information provided by the respective Borrower from time to time, but excluding any draft documents, attorney/client communications, which are privileged or constitute legal or other due diligence analyses and documents prepared by the Seller or any of its Affiliates solely for internal communication, credit underwriting or due diligence analyses) that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with copies of all instruments and documents which are required to be a part of the related Mortgage File in accordance with the definition thereof.

            The Purchaser shall be entitled to all scheduled principal payments due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans due after the Cut-off Date, minus that portion of any such payment which is allocable to either (i) the Retained Interest or (ii) the period on or prior to the Cut-off Date. All scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date, together with the accompanying interest payments, shall belong to Seller.

            Upon the sale of the Mortgage Loans from Seller to Purchaser pursuant hereto, the ownership of each Note, the related Mortgage and the contents of the related Mortgage File shall be vested in Purchaser, subject to the Retained Interest, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Seller as seller of the Mortgage Loans hereunder, exclusive in each case of documents prepared by Seller or any of its Affiliates solely for internal credit analysis or other internal uses or any attorney client privileged communication, shall immediately vest in Purchaser, subject to the Retained Interest. All monthly payments, principal prepayments and other amounts received by Seller and not otherwise belonging to Seller pursuant to this Agreement shall be sent by Seller within three (3) Business Days after Seller's receipt thereof to the Servicer on behalf of the Purchaser.

            Seller shall, under generally accepted accounting principles ("GAAP"), report its transfer of the Mortgage Loans to Purchaser, as provided herein, as a sale of the Mortgage Loans to Purchaser in exchange for the consideration specified in Section 2 hereof. In connection with the foregoing, Seller shall cause all of its financial and accounting records to reflect such transfer as a sale (as opposed to a secured loan). Seller shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent to clearly reflect that the Mortgage Loans have been transferred to Purchaser and with the exception of the Retained Interest which has been retained by Seller are no longer available to satisfy claims of Seller's creditors.

            After Seller's transfer of the Mortgage Loans to Purchaser, as provided herein, Seller shall not take any action inconsistent with Purchaser's ownership (or the ownership by any of Purchaser's assignees) of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Servicing Agreement, and further except for actions that Seller is expressly permitted to complete subsequent to the Closing Date, Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by Seller to Purchaser.

            Section 4. Purchaser's Conditions to Closing. The obligations of Purchaser to purchase the Mortgage Loans and pay the Mortgage Loan Purchase Price at the Closing Date under the terms of this Agreement are subject to the satisfaction of each of the following conditions at or before the Closing:

            (a) Each of the obligations of Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of Seller under this Agreement (subject to the exceptions set forth in the Exception Report) shall be true and correct in all material respects as of the Closing Date; no event shall have occurred with respect to Seller or any of the Mortgage Loans and related Mortgage Files which, with notice or the passage of time, would constitute a material default under this Agreement; and Purchaser shall have received certificates to the foregoing effect signed by authorized officers of Seller.

            (b) Purchaser, or if directed by Purchaser, the Purchaser's attorneys or other designee, shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Purchaser and Seller, duly executed by all signatories other than Purchaser, as required pursuant to the respective terms thereof:

                  (i) the Mortgage Files, subject to the provisos of Section 1 of this Agreement, which shall have been delivered to and held by the Purchaser or its designee on behalf of Seller;

                  (ii) the Mortgage Loan Schedule;

                  (iii) [Reserved]

                  (iv) an opinion or opinions of Seller's counsel, dated the
            Closing Date, in form acceptable to the Purchaser as to various corporate matters and such other matters as shall be reasonably required by the Purchaser;

                  (v) a schedule of the balances of the escrow accounts and the reserve accounts pertaining to the Mortgage Loans; and

                  (vi) all other information, documents, certificates, or
            letters with respect to the Mortgage Loans or Seller and its Affiliates as are reasonably requested by Purchaser in order for Purchaser to perform any of it obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to any sale of Mortgage Loans by Purchaser as contemplated herein.

            (c) Seller shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after the Closing.

            Section 5. Seller's Conditions to Closing. The obligations of Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

            (a) Each of the obligations of Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; and all of the representations and warranties of Purchaser under this Agreement shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to Purchaser which, with notice or the passage of time, would constitute a material default under this Agreement, and Seller shall have received certificates to that effect signed by authorized officers of Purchaser.

            (b) Seller shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Seller and Purchaser, duly executed by all signatories other than Seller, as required pursuant to the respective terms thereof:

                  (i) the Servicing Agreement;

                  (ii) an officer's certificate of Purchaser, dated as of the
            Closing Date, with the resolutions of Purchaser authorizing the transactions set forth therein, together with copies of the charter, by-laws and certificate of good standing dated as of a recent date of Purchaser; and

                  (iii) such other certificates of its officers or others, such opinions of Purchaser's counsel and such other documents required to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

            (c) Purchaser shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after Closing.

            Section 6. Representations and Warranties of Seller.

            (a) Seller represents and warrants to Purchaser as of the date hereof, as follows:

                  (i) Seller is duly organized and is validly existing as a
            federal savings bank in good standing under the laws of the United States of America. Seller has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations of regulatory bodies or agencies having jurisdiction over it, except where the failure so to comply would not have a materially adverse effect on the performance by Seller of this Agreement, and there is no charge, action, investigation, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of Seller, threatened, which is reasonably likely to materially and adversely affect the performance by Seller of this Agreement or the consummation of transactions contemplated by this Agreement.

                  (ii) Seller has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith) and to perform all transactions of Seller contemplated by this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). Seller has duly authorized the execution, delivery and performance of this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith), and has duly executed and delivered this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). This Agreement (and each agreement and document executed and delivered by Seller in connection herewith), assuming due authorization, execution and delivery thereof by each other party thereto, constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and by considerations of public policy.

                  (iii) Neither the execution, delivery and performance of this
            Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by Seller, will (A) conflict with or result in a breach of any of the terms, conditions or provisions of Seller's articles or certificate of incorporation and bylaws or similar type organizational documents, as applicable; (B) conflict with, result in a breach of, or constitute a default or result in an acceleration under, any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (C) conflict with or result in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (D) result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); or (E) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon Seller's ability to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), or materially impair the ability of Purchaser to realize on the Mortgage Loans.

                  (iv) Seller is solvent and the sale of the Mortgage Loans (1)
            will not cause Seller to become insolvent and (2) is not intended by Seller to hinder, delay or defraud any of its present or future creditors. After giving effect to its transfer of the Mortgage Loans, as provided herein, the value of Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of Seller's debts and obligations, including contingent and unliquidated debts and obligations of Seller, and Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business. Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature. No proceedings looking toward liquidation, dissolution or bankruptcy of Seller are pending or contemplated.

                  (v) No consent, approval, authorization or order of, or
            registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for (A) Seller's execution, delivery and performance of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), (B) Seller's transfer and assignment of the Mortgage Loans, or (C) the consummation by Seller of the transactions contemplated by this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except for the filing or recording of assignments and other Mortgage Loan Documents contemplated by the terms of this Agreement and except that Seller may not be duly qualified to transact business as a foreign corporation or licensed in one or more states if such qualification or licensing is not necessary to ensure the enforceability of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

                  (vi) In connection with its sale of the Mortgage Loans, Seller is receiving new value. The consideration received by Seller upon the sale of the Mortgage Loans constitutes at least fair consideration and reasonably equivalent value for the Mortgage Loans.

                  (vii) Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of Seller contained in this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

                  (viii) There are no actions, suits or proceedings pending or, to Seller's knowledge, threatened in writing against Seller which are reasonably likely to draw into question the validity of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or which, either in any one instance or in the aggregate, are reasonably likely to materially impair the ability of Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

                  (ix) Seller's performance of its duties and obligations under this Agreement (and each agreement or document executed and delivered by Seller in connection herewith) is in the ordinary course of business of Seller and Seller's transfer, assignment and conveyance of the Mortgage Loans pursuant to this Agreement are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction. The Mortgage Loans do not constitute all or substantially all of Seller's assets.

                  (x) Seller has not dealt with any Person that may be entitled, by reason of any act or omission of Seller, to any commission or compensation in connection with the sale of the Mortgage Loans to Purchaser hereunder except for the reimbursement of expenses as described herein.

                  (xi) Seller is not in default or breach of any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound which breach or default would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

                  (xii) The representations and warranties contained in Exhibit
            A hereto, subject to the exceptions to such representations and warranties set forth on Schedule V hereto, are true and correct in all material respects as of the date hereof with respect to the Mortgage Loans identified on Schedule II.

                  (xiii) The originals or copies of the Mortgage Loan Documents required hereunder to be delivered to Purchaser as a part of the Mortgage Files (including, without limitation, all letters of credit and amendments thereto relating to the Mortgage Loans) on or before the Closing Date and all statements, reports or other documents prepared by unaffiliated third parties (e.g., environmental reports, structural reports, appraisals, surveys and audited financial statements) furnished by Seller to Purchaser with respect to the Mortgage Loans prior to the Closing (each, a "Third Party Report") are accurate and complete originals or copies thereof. To Seller's best knowledge, no statement, report or other document (which is not a Mortgage Loan Document or a Third Party Report) furnished to Purchaser in writing on or before the Closing Date by or on behalf of the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein (in light of the circumstances under which such statements were made) not misleading. Seller has delivered to Purchaser all material information in its possession with respect to the Mortgage Loans and the Mortgaged Properties.

            (b) Seller hereby agrees that it shall be deemed to make, as of the date of substitution, to and for the benefit of the Purchaser or any transferee to be replaced, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Mortgage Loan affected by a Material Defect or a Material Breach, pursuant to Section 7 of this Agreement, each of the representations and warranties set forth in Exhibit A hereto (references therein to "Closing Date" being deemed to be references to the "date of substitution" and references therein to "Cut-off Date" being deemed to be references to the "due date for the subject Replacement Mortgage Loan during the month of substitution"). From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

            If the Purchaser sells any of the Mortgage Loans in a Disposition Transaction, the Seller further agrees to make on the Disposition Date (i) each of the representations and warranties set forth in Exhibit A as of the date specified in such representation and warranty or, if no such date is specified, as of the Disposition Date (except that certain of such representations and warranties, such as those relating to the Seller's ownership or transfer of the Mortgage Loans on the Closing Date and the like, shall be made or confirmed to be true as of the Closing Date), subject to the exceptions to such representations and warranties set forth on Schedule V hereto and such additional exceptions as may be appropriate based upon changes in factual circumstances related to such Mortgage Loans between the date hereof and the Disposition Date and (ii) representations and warranties pertaining to its status as a federally chartered corporation, due authorization to make representations and warranties and similar matters reasonably related to its making of the representations and warranties described in clause (i) of this
Section 6(b).

            Section 7. Obligations of Seller. Each of the representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall survive the sale of the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Notes and notwithstanding subsequent termination of this Agreement. The representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall not be impaired by any review or examination of the Mortgage Files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of Purchaser to review or examine such documents, and such representations and warranties shall inure to the benefit of any transferee or transferees of the Mortgage Loans from Purchaser in connection with any Disposition Transaction, including, without limitation, the depositor or trustee of Mortgage Loans being securitized in such a Disposition Transaction, notwithstanding any restrictive or qualified endorsement on any Note, assignment of Mortgage or reassignment of Assignment of Leases.

            If the Purchaser or the Servicer discovers or receives notice of a breach of any of the representations or warranties made by the Seller with respect to the Mortgage Loans (subject to the exceptions to such representations and warranties set forth in the Exception Report) as set forth in Exhibit A hereto, as of the date hereof in Section 6(a)(xii) (subject to the exceptions to such representations and warranties set forth in the Exception Report), or in the case of any Replacement Mortgage Loan, as of the date of substitution pursuant to Section 6(b) (in any such case, a "Breach"), or receives notice that
(a) any document required to be included in the Mortgage File related to any Mortgage Loan is not in the Purchaser's possession within the time period required herein or (b) such document has not been properly executed or is otherwise defective on its face (subsection (a) and (b) each, a "Defect" (including the "Defects" detailed in the immediately following paragraph) in the related Mortgage File), such party shall give notice to the other party and the Seller. If the Purchaser determines that such Breach or Defect, as the case may be, materially and adversely affects, or is deemed hereby to materially and adversely affect, the value of any Mortgage Loan or the interests of the Purchaser therein (in either case, a "Material Breach" or "Material Defect"), it shall give prompt written notice of such Breach or Defect to the Seller and shall request that the Seller not later than the earlier of 90 days from the receipt by the Seller of such notice (subject to the second succeeding paragraph, the "Initial Resolution Period"): (i) cure such Breach or Defect in all material respects; (ii) repurchase the affected Mortgage Loan at the applicable Repurchase Price or (iii) substitute one or more Qualified Substitute Mortgage Loans for such affected Mortgage Loan (provided that in no event shall any substitution occur later than the second anniversary of the later of the Closing Date or, if applicable, the Disposition Date) and pay the Purchaser any Substitution Shortfall Amount in connection therewith; provided, however, that if (i) such Material Breach or Material Defect is capable of being cured but not within the Initial Resolution Period, (ii) such Material Breach or Material Defect does not cause the related Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code), (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Defect within the Initial Resolution Period and (iv) the Seller has delivered to the Purchaser an officer's certificate that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates the cure will be effected within the additional 90-day period, then the Seller shall have an additional 90 days to cure such Material Defect or Material Breach. With respect to any substitution of one or more Qualified Substitute Mortgage Loans for a Mortgage Loan hereunder, (A) no such substitution may be made in any calendar month after the determination date (under the applicable servicing agreement, if any) for such month; (B) scheduled payments of principal and interest due with respect to the Qualified Substitute Mortgage Loan(s) after the related date of substitution shall belong to the Purchaser; and (C) scheduled payments of principal and interest due with respect to such Qualified Substitute Mortgage Loan(s) on or prior to the related date of substitution shall belong to the Seller, and the Seller shall be entitled to receive such payments promptly following receipt by the Purchaser. If any Breach pertains to a representation or warranty that the related Mortgage Loan Documents or any particular Mortgage Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan Document(s), then Seller shall cure such Breach within the Initial Resolution Period by reimbursing the Purchaser (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by any Servicer on the Purchaser's behalf that are the basis of such Breach and have not been reimbursed by the related Borrower; provided, however, that in the event any such costs and expenses exceed $10,000, Seller shall have the option to either repurchase the related Mortgage Loan at the applicable Repurchase Price or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, Seller shall remit the amount of such costs and expenses and upon its making such remittance, Seller shall be deemed to have cured such Breach in all respects.

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Material Defect": (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information; (c) the absence from the Mortgage File of the item called for by clause (ix) of the last sentence of the first paragraph of Section 3 hereof; (d) the absence from the Mortgage File of any intervening assignments required to create an effective assignment to the Purchaser, unless there is included in the Mortgage File a certified copy of the intervening assignment as recorded or as sent for recordation, together with a certificate stating that the original intervening assignment was sent for recordation, or a copy of the intervening assignment and the related recording information; or (e) the absence from the Servicer File of any required original letter of credit, provided that such Defect may be cured by any substitute letter of credit or cash reserve on behalf of the related Borrower; or (f) the absence from the Mortgage File of the original or a copy of any required ground lease.

            Any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed a "Material Defect" or "Material Breach," as applicable, and the Initial Resolution Period for the affected Mortgage Loan shall be 90 days following the earlier of Seller's receipt of notice pursuant to this Section 7 or its discovery of such Defect or Breach (which period shall not be subject to extension).

            If Seller does not, as required by this Section 7, correct or cure a Material Breach or a Material Defect in all material respects within the applicable Initial Resolution Period (as extended pursuant to this Section 7), or if such Material Breach or Material Defect is not capable of being so corrected or cured within such period, then Seller shall repurchase or substitute for the affected Mortgage Loan as provided in this Section 7.

            The Repurchase Price or Substitution Shortfall Amount for any repurchased or substituted Mortgage Loan shall be payable to Purchaser by wire transfer of immediately available funds to the account designated by Purchaser and Purchaser, upon receipt of such funds (and, in the case of a substitution, receipt of the Mortgage File(s) for the related Qualified Substitute Mortgage Loans(s)), shall promptly release the related Mortgage File and Servicer File or cause them to be released, to Seller and shall execute and deliver such instruments of transfer or assignment as shall be necessary to vest in Seller the legal and beneficial ownership of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan Documents.

            It is understood and agreed that the obligations of Seller set forth in this Section 7 constitute the sole remedies available to Purchaser and its successors and assigns against Seller respecting any Breach or Defect affecting a Mortgage Loan.

            Section 8. Cooperation in Disposition Transactions. Barring the occurrence of the following events, the Purchaser intends to securitize the Mortgage Loans in the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2005-C5: (x) market disruption, (y) the removal of a Mortgage Loan from the securitization pool by a Rating Agency or (z) the removal of a Mortgage Loan from the securitization pool by Cadim TACH, Inc., or its affiliates. As necessary in connection with the closing of the Disposition Transaction, the Seller, acting in its capacity as the Servicer, will (a) supply such information, opinions of counsel, letters from law and/or accounting firms and other documentation, acknowledgements, confirmations, powers of attorney and certificates as Purchaser, or its affiliates, shall reasonably request to effect the Disposition Transaction (including any such requests that arise from requirements imposed by any Rating Agency or by Cadim TACH, Inc., or its affiliates), and enter into such indemnification agreements relating to or in connection with the Disposition Transaction as Purchaser, or its affiliates, may reasonably require and (b) make itself available for and engage in good faith consultation with the participants concerning information to be contained in any document, agreement, prospectus supplement, offering circular, private placement memorandum or filing with the Securities and Exchange Commission in connection with the Disposition Transaction, in each case relating to the Seller or such Mortgage Loans, and will use reasonable efforts to compile any information and prepare any reports and certificates, into a form, whether written or electronic, suitable for inclusion in such documentation.

            Section 9. Servicing; Retained Interest.

            (a) Servicing. The Mortgage Loans are being sold to Purchaser on a servicing retained basis and shall be serviced by Servicer pursuant to the Servicing Agreement.

            (b) Retained Interest. (i) The sale of the Mortgage Loans to Purchaser expressly excludes the Retained Interest with respect to each Mortgage Loan, which, subject to the right of Seller to assign the same, is and shall remain the property of Seller. The Retained Interest shall be 10 basis points of each Mortgage Loan and the Retained Interest with respect to each Mortgage Loan shall be payable monthly, on or prior to the 15th day of each month, in an amount equal to one-twelfth of the product obtained by multiplying the outstanding principal balance of the Mortgage Loan (determined as of the last day of the month preceding the month in which such Retained Interest is payable) by the Retained Rate. The Retained Interest shall be payable out of the interest portion (including recoveries with respect to interest from liquidation proceeds, insurance proceeds, condemnation proceeds or REO proceeds) of the related monthly payment paid by the Borrower. If, in any month, a Borrower shall make a payment in an amount less than the full amount of the monthly payment due in such month, then Seller shall be entitled to receive a pro rata portion of the Retained Interest attributable to such month based upon the portion of the interest payment actually paid by the Borrower with respect to such calendar month, subject to Seller's right to receive any shortfall out of any future payments made on such Mortgage Loan. For purposes of making any determination pursuant to the preceding sentence, amounts paid by a Borrower shall be deemed to be applied first in payment of the interest portion of any monthly payment prior to being applied against the principal portion of such monthly payment; provided, however, that all liquidation proceeds shall be deemed to be applied first in payment of the outstanding principal balance of the Mortgage Loan prior to being applied to accrued and unpaid interest on the Mortgage Loan. The method of payment of the Retained Interest is more particularly described in the Servicing Agreement.

                  (ii) The Purchaser hereby acknowledges that any termination of
            Seller as Servicer under the Servicing Agreement shall not affect the right of Seller to continue to receive the Retained Interest. In the event of any such termination, the Retained Interest shall continue to be paid to Seller, on a monthly basis, out of the Monthly Payments paid by each Borrower with respect to its respective Mortgage Loan. In the event that Seller is no longer acting as Servicer of the Mortgage Loans, Purchaser shall promptly enter into one or more new servicing agreement(s) with respect to the Mortgage Loans which agreement(s) shall obligate such servicer to remit the Retained Interest to Seller in accordance with the terms of this Agreement pursuant to provisions which are substantively equivalent to those contained within the Servicing Agreement relative to the Retained Interest and otherwise in form and substance reasonably satisfactory to Seller.

                  Any transfer of any Mortgage Loan, whether immediate or
            remote, including, without limitation, any transfer in connection with a Securitization of the Mortgage Loans, shall be made expressly subject to Seller's right to continue to receive the Retained Interest and Purchaser shall cause any instrument or agreement of transfer to expressly provide that the transfer of the Mortgage Loans and any subsequent transfer of the Mortgage Loans is subject in all respect to Seller's and any successor to Seller's right to receive the Retained Interest. Upon securitization, Purchaser shall cause the delivery of the Class A-Y Certificate to Seller. The Class A-Y Certificate shall have the same payments, priorities, and allocations as was previously given to such class in the pooling and servicing agreement related to Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2005-C3, including but not limited to a strip rate of 0.10% plus the portion of the yield maintenance charge allocated to the Class A-Y Certificates and 50% of all prepayment premiums with respect to the Mortgage Loans. Seller's rights to receive Retained Interest terminates upon receipt of the Class A-Y Certificates.

            Section 10. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as of the date hereof, as follows:

            (a) Purchaser is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as it is conducted, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement).

            (b) The execution and delivery by Purchaser of this Agreement and the performance of Purchaser's obligations hereunder are within the corporate power of Purchaser and have been duly authorized by Purchaser and neither the execution and delivery by Purchaser of this Agreement nor the compliance by Purchaser with the provisions hereof, nor the consummation by Purchaser of the transactions contemplated by this Agreement, will (i) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of Purchaser or, after giving effect to the consents or taking of the actions contemplated by clause (ii) of this paragraph (b), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Purchaser or its properties, or any of the provisions of any material indenture or mortgage or any other material contract or other instrument to which Purchaser is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, contract or other instrument or (ii) require any consent of, notice to, or filing with any person, entity or governmental body, which has not been obtained or made by Purchaser, except where, in any of the instances contemplated by clause (i) above or this clause (ii), the failure to do so will not have a material and adverse effect on the consummation of any transactions contemplated by this Agreement.

            (c) This Agreement has been duly executed and delivered by Purchaser and this Agreement constitutes a legal, valid and binding instrument, enforceable against Purchaser in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law) and, as to rights of indemnification hereunder, subject to limitations of public policy under applicable securities laws.

            (d) There is no litigation, charge, investigation, action, suit or proceeding by or before any court, regulatory authority or governmental agency or body pending or, to the knowledge of Purchaser, threatened against Purchaser the outcome of which could be reasonably expected to materially and adversely affect the consummation of any transactions contemplated by this Agreement.

            Section 11. Survival of Certain Representations, Warranties and Covenants. The respective representations and warranties set forth in or made pursuant to this Agreement, and the respective obligations of the parties hereto under Sections 7 of this Agreement, will remain in full force and effect, regardless of any investigation or statement as to the result thereof made by or on behalf of any party and will survive payment for the various transfers referred to herein or termination of this Agreement.

            Section 12. Transaction Expenses. In connection with the Closing (and unless otherwise expressly provided herein, including, without limitation, in Section 13 of this Agreement), Seller shall be responsible for the fees and expenses of its own counsel and Purchaser shall be responsible for the fees and expenses of its own counsel and all other transaction expenses shall be paid by the party incurring the subject expense).

            Section 13. Recording Costs and Expenses. Seller agrees to reimburse the Purchaser or its designee for all recording and filing fees and expenses incurred by the Purchaser or its designee in connection with the recording or filing of the Mortgage Loan Documents listed in Section 3 of this Agreement, including Assignments. In the event Seller elects to engage a third-party contractor to prepare, complete, file and record Assignments with respect to Mortgage Loans as provided in Section 3 of this Agreement, Seller shall contract directly with such contractor and shall be responsible for such contractor's compensation and reimbursement of recording and filing fees and other reimbursable expenses pursuant to their agreement.

            Section 14. Notices. All demands, notices and communications hereunder shall be in writing and effective only upon receipt, and, (a) if sent to Purchaser, will be mailed, delivered or telecopied and confirmed to it at Column Financial, Inc., 11 Madison Avenue, 5th Floor, New York, New York 10010,
Attention: Edmund Taylor, Telecopy No.: (212) 743-4756 (with a copy to Casey McCutcheon, Esq., Legal & Compliance Department, Telecopy No.: (917) 326-8433), or such other address or telecopy number as may be designated by Purchaser to Seller in writing, or (b) if sent to Seller, will be mailed, delivered or telecopied and confirmed to it at 1725 Eye Street, N.W., Washington, D.C. 20006,
Attention: Kathleen Luzik, Telecopy No.: (202) 336-7800, or such other address or telecopy number as may be designated by Seller to Purchaser in writing.

            Section 15. Examination of Mortgage Files. Upon reasonable notice, Seller, prior to the Closing Date, will make the Mortgage Files available to Purchaser or its agent for examination during normal business hours at Seller's offices or such other location as shall otherwise be agreed upon by Purchaser and Seller. The fact that Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of Purchaser to demand cure, repurchase, or other relief as provided herein.

            Section 16. Successors. This Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and permitted assigns, and nothing expressed in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such designated Persons and for the benefit of no other Person; it being understood that the rights of Purchaser pursuant to this Agreement, subject to all limitations herein contained, including those set forth in Section 7 of this Agreement, may be assigned to a transferee or transferees of one or more Mortgage Loans in connection with a Disposition Transaction, including, without limitation, a depositor or trustee under a pooling and servicing agreement in connection with a Disposition Transaction which is a securitization of mortgage loans, provided that upon such assignment, such transferee or transferees shall succeed to such rights of the Purchaser hereunder; provided that such transferee(s) shall have no right to further assign such rights to any other person. No owner of a certificate or other security issued in connection with such a Disposition Transaction shall be deemed a successor or assign because of such ownership.

            Section 17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES.

            Section 18. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

            Section 19. Further Assurances. Purchaser and Seller agree to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

            Section 20. Counterparts. This Agreement may be executed in counterparts (and by each of the parties hereto on different counterparts), each of which when so executed and delivered will be an original, and all of which together will be deemed to constitute but one and the same instrument.

            Section 21. Treatment as Security Agreement. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Seller to Purchaser as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Seller to Purchaser. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by Seller to Purchaser to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans:

            (a) this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

            (b) the conveyance provided for in this Agreement shall hereby grant from Seller to Purchaser a security interest in and to all of Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (i) all accounts, contract rights (including any guarantees), general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in the Mortgage Loans, including the related Notes, Mortgages and title, hazard and other insurance policies, identified on the Mortgage Loan Schedule or that constitute Replacement Mortgage Loans, and all distributions with respect thereto payable after the Cut-off Date;

                  (ii) all accounts, contract rights, general intangibles,
            chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in clause (i) above (including any accrued discount realized on liquidation of any investment purchased at a discount), in each case, payable after the Cut-off Date; and

                  (iii) all cash and non-cash proceeds of the collateral
            described in clauses (i) and (ii) above payable after the Cut-off Date;

            (c) the possession by Purchaser or its assignee of the Notes and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction;

            (d) notifications to persons holding such property, and acknowledgments, receipts, confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for (as applicable), Purchaser or its assignee for the purpose of perfecting such security interest under applicable law; and

            (e) Seller at the direction of Purchaser or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, Purchaser and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction and may prepare and file such UCC financing statements as may be necessary or appropriate to accomplish the foregoing.

            Section 22. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation following the Closing Date in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Seller at Seller's expense at the direction of Purchaser accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Purchaser.

            Section 23. Servicing of the Mortgage Loans. The Seller is selling the Mortgage Loans to the Purchaser on the condition that Seller and the Purchaser will enter into the Servicing Agreement at or before the Closing. Commencing with the Closing, the Seller shall service the Mortgage Loans on behalf of the Purchaser pursuant to and in accordance with the terms of the Servicing Agreement.

                                    * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Mortgage Loan Purchase Agreement to be duly executed and delivered as of the date first above written.

                                       NCB, FSB
                                       as Seller


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       COLUMN FINANCIAL, INC.,
                                       as Purchaser


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                                                      SCHEDULE I

                          SCHEDULE OF TRANSACTION TERMS

            This Schedule of Transaction Terms is appended to and incorporated by reference in the Mortgage Loan Purchase Agreement (the "Agreement"), dated as of September 30, 2005, between NCB, FSB and Column Financial, Inc. Capitalized terms used herein without definition have the meanings given them in or by reference in the Agreement.

            "Affiliate" means with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.

            "Assignment of Leases" means with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument, executed by the related Borrower, assigning to the related mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, together with any rider, addendum or amendment thereto.

            "Assignments" shall have the meaning given such term in Section 3 of this Agreement.

            "Borrower" means the borrower under a Mortgage Loan.

            "Breach" shall have the meaning given such term in Section 7 of this Agreement.

            "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the states where the Seller or the Purchaser (including a trustee acquiring Mortgage Loans in connection with a Disposition Transaction) are located are authorized or obligated by law or executive order to remain closed.

            "Closing" shall have the meaning given that term in Section 2 of this Agreement.

            "Closing Date" means September 30, 2005.

            "Closing Statement" means the closing statement dated as of the Closing Date and signed by, among others, the parties to this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Cut-off Date" means, individually and collectively, the applicable Due Dates for the respective Mortgage Loans occurring in September 2005 .

            "Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, as of any date of determination, the ratio of (1) the Projected Net Cash Flow for the related Mortgaged Property on an annualized basis to (2) the annualized amount of debt service payable on that Mortgage Loan.

            "Defect" shall have the meaning given such term in Section 7 of this Agreement.

            "Environmental Report" means the environmental audit report with respect to each Mortgaged Property delivered to Seller in connection with the related Mortgage, if any.

            "Exception Report" means the exceptions with respect to the representations and warranties made by Seller as to the Mortgage Loans in
Section 6(a)(xii) of this Agreement, which exceptions are set forth in Schedule V attached hereto and made a part hereof.

            "Initial Resolution Period" shall have the meaning given such term in Section 7 of this Agreement.

            "Loan Agreement" means, with respect to any Mortgage Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which such Mortgage Loan was made.

            "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Loan at the time of determination, and the denominator of which is the appraised value of the related Mortgaged Property determined as a cooperatively-owned multifamily residential building.

            "Material Breach" shall have the meaning given such term in Section 7 of this Agreement.

            "Material Defect" shall have the meaning given such term in Section 7 of this Agreement.

            "Mortgage File" means, collectively, the documents and instruments pertaining to a Mortgage Loan required to be included in the related Mortgage File pursuant to Section 3 of this Agreement (subject to the first proviso in Section 1 of this Agreement).

            "Mortgage Interest Rate" means, with respect to each Mortgage Loan, the per annum rate of interest at which interest accrues on the outstanding principal balance of such Mortgage Loan in accordance with the terms of the related Mortgage Note.

            "Mortgage Loan" and "Mortgage Loans" shall have the respective meanings given such terms in Recital II of this Agreement.

            "Mortgage Loan Documents" means, collectively, the documents and instruments pertaining to a Mortgage Loan to be included in either the related Mortgage File or the related Servicer File.

            "Mortgage Loan Originator" means any institution which originated a Mortgage Loan for a related Borrower.

            "Mortgage Loan Purchase Price" means the amount described in Section 2 of this Agreement.

            "Mortgage Loan Schedule" shall have the meaning given such term in Recital II of this Agreement.

            "Mortgaged Property" means the underlying real property that secures a Mortgage Loan, in each case consisting of a parcel or parcels of land improved by a commercial and/or multi-family building or facility, together with any personal property (to the extent the same are owned by the Borrower and necessary in connection with the operation of the related property), fixtures, leases and other property or rights pertaining thereto.

            "Net Mortgage Rate" means with respect to any Mortgage Loan as of any date of determination, a per annum rate equal to the related Mortgage Interest Rate minus the related Servicing Fee Rate and the Retained Rate.

            "Note" means the original executed promissory note evidencing the indebtedness of Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto.

            "Projected Net Cash Flow" means, with respect to each Mortgaged Property the projected net operating income at such Mortgaged Property, as set forth in the appraisal obtained with respect to such Mortgaged Property in connection with the origination of the related Mortgage Loan, assuming such Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent controlled or rent stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

            "Purchaser" shall have the meaning given such term in the first sentence of this Agreement.

            "Qualified Substitute Mortgage Loan" means a mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (ii) have a mortgage interest rate (in absence of a default) not less than the mortgage interest rate of the deleted Mortgage Loan; (iii) have the same due date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (v) have a remaining term to stated maturity not greater than, and not more than two (2) years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the current Loan-to-Value Ratio of the deleted Mortgage Loan; (vii) materially comply as of the date of substitution with all of the representations and warranties set forth in Exhibit A hereto; (viii) have an Environmental Report with respect to the related Mortgaged Property that indicates no material adverse environmental conditions and which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the greater of the original Debt Service Coverage Ratio and the current Debt Service Coverage Ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel (at the Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two (2) years prior to any rated final distribution date under a related pooling and servicing agreement, if any; (xii) not be substituted for a deleted Mortgage Loan unless the trustee under a pooling and servicing agreement or other person acquiring such mortgage loan has received prior confirmation in writing from each rating agency that has rated any certificates or other securities representing beneficial interests in the deleted Mortgage Loan, if any, that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by such rating agency to any class of certificates or securities then rated by such rating agency (the cost, if any, of obtaining such confirmation to be paid by the Seller); (xiii) have been approved by the directing certificate holder or similar person, if any, in its sole discretion; (xiv) prohibit defeasance within three (3) years after the Closing Date (or if Purchaser transfers the deleted Mortgage Loan in a securitization transaction, within two (2) years after the closing date of such transaction); and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any REMIC established in connection with any Disposition Transaction or the imposition of a tax on any such REMIC other than a tax on income expressly permitted or contemplated to be received under the terms of such Disposition Transaction, as determined by an opinion of counsel. In the event that one or more mortgage loans are to be substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the interest rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the Seller shall certify that the Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Purchaser. In the event that the deleted Mortgage Loan has been transferred by Purchaser in a securitization, any Qualified Substitute Mortgage Loan must also meet any additional requirements of the pooling and servicing agreement or similar securitization documents.

            "REMIC" means a "real estate mortgage investment conduit" as defined in Section 860D of the Code (or any successor thereto).

            "Repurchase Price" means with respect to any Mortgage Loan to be purchased or replaced by the Seller pursuant to Section 7 of this Agreement, a price equal to the sum of (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase; (ii) all accrued and unpaid interest on such Mortgage Loan at the related annual rate at which interest is scheduled (in absence of a default and without giving effect to any revised rate) to accrue on such Mortgage Loan from time to time prior to maturity to, but not including, the due date in the month of purchase (which includes unpaid master servicing fees and primary servicing fees, if applicable) plus all related special servicing fees, if applicable; (iii) all unreimbursed property protection or servicing advances related to such Mortgage Loan (or such advances reimbursed by the trust if such Mortgage Loan is held in trust under a pooling and servicing agreement) plus accrued and unpaid interest on any related advances (including advances for principal and/or interest) at any applicable advance interest rate;
(iv) if such Mortgage Loan is being repurchased by the Seller following the expiration of the applicable cure period (as it may be extended), the amount of any liquidation fees payable to the special servicer, if applicable; and (v) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Purchaser, a servicer or other person in respect of the Material Breach or Material Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation and, if such Mortgage Loan is held in trust under a pooling and servicing agreement, any unpaid or unreimbursed additional trust fund expenses, if any, allocable to such Mortgage Loan, determined as of the date of repurchase or substitution, as the case may be.

            "Retained Interest" means with respect to each Mortgage Loan, (x) a portion of the interest portion (including recoveries with respect to interest from liquidation proceeds, insurance proceeds, condemnation proceeds or REO proceeds) of each monthly payment on such Mortgage Loan calculated as provided in Section 9(b) of this Agreement; (y) the Seller's Yield Maintenance Charge with respect to the Mortgage Loans and (z) 50% of all prepayment premiums with respect to the Mortgage Loans.

            "Retained Rate" means with respect to each Mortgage Loan, a rate per annum equal to either: (1) if such Mortgage Loan accrues interest on a 30/360 Basis, 10 basis points; and (2) if such Mortgage Loan accrues interest on an Actual/360 Basis, the product of (a) 10 basis points, multiplied by (b) a fraction, the numerator of which is the number of days in the interest accrual period that corresponds to such distribution date, and the denominator of which 30.

            "Seller" shall have the meaning given such term in the first sentence of this Agreement.

            "Seller's Yield Maintenance Charge" means, with respect to any Mortgage Loan, a portion of any yield maintenance charge equal to the excess of
(i) the yield maintenance charge actually payable with respect to the Mortgage Loan in question, over (ii) the amount that would have been payable as yield maintenance charge with respect to such Mortgage Loan had the Mortgage Interest Rate been equal to the Net Mortgage Rate.

            "Servicer" means the Seller acting in its capacity as servicer of the Mortgage Loans on behalf of the Purchaser under the terms of the Servicing Agreement.

            "Servicer File" means, collectively, all documents, records and copies pertaining to a Mortgage Loan which are required to be included in the related Servicer File pursuant to Section 3 (subject to the first proviso in Section 1).

            "Servicing Agreement" means that certain agreement dated as of the Closing Date between the Purchaser and the Seller which sets forth the terms upon which the Seller will service the Mortgage Loans on behalf of the Purchaser commencing with the Closing and related matters, including the retained servicing rights of the Seller.

            "Servicing Fee Rate" means with respect to each Mortgage Loan, 8 basis points attributed to the Mortgage Loan.

            "Stated Principal Balance" means with respect to any Mortgage Loan, as of any date of determination, an amount equal to the unpaid principal balance thereof as of the Cut-off Date minus the sum of: (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed to the owner or owners of such Mortgage Loan (which may include certificate holders) on or before such date of determination, and,
(ii) the principal portion of any realized loss recognized under the applicable servicing agreement, if any, incurred in respect of or allocable to such Mortgage Loan during the related collection period under such servicing agreement. "Stated Principal Balance" means with respect to any Qualified Substitute Mortgage Loan, an amount equal to the unpaid principal balance thereof as of the date of substitution minus any scheduled payment of principal due on or prior to the date of substitution.

            "Substitution Shortfall Amount" means with respect to any substitution of a Qualified Substitute Mortgage Loan or Loans for a Mortgage Loan or Loans pursuant to Section 7 of this Agreement, the amount, if any, by which the Repurchase Price or Prices of the deleted Mortgage Loan or Loans as of the date of substitution exceeds the Stated Principal Balance or Balances of the Qualified Substitute Mortgage Loan or Loans as of the date of substitution.

                                                                     SCHEDULE II

                             MORTGAGE LOAN SCHEDULE

                                 [see attached]



#        Property Name                              Address                                  City                  County      State
------------------------------------------------------------------------------------------------------------------------------------
1        10 West 66th Street Corporation            10 West 66th Street                    New York              New York        NY
2        176 Broadway Owners Corp.                  176 Broadway                           New York              New York        NY
3        311 East 75th Owners Corp.                 311 East 75th Street                   New York              New York        NY
4        333 East 53 Tenants Corp.                  333 East 53rd Street                   New York              New York        NY
5        39-60 54th Street Owners, Inc.             39-60 54th Street                      Woodside              Queens          NY
6        505 WE Owners Corp.                        505 West End Avenue                    New York              New York        NY
7        67 Owners Ltd.                             67 Park Avenue                         New York              New York        NY
8        993 Fifth Avenue Corporation               993 Fifth Avenue                       New York              New York        NY
9        Berkshire Village Townhouses, Inc.         1862 South 31st Street                 Kansas City           Wyandotte       KS
10       Breukelen Owners Corp.                     57 Montague Street                     Brooklyn              Kings           NY
11       Capitol House Tenants Corp.                490 Atlantic Avenue                    East Rockaway         Nassau          NY
12       Empire State Lofts Limited                 11 West 30th Street                    New York              New York        NY
13       Fowler Court Tenants Inc.                  400 Riverside Drive                    New York              New York        NY
14       Gracie Terrace Apartment Corporation       605 East 82 Street                     New York              New York        NY
15       Greenwich Corp.                            822-826 Greenwich Street               New York              New York        NY
16       Hudson Manor Terrace Corp.                 3750 & 3850 Hudson Manor Terrace       Riverdale             Bronx           NY
17       One Hudson Park, Inc.                      16 Hudson Street                       New York              New York        NY
18       Park Towers Owners, Inc.                   370 Ocean Parkway                      Brooklyn              Kings           NY
19       Riverwood Owners, Inc.                     279 North Broadway                     Yonkers               Westchester     NY
20       The Gardens 75th Street Owners Corp.       35-38 75th Street                      Jackson Heights       Queens          NY
21       The Glass House Cooperative, Inc.          43 West 13th Street                    New York              New York        NY



                                          Net
                Zip      Mortgage      Mortgage       Original            Cut-off         Remaining      Maturity
#               Code       Rate          Rate          Balance            Balance           Term           Date         ARD Date
--------------------------------------------------------------------------------------------------------------------------------
1              10023      5.510%        5.429%     $11,000,000.00     $10,954,538.49        116          5/1/2015          N/A
2              10038      6.100%        6.019%      $3,000,000.00      $2,976,140.00        112          1/1/2015          N/A
3              10021      6.330%        6.249%      $2,000,000.00      $1,992,520.85        112          1/1/2015          N/A
4              10022      5.070%        4.989%      $4,700,000.00      $4,694,823.43        118          7/1/2015          N/A
5              11377      5.690%        5.609%      $7,500,000.00      $7,497,090.91        119          8/1/2015          N/A
6              10024      6.110%        6.029%      $2,800,000.00      $2,791,707.70        114          3/1/2015          N/A
7              10016      5.470%        5.389%      $1,800,000.00      $1,795,702.65        117          6/1/2015          N/A
8              10028      5.390%        5.309%      $2,200,000.00      $2,200,000.00        117          6/1/2015          N/A
9              66106      6.010%        5.929%      $5,800,000.00      $5,778,436.88        176          5/1/2020          N/A
10             11201      5.330%        5.249%      $2,800,000.00      $2,782,734.24        116          5/1/2015          N/A
11             11518      5.560%        5.479%      $2,400,000.00      $2,396,271.72        117          6/1/2015          N/A
12             10001      5.070%        4.989%      $1,900,000.00      $1,896,584.23        117          6/1/2015          N/A
13             10025      5.940%        5.859%      $1,750,000.00      $1,737,389.15        113          2/1/2015          N/A
14             10028      5.380%        5.299%      $5,200,000.00      $5,200,000.00        118          7/1/2015          N/A
15             10014      5.730%        5.649%      $1,900,000.00      $1,894,356.74        114          3/1/2015          N/A
16             10463      5.450%        5.369%      $7,500,000.00      $7,479,447.50        175          4/1/2020          N/A
17             10013      5.530%        5.449%      $2,250,000.00      $2,250,000.00        117          6/1/2015          N/A
18             11218      5.390%        5.309%      $3,250,000.00      $3,244,685.40        117          6/1/2015          N/A
19             10701      5.680%        5.599%      $2,250,000.00      $2,242,824.61        117          6/1/2015          N/A
20             11372      5.300%        5.219%      $2,500,000.00      $2,491,830.91        117          6/1/2015          N/A
21             10011      5.100%        5.019%      $1,900,000.00      $1,900,000.00        117          6/1/2015          N/A



               Original                                                                                        Master
                 Amort.                 Remaining             Monthly        Units/         Interest          Servicing     Due
#                 Term                 Amortization           Payment       Rooms/Beds    Calculation          Fee Rate     Date
---------------------------------------------------------------------------------------------------------------------------------
1                  360                      356             $63,055.27         249         Actual/360           0.0800        1
2                  360                      352             $18,179.84          73         30/360               0.0800        1
3                  480                      472             $11,467.77          62         30/360               0.0800        1
4                  480                      478             $23,102.07         140         Actual/360           0.0800        1
5                  480                      479             $39,657.01         222         Actual/360           0.0800        1
6                  480                      474             $15,621.23          60         30/360               0.0800        1
7                  420                      417              $9,630.94          60         30/360               0.0800        1
8             Interest Only            Interest Only         $9,881.66          23         30/360               0.0800        1
9                  360                      356             $35,123.25         320         Actual/360           0.0800        1
10                 300                      296             $17,034.34         127         Actual/360           0.0800        1
11                 480                      477             $12,603.35          86         Actual/360           0.0800        1
12                 480                      477              $9,339.13          20         Actual/360           0.0800        1
13                 360                      353             $10,517.46          48         Actual/360           0.0800        1
14            Interest Only            Interest Only        $23,637.12         156         Actual/360           0.0800        1
15                 480                      474             $10,202.97          20         Actual/360           0.0800        1
16                 480                      475             $38,813.98         213         Actual/360           0.0800        1
17            Interest Only            Interest Only        $10,368.75          25         30/360               0.0800        1
18                 480                      477             $16,684.90         131         Actual/360           0.0800        1
19                 360                      357             $13,030.51         129         30/360               0.0800        1
20                 360                      357             $13,997.12         209         Actual/360           0.0800        1
21            Interest Only            Interest Only         $8,187.15          13         Actual/360           0.0800        1




                 ARD                                         Earthquake           Environmental
#            Loan (Y/N)      Lockout/Defeasance (Y/N)      Insurance (Y/N)       Insurance (Y/N)       Ground Lease
-------------------------------------------------------------------------------------------------------------------
1                No                    Yes                       N/A                   No                   No
2                No                    Yes                       N/A                   No                   No
3                No                    Yes                       N/A                   No                   No
4                No                    Yes                       N/A                   No                   No
5                No                     No                       N/A                   No                   No
6                No                     No                       N/A                   No                   No
7                No                     No                       N/A                   No                   No
8                No                     No                       N/A                   No                   No
9                No                     No                       N/A                   No                   No
10               No                     No                       N/A                   No                   No
11               No                     No                       N/A                   No                   No
12               No                     No                       N/A                   No                   No
13               No                     No                       N/A                   No                   No
14               No                     No                       N/A                   No                   No
15               No                     No                       N/A                   No                   No
16               No                     No                       N/A                   No                   No
17               No                     No                       N/A                   No                   No
18               No                     No                       N/A                   No                   No
19               No                     No                       N/A                   No                   No
20               No                     No                       N/A                   No                   No
21               No                     No                       N/A                   No                   No




                 ARD
#            Loan (Y/N)      Letter of Credit Amount (Y/N)
----------------------------------------------------------
1                No                        No
2                No                        No
3                No                        No
4                No                        No
5                No                        No
6                No                        No
7                No                        No
8                No                        No
9                No                        No
10               No                        No
11               No                        No
12               No                        No
13               No                        No
14               No                        No
15               No                        No
16               No                        No
17               No                        No
18               No                        No
19               No                        No
20               No                        No
21               No                        No

                                                                    SCHEDULE III

                                   [RESERVED]

                                                                     SCHEDULE IV

                         MORTGAGE LOANS WITH LOST NOTES

                                      None

                                                                      SCHEDULE V

                 EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
                       REGARDING INDIVIDUAL MORTGAGE LOANS



--------------------------------------------------------------------------------
Rep No.      Mortgage Loan (Borrower)       Explanation
--------------------------------------------------------------------------------
xxv          993 Fifth Avenue Corporation   Lender's automatic ACH payment
                                            mechanism was not established at
                                            the time the Borrower's first
                                            payment was due.  As a result the
                                            Borrower's first payment was not
                                            received on the due date and its
                                            account became more than 30 days
                                            delinquent.  The ACH payment
                                            mechanism is now operational and
                                            the Borrower is current on all
                                            payments required under the Loan
                                            Documents.
--------------------------------------------------------------------------------
xxxvi        Mortgage Loans with existing   Schedule V-1 lists Mortgage Loans
             subordinate indebtedness.      with subordinate indebtedness.
--------------------------------------------------------------------------------
xxxviii      Mortgage Loans in which the    Schedule V-2 lists Mortgage Loans
             related Borrower is permitted  in which the related Borrower is to incur contractual liability permitted to incur contractual
             in certain limited amounts     liability in certain limited amounts
             as more particularly set       as more particularly set set forth
             forth in the applicable        in the applicable Mortgage.
             Mortgage.
--------------------------------------------------------------------------------

                                  Schedule V-1

                 Mortgage Loans With Subordinate Indebtedness

                                               Current Secondary
                  Property Name                    Financing
              -------------------------------- ----------------
              10 West 66th Street Corporation      $3,000,000
              176 Broadway Owners Corp.            $1,000,000
              311 East 75th Owners Corp.             $400,000
              333 East 53 Tenants Corp.              $500,000
              39-60 54th Street Owners, Inc.       $2,500,000
              505 WE Owners Corp.                    $500,000
              67 Owners Ltd.                         $500,000
              993 Fifth Avenue Corporation           $500,000
              Breukelen Owners Corp.                 $600,000
              Capitol House Tenants Corp.            $500,000
              Empire State Lofts Limited             $500,000
              Fowler Court Tenants Inc.              $500,000
              Gracie Terrace Apartment             $1,000,000
                Corporation
              Greenwich Corp.                        $200,000
              Hudson Manor Terrace Corp.           $1,000,000
              One Hudson Park, Inc.                  $500,000
              Park Towers Owners, Inc.             $1,000,000
              Riverwood Owners, Inc.               $1,000,000
              The Gardens 75th Street Owners         $250,000
                Corp.
              The Glass House Cooperative, Inc.    $1,000,000

                                  Schedule V-2

      Mortgage Loans in which the related Borrower is permitted to incur contractual liability in certain limited amounts as more particularly set forth in the applicable Mortgage.



Property Name:



10 West 66th Street Corporation
176 Broadway Owners Corp.
311 East 75th Owners Corp.
333 East 53 Tenants Corp.
39-60 54th Street Owners, Inc.
505 WE Owners Corp.
67 Owners Ltd.
993 Fifth Avenue Corporation
Berkshire Village Townhouses, Inc.
Breukelen Owners Corp.
Capitol House Tenants Corp.
Empire State Lofts Limited
Fowler Court Tenants Inc.
Gracie Terrace Apartment Corporation
Greenwich Corp.
Hudson Manor Terrace Corp.
One Hudson Park, Inc.
Park Towers Owners, Inc.
Riverwood Owners, Inc.
The Gardens 75th Street Owners Corp.
The Glass House Cooperative, Inc.

                                                                       EXHIBIT A

                         REPRESENTATIONS AND WARRANTIES
                          REGARDING THE MORTGAGE LOANS

            For purposes of these representations and warranties, the phrase "to the knowledge of Seller" or "to Seller's knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of Seller or any servicer acting on its behalf regarding the matters referred to, in each case without having conducted any independent inquiry or due diligence with respect to such matters and without any actual or implied obligation to make such inquiry or perform such due diligence, other than making such inquiry or performing such due diligence as would be customarily performed by prudent commercial or multifamily mortgage lenders or servicers (as the case may be) with respect to similar mortgage loans or mortgaged properties. All information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the knowledge of Seller. Wherever there is a reference to receipt by, or possession of, Seller of any information or documents, or to any action taken by Seller or not taken by Seller, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the not taking of such action by, either Seller or any servicer acting on its behalf.

            Except as disclosed in the Exception Report to this Agreement:

            (i) Immediately prior to the sale, transfer and assignment to the Purchaser, no Note or Mortgage was subject to any assignment (other than assignments which show a complete chain of assignment to the Seller), participation or pledge, and the Seller had good and marketable title to, and was the sole owner of, the related Mortgage Loan;

            (ii) Each Mortgage Loan was either:

            (A) originated by a savings and loan association, savings bank, commercial bank, credit union, or insurance company, which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (any of the foregoing, including Seller, a "Qualified Originator"); or

            (B) if originated by a person which is not a Qualified Originator (any such person, a "Non-Qualified Originator"), then:

                  1. such Mortgage Loan was underwritten in accordance with standards established by a Qualified Originator, using application forms and related credit documents approved by the Qualified Originator;

                  2. the Qualified Originator approved each application and related credit documents before a commitment by the Non-Qualified Originator was issued, and no such commitment was issued until the Qualified Originator agreed to fund such Mortgage Loan;

                  3. the Mortgage Loan was originated by the Non-Qualified Originator pursuant to an ongoing, standing relationship with the Qualified Originator; and

                  4. the closing documents for the Mortgage Loan were prepared on forms approved by the Qualified Originator, and, pursuant to the Non-Qualified Originator's ongoing, standing relationship with the Qualified Originator, either:

                        (x) such closing documents reflect the Qualified Originator as the original mortgagee, and such Mortgage Loan was actually funded by the Qualified Originator at the closing thereof;

                        (y) such closing documents reflect the Non-Qualified Originator as the original mortgagee, but include assignment documents executed by the Non-Qualified Originator in favor of the Qualified Originator at the time of the closing of the Mortgage Loan, reflecting the Qualified Originator as the successor and assign to the Non-Qualified Originator, and the Mortgage Loan was funded initially by the Non-Qualified Originator at the closing thereof and then acquired by the Qualified Originator from such Non-Qualified Originator; or

                        (z) such closing documents reflect the Non-Qualified Originator as the original mortgagee, but include assignment documents executed by the Non-Qualified Originator in favor of the Qualified Originator at the time of the closing of the Mortgage Loan, reflecting the Qualified Originator as the successor and assign to the Non-Qualified Originator, and the Mortgage Loan was funded initially by the Qualified Originator at the closing thereof and then acquired by the Qualified Originator from such Non-Qualified Originator.

            (iii) The Seller has full right and authority to sell, assign and transfer such Mortgage Loan and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan;

            (iv) The Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or any other interests or security interests of any nature encumbering such Mortgage Loan, except for the Retained Interest and except for interests in servicing rights created or granted under the Servicing Agreement, subservicing agreements and/or servicing rights purchase agreements being executed and delivered in connection herewith;

            (v) As of origination, to Seller's knowledge, based on the related Borrower's representations and covenants in the related Mortgage Loan Documents and such other due diligence as a reasonably prudent commercial mortgage lender would deem appropriate, the Borrower, lessee and/or operator was in possession of all licenses, permits, and authorizations then required for use of the Mortgaged Property which were valid and in full force and effect as of the origination date and to Seller's actual knowledge, such licenses, permits and authorizations are still valid and in full force and effect;

            (vi) Each related Note, Mortgage, Assignment of Leases (if any) and other agreement executed by or for the benefit of the related Borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and there is no right of offset, rescission, abatement or diminution or valid defense or counterclaim available to the related Borrower with respect to such Note, Mortgage, Assignment of Leases and other agreements, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (vii) The Mortgage File contains an Assignment of Leases, either as a separate instrument or incorporated into the related Mortgage. Each related Assignment of Leases creates a valid first priority collateral assignment of, or a valid first priority lien or security interest in, certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); no person other than the related Borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender's interest therein;

            (viii) Each related assignment of Mortgage from the Seller to the Purchaser and related assignment of the Assignment of Leases, if the Assignment of Leases is a separate document from the Mortgage, is in recordable form (but for the insertion of the name and address of the assignee and any related recording information, which is not yet available to Seller), and such assignments and any, or assignment of any other agreement executed by or for the benefit of the related Borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan from the Seller to the Purchaser constitutes the legal, valid and binding assignment from the Seller to the Purchaser, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (ix) Since origination (A) except as set forth in the related Mortgage File, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded in whole or in part and (B) each related Mortgaged Property has not been released, in whole or in part, from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage; and since September 30, 2005, no waiver, consent, modification, assumption, alteration, satisfaction, cancellation, subordination or rescission which changes the terms of, or the security for, the Mortgage Loan in any material respect has occurred or been given;

            (x) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender's title insurance policy (as described below). A UCC financing statement has been filed and/or recorded (or sent for filing or recording) in all places necessary to perfect a valid security interest in the personal property necessary to operate the Mortgaged Property as currently operated; and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property, any personal property leases applicable to such personal property and any other security interest in such personal property which do not, individually or in the aggregate, materially interfere with the security intended to be provided for such Mortgage Loan. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (xi) The Seller has not taken any action that would cause the representations and warranties made by the related Borrower in the related Mortgage Loan Documents not to be true;

            (xii) The Seller has no knowledge that the material representations and warranties made by the related Borrower in the related Mortgage Loan Documents are not true in any material respect;

            (xiii) The lien of each related Mortgage is a first priority lien on the fee and/or leasehold interest of the related Borrower in the principal amount of such Mortgage Loan or allocated loan amount of the portions of the Mortgaged Property covered thereby (as set forth in the related Mortgage) after all advances of principal and is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, provided that if such policy is yet to be issued, such insurance may be evidenced by a "marked-up" pro forma policy or title commitment in either case marked as binding and countersigned by the title company or its authorized agent, either on its face or by an acknowledged closing instruction or escrow letter), or its equivalent as adopted in the applicable jurisdiction, insuring the named mortgagee and its successors and assigns as to such lien, subject only to (A) the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property, (C) the exceptions (general and specific) and exclusions set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current general use of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage or with the related Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property, (D) the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related Mortgaged Property, (E) if the related Mortgage Loan is cross-collateralized with any other Mortgage Loan in the trust fund, the lien of the Mortgage for that other Mortgage Loan and (F) if the related Mortgaged Property is a unit in a condominium, the related condominium declaration (items (A), (B), (C), (D), (E) and (F), collectively "Permitted Encumbrances"), and with respect to each Mortgage Loan, such Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related Mortgage, the current principal use of the related Mortgaged Property, the value of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan; the premium for such policy was paid in full; such policy (or if it is yet to be issued, the coverage to be afforded thereby) is issued by a title insurance company licensed to issue policies in the state in which the related Mortgaged Property is located (unless such state is Iowa) and is assignable (with the related Mortgage Loan) to the Purchaser without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy and the Seller has not undertaken any action or omitted to take any action, and has no knowledge of any such act or omission, which would impair or diminish the coverage of such policy;

            (xiv) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and no future advances have been made which are not reflected in the related Mortgage File;

            (xv) Except as set forth in a property inspection report or engineering report prepared in connection with the origination of the Mortgage Loan, as of the later of the date of origination of such Mortgage Loan or the most recent inspection of the related Mortgaged Property by the Seller, as applicable, and to the knowledge of Seller as of the date hereof, each related Mortgaged Property is free of any material damage that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan (normal wear and tear excepted). If any of the inspection or engineering reports referred to above in this paragraph (xv) revealed any immediate repair items, then one of the following is true: (A) the repairs and/or maintenance necessary to correct such condition have been completed in all material respects; (B) an escrow of funds is required or a letter of credit was obtained in an amount reasonably estimated to be sufficient to complete the repairs and/or maintenance necessary to correct such condition; or (C) the reasonable estimation at the time of origination of the Mortgage Loan of the cost to complete the repairs and/or maintenance necessary to correct such condition represented no more than the greater of (1) $50,000 and (2) 2% of the value of the related Mortgaged Property as reflected in an appraisal conducted in connection with the origination of the subject Mortgage Loan, as of the closing date for each Mortgage Loan and, to the Seller's knowledge, as of the date hereof, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or value of the Mortgaged Property;

            (xvi) The Seller has inspected or caused to be inspected each related Mortgaged Property within the past twelve months, or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within three months of origination of the Mortgage Loan;

            (xvii) No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature other than the ARD Loans which may have negative amortization from and after the Anticipated Repayment Date;

            (xviii) Each Mortgage Loan is a whole loan, and neither the Mortgage Loan nor the related Mortgage Loan Documents create or grant an equity participation to Seller;

            (xix) The Mortgage Rate (exclusive of any default interest, late charges, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. Except to the extent any noncompliance did not materially and adversely affect the value of the related Mortgaged Property, the security provided by the Mortgage or the related Borrower's operations at the related Mortgaged Property, any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

            (xx) Neither Seller nor, to Seller's knowledge, any originator, committed any fraudulent acts during the origination process of any Mortgage Loan and (i) the origination of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary commercial mortgage lending standards and (ii) the servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with servicing standard and no other person has been granted or conveyed the right to service the Mortgage Loans or receive any consideration in connection therewith, except as provided in the Servicing Agreement, any permitted subservicing agreements and/or servicing rights purchase agreements being executed and delivered in connection therewith;

            (xxi) All taxes and governmental assessments that became due and owing prior to the date hereof with respect to each related Mortgaged Property and that are or may become a lien of priority equal to or higher than the lien of the related Mortgage have been paid or an escrow of funds has been established and such escrow (including all escrow payments required to be made prior to the delinquency of such taxes and assessments) is sufficient to cover the payment of such taxes and assessments;

            (xxii) All escrow deposits and payments required to be in the possession or under the control of the Seller pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its agent and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith and all such escrows and deposits are being conveyed by the Seller to the Purchaser and identified as such with appropriate detail, and any and all requirements for the disbursement of any such escrows have been complied with in all material respects;

            (xxiii) Each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Servicing Agreement, in an amount not less than the lesser of the principal amount of the related Mortgage Loan and the replacement cost (with no deduction for physical depreciation) and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the related Mortgaged Property; each related Mortgaged Property is also covered by business interruption or rental loss insurance which covers a period of not less than 12 months and comprehensive general liability insurance in amounts generally required by prudent commercial mortgage lenders for similar properties; all Mortgaged Properties in California or in a seismic zone 4 or 5 have had a seismic assessment done and earthquake insurance was obtained to the extent any such Mortgaged Property has a probable maximum loss in the event of an earthquake of greater than twenty percent (20%) of the replacement value of the related improvements; if the Mortgaged Property for any Mortgage Loan is located within Florida or within 25 miles of the coast of North Carolina, South Carolina, Georgia, Alabama, Mississippi, Louisiana or Texas, then, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and
(ii) 100% of the insurable replacement cost of the improvements located on the related Mortgaged Property; the Mortgaged Properties securing all of the Mortgage Loans having a Cut off Date Principal Balance in excess of $3,000,000 have, as of the date hereof, insurance policies in place with respect to acts of terrorism or damage related thereto (excluding acts involving nuclear, biological or chemical terrorism), except any such Mortgage Loans that are listed on the applicable Exception Report. All premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received by the Seller; such insurance names the lender under the Mortgage Loan and its successors and assigns as a named or additional insured; each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower's failure to do so, authorizes the lender to maintain such insurance at the Borrower's cost and expense and to seek reimbursement therefor from such Borrower;

            (xxiv) There is no monetary default (other than payments due but not yet 30 days or more past due), breach, violation or event of acceleration existing under the related Mortgage Loan; and, to the Seller's knowledge, there is no (A) non-monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan or (B) event (other than payments due but not yet 30 days or more past due) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (A) or (B) materially and adversely affects the use or value of the Mortgage Loan or the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation or warranty made by the Seller in any of the other paragraphs of this Exhibit A;

            (xxv) No Mortgage Loan has been more than 30 days delinquent in making required payments since origination and as of the Cut-off Date no Mortgage Loan is 30 or more days delinquent in making required payments;

            (xxvi) (A) Each related Mortgage contains provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure or, subject to applicable state law requirements, appointment of a receiver, and (B) there is no exemption available to the Borrower which would interfere with such right to foreclose, except, in the case of either (A) or (B) as the enforcement of the Mortgage may be limited by bankruptcy, insolvency, reorganization, moratorium, redemption or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No Borrower is a debtor in a state or federal bankruptcy or insolvency proceeding;

            (xxvii) At origination, each Borrower represented and warranted in all material respects that to its knowledge, except as set forth in certain environmental reports and, except as commonly used in the operation and maintenance of properties of similar kind and nature to the Mortgaged Property, in accordance with prudent management practices and applicable law, and in a manner that does not result in any contamination of the Mortgaged Property, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials or other environmental laws; the related Borrower or an affiliate thereof agreed to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of the foregoing representations, warranties or covenants given by the Borrower in connection with such Mortgage Loan. A Phase I environmental report (or, with respect to residential cooperative loans with an original principal balance of $350,000 or less, a transaction screen process report meeting ASTM standards) and, with respect to certain Mortgage Loans, a Phase II environmental report, was conducted by a reputable independent environmental consulting firm in connection with such Mortgage Loan, which report (or transaction screen) did not indicate any material non-compliance with applicable environmental laws or material existence of hazardous materials or, if any material non-compliance or material existence of hazardous materials was indicated in any such report (or transaction screen), then at least one of the following statements is true: (A) funds reasonably estimated to be sufficient to cover the cost to cure any material non-compliance with applicable environmental laws or material existence of hazardous materials have been escrowed, or a letter of credit in such amount has been provided, by the related Borrower and held by the related mortgagee; (B) if the environmental report recommended an operations and maintenance plan, but not any material expenditure of funds, an operations and maintenance plan has been required to be obtained by the related Borrower; (C) the environmental condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof; (D) a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as "closed"); (E) such conditions or circumstances identified in the Phase I environmental report were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation; (F) a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation; (G) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than $50,000 and 2% of the outstanding principal balance of the related Mortgage Loan; or (H) a lender's environmental insurance policy was obtained and is a part of the related Mortgage File. Notwithstanding the preceding sentence, with respect to certain Mortgage Loans with an original principal balance of less than $3,000,000, no environmental report may have been obtained, but (in such cases where a Phase I environmental report was not obtained) a lender's secured creditor impaired property environmental insurance policy was obtained with respect to each such Mortgage Loan. Each of such secured creditor impaired property environmental insurance policies is a part of the related Mortgage File. Each of such environmental insurance policies is in full force and effect, is in an amount not less than the 100% of the balance of the related Mortgage Loan, and has a term extending not less than five years after the maturity date of the related Mortgage Loan; the premiums for such policies have been paid in full and the Purchaser is named as an insured under each of such policies; and Seller has delivered to the insurer all related environmental reports in its possession. To Seller's knowledge, in reliance on such environmental reports and except as set forth in such environmental reports, each Mortgaged Property is in material compliance with all applicable federal, state and local environmental laws, and to Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority, except, in all cases, as indicated in such environmental reports or other documents previously provided to the Rating Agencies; and the Seller has not taken any action which would cause the Mortgaged Property to not be in compliance with all federal, state and local environmental laws pertaining to environmental hazards;

            (xxviii) (1) Each Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent), the related Mortgaged Property is directly or indirectly transferred or sold, and (2) except with respect to transfers of certain interests in the related Borrower to persons already holding interests in the Borrower, their family members, affiliated companies and other estate planning related transfers that satisfy certain criteria specified in the related Mortgage (which criteria is consistent with the practices of prudent commercial mortgage lenders) or any transfers in connection with the death or disability of owners of the Borrower or, if the related Mortgaged Property is a residential cooperative property, transfers of stock of the related Borrower in connection with the assignment of a proprietary lease for a unit in the related Mortgaged Property by a tenant-shareholder of the related Borrower to other persons who by virtue of such transfers become tenant-shareholders in the related Borrower, each Mortgage Loan also contains the provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent), a majority interest in the related Borrower is directly or indirectly transferred or sold;

            (xxix) All improvements included in the related appraisal are within the boundaries of the related Mortgaged Property, except for encroachments onto adjoining parcels for which the Seller has obtained title insurance against losses arising therefrom or that do not materially and adversely affect the use or value of such Mortgaged Property. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value of such Mortgaged Property, the security provided by the Mortgage, the current use of the Mortgaged Property or the related Borrower's operations at the Mortgaged Property;

            (xxx) The information pertaining to the Mortgage Loans which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Agreement is complete and accurate in all material respects as of the dates of the information set forth therein (or, if not set forth therein, as of the Cut-Off
Date);

            (xxxi) With respect to any Mortgage Loan where all or any portion of the estate of the related Borrower therein is a leasehold estate under a ground lease, and the related Mortgage does not also encumber the related lessor's fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel received from the ground lessor, the Seller represents and warrants that:

            (A) The ground lease or a memorandum regarding such ground lease has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To Seller's knowledge, there has been no material change in the terms of the ground lease since its recordation, except by any written instruments which are included in the related Mortgage File;

            (B) The lessor under such ground lease has agreed in a writing included in the related Mortgage File that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

            (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the lender) that extends not less than 10 years beyond the amortization term of the related Mortgage Loan;

            (D) Based on the title insurance policy (or binding commitment therefor) obtained by the Seller, the ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to Permitted Encumbrances and liens that encumber the ground lessor's fee interest;

            (E) The ground lease is assignable to the lender and its assigns without the consent of the lessor thereunder;

            (F) As of the Closing Date, the ground lease is in full force and effect, and the Seller has no actual knowledge that any default beyond applicable notice and grace periods has occurred or that there is any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

            (G) The ground lease or an ancillary agreement, which is part of the Mortgage File, between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the lender;

            (H) A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the lender is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default, before the lessor may terminate the ground lease. All rights of the lender under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the lender;

            (I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender. The lessor is not permitted, in absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

            (J) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses (except in any case where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor may be entitled to a portion of such award;

            (K) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by a prudent commercial mortgage lender, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan). Until the principal balance and accrued interest are paid in full, neither the lessee nor the lessor under the ground lease will have an option to terminate or modify the ground lease without the prior written consent of the lender as a result of any casualty or partial condemnation, except to provide for an abatement of the rent; and

            (L) Provided that the lender cures any defaults which are susceptible to being cured, the lessor has agreed to enter into a new lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding;

            (xxxii) With respect to any Mortgage Loan where all or a material portion of the estate of the related Borrower therein is a leasehold estate, but the related Mortgage also encumbers the related lessor's fee interest in such Mortgaged Property: (A) such lien on the related fee interest is evidenced by the related Mortgage, (B) such Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or encumbrance upon such fee interest, (C) upon the occurrence of a default under the terms of such Mortgage by the related Borrower, any right of the related lessor to receive notice of, and to cure, such default granted to such lessor under any agreement binding upon the Seller would not be considered commercially unreasonable in any material respect by prudent commercial mortgage lenders, (D) the related lessor has agreed in a writing included in the related Mortgage File that the related ground lease may not be amended or modified without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, and (E) the related ground lease is in full force and effect, and the Seller has no actual knowledge that any default beyond applicable notice and grace periods has occurred or that there is any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease;

            (xxxiii) [Reserved];

            (xxxiv) Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof;

            (xxxv) (A) The Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (B) the fair market value of such real property, as evidenced by an appraisal satisfying the requirements of FIRREA conducted within 12 months of the origination of the Mortgage Loan, was at least equal to 80% of the principal amount of the Mortgage Loan (1) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (2) at the date hereof; provided that the fair market value of the real property must first be reduced by (X) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (Y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (1) and (2) shall be made on an aggregated basis);

            (xxxvi) There are no subordinate mortgages encumbering the related Mortgaged Property, nor are there any preferred equity interests held by the Seller or any mezzanine debt related to such Mortgaged Property;

            (xxxvii) Except in cases where the related Mortgaged Property is a residential cooperative property, the Mortgage Loan Documents executed in connection with each Mortgage Loan having an original principal balance in excess of $4,000,000 require that the related Borrower be a single-purpose entity (for this purpose, "single-purpose entity" shall mean an entity, other than an individual, having organizational documents which provide substantially to the effect that it is formed or organized solely for the purpose of owning and operating one or more Mortgaged Properties, is prohibited from engaging in any business unrelated to such property and the related Mortgage Loan, does not have any assets other than those related to its interest in the related Mortgaged Property or its financing, or any indebtedness other than as permitted under the related Mortgage Loan). To Seller's actual knowledge, each Borrower has fully complied with the requirements of the related Note and Mortgage and Borrower's organizational documents regarding single-purpose entity status;

            (xxxviii) Except in cases where the related Mortgage Property is a residential cooperative property, each Mortgage Loan prohibits the related Borrower from mortgaging or otherwise encumbering the Mortgaged Property, or any controlling equity interest in the Borrower, without the prior written consent of the mortgagee or the satisfaction of debt service coverage or similar criteria specified in the Note or Mortgage which would be acceptable to a reasonably prudent commercial mortgage lender, and, except in connection with trade debt and equipment financings in the ordinary course of Borrower's business, from carrying any additional indebtedness, except, in each case, liens contested in accordance with the terms of the Mortgage Loans or, with respect to each Mortgage Loan having an original principal balance of less than $4,000,000, any unsecured debt;

            (xxxix) Each Borrower covenants in the Mortgage Loan Documents that it shall remain in material compliance with all material licenses, permits and other legal requirements necessary and required to conduct its business;

            (xl) Each Mortgaged Property (A) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (B) is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and (C) constitutes one or more separate tax parcels or is covered by an endorsement with respect to the matters described in (A), (B) or (C) under the related title insurance policy (or the binding commitment therefor);

            (xli) Based solely on a flood zone certification or a survey of the related Mortgaged Property, if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency or the Secretary of Housing and Urban Development as having special flood hazards categorized as Zone "A" or Zone "V" and flood insurance is available, the terms of the Mortgage Loan require the Borrower to maintain flood insurance, or at such Borrower's failure to do so, authorizes the Lender to maintain such insurance at the cost and expense of the Borrower and such insurance is in full force and effect in an amount not less than the lesser of (A) the replacement costs of the material improvements on such Mortgaged Property, (B) the balance of the Mortgage Loan and (C) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program;

            (xlii) With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law or may be substituted in accordance with applicable law by the related mortgagee, and except in connection with a trustee's sale after a default by the related Borrower, no fees are payable to such trustee;

            (xliii) RESERVED.

            (xliv) To the knowledge of the Seller as of the date hereof, there was no pending action, suit or proceeding, arbitration or governmental investigation against any Borrower or Mortgaged Property, an adverse outcome of which would materially and adversely affect such Borrower's ability to perform under the related Mortgage Loan;

            (xlv) No advance of funds has been made by the Seller to the related Borrower (other than mezzanine debt, other existing subordinate debt and the acquisition of preferred equity interests by the preferred equity interest holder), and no funds have, to the Seller's knowledge, been received from any person other than, or on behalf of, the related Borrower, for, or on account of, payments due on the Mortgage Loan;

            (xlvi) To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized did not materially and adversely affect the enforceability of such Mortgage Loan;

            (xlvii) All collateral for the Mortgage Loans is being transferred as part of the Mortgage Loans;

            (xlviii) No Mortgage Loan requires the lender to release any portion of the Mortgaged Property from the lien of the related Mortgage except upon (A) payment in full or defeasance of the related Mortgage Loan, (B) the satisfaction of certain legal and underwriting requirements that would be customary for prudent commercial mortgage lenders, which in all events include payment of a release price at least 125% of the appraised value of the property to be released or of the allocated loan amount of such property, (C) releases of unimproved out-parcels or (D) releases of portions of the Mortgaged Property which will not have a material adverse effect on the use or value of the collateral for the related Mortgage Loan and which were given no value in the appraisal of the Mortgaged Property or of that portion of the Mortgaged Property used to calculate the loan-to-value ratio of the Mortgaged Property for underwriting purposes. No release or partial release of any Mortgaged Property, or any portion thereof, expressly permitted or required pursuant to the terms of any Mortgage Loan would constitute a significant modification of the related Mortgage Loan under Treas. Reg. Section 1.860G-2(b)(2);

            (xlix) Except as provided in paragraphs (xxxi)(J) and (K) above, any insurance proceeds or condemnation awards in respect of a casualty loss or taking will be applied either to (A) the repair or restoration of all or part of the related Mortgaged Property, with, in the case of all casualty losses or takings in excess of a specified amount or percentage that a prudent commercial lender would deem satisfactory and acceptable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses (except in any case where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender) or (B) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

            (l) Each Form UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the Seller was, and each Form UCC-3 assignment, if any, of such financing statement in blank which the Purchaser or its designee is authorized to complete (but for the insertion of the name of the assignee and any related filing information which is not yet available to the Seller) is, in suitable form for filing in the filing office in which such financing statement was filed;

            (li) To the Seller's knowledge, (A) each commercial lease covering more than 10% (20% in the case of any Mortgage Loan having an original principal balance less than $2,500,000) of the net leaseable area of the related Mortgaged Property is in full force and effect and (B) there exists no default under any such commercial lease either by the lessee thereunder or by the related Borrower that could give rise to the termination of such lease;

            (lii) Based upon an opinion of counsel and/or other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property. With respect to any Mortgage Loan with a Stated Principal Balance as of the Closing Date of over $10,000,000, if the related Mortgaged Property does not so comply, to the extent the Seller is aware of such non-compliance, it has required the related Borrower to obtain law and ordinance insurance coverage in amounts customarily required by prudent commercial mortgage lenders;

            (liii) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage or any substantially similar successor provision), the related Mortgaged Property, if acquired by a REMIC in connection with the default or imminent default of such Mortgage Loan would constitute "foreclosure property" within the meaning of Code Section 860G(a)(8) and all Prepayment Premiums and Yield Maintenance Charges with respect to such Mortgage Loan constitute "customary prepayment penalties" within the meaning of Treasury Regulation Section 1.860G-1(b)(2);

            (liv) With respect to any Mortgage Loan that pursuant to the Mortgage Loan Documents can be defeased, (A) the Mortgage Loan cannot be defeased within two years after the Closing Date, (B) the Borrower can pledge only "government securities" (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) in an amount sufficient to make all scheduled payments under the Mortgage Loan when due, (C) the Borrower is required to provide independent certified public accountant's certification that the collateral is sufficient to make such payments, (D) the loan may be required to be assumed by a single-purpose entity designated by the holder of the Mortgage Loan, (E) the Borrower is required to provide an opinion of counsel that the Purchaser (and its successors and assigns) has a perfected security interest in such collateral prior to any other claim or interest, (F) the Borrower is required to pay all Rating Agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, (G) with respect to any significant trust mortgage loan, the Borrower is required to provide an opinion of counsel that such defeasance will not cause any REMIC created under any pooling and servicing agreement to fail to qualify as a REMIC for federal or applicable state tax purposes and (H) with respect to any significant trust mortgage loan, the Borrower must obtain Rating Agency confirmation from each Rating Agency that the defeasance would not result in such Rating Agency's withdrawal, downgrade or qualification of the then current rating of any class of certificates rated by such Rating Agency;

            (lv) The Mortgage Loan Documents for each Mortgage Loan provide that the related Borrower thereunder shall be liable to the Seller for any losses incurred by the Seller due to (A) the misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (B) any willful act of material waste, (C) any breach of the environmental covenants contained in the related Mortgage Loan Documents, and (D) fraud by the related Borrower; provided that, with respect to clause (C) of this sentence, an indemnification against losses related to such violations or environmental insurance shall satisfy such requirement; and provided, further, that if the related Mortgaged Property is a residential cooperative property, then the subject Mortgage Loan is fully recourse to the related Borrower;

            (lvi) If such Mortgage Loan is an ARD Loan, it commenced amortizing on its initial scheduled Due Date and provides that: (A) its Mortgage Rate will increase by no more than two percentage points in connection with the passage of its Anticipated Repayment Date and so long as the Mortgage Loan is an asset of the Trust Fund; (B) its Anticipated Repayment Date is not less than seven years following the origination of such Mortgage Loan; (C) no later than the related Anticipated Repayment Date, if it has not previously done so, the related Borrower is required to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Servicer; and (D) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures;

            (lvii) Except for the Mortgage Loans with an initial principal balance less than $3,000,000, in connection with its origination or acquisition of each Mortgage Loan, Seller obtained an appraisal of the related Mortgage Property, which appraisal is signed by an appraiser, who, to Seller's actual knowledge, had no interest, direct or indirect, in the Borrower, the Mortgage Property or in any loan made on the security of the Mortgage Property, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan; and

            (lviii) The Seller has delivered to the Purchaser or a custodian appointed thereby, with respect to each Mortgage Loan, in accordance with
Section 3 of this Agreement, a complete Mortgage File.

                                                                       EXHIBIT B

                             AFFIDAVIT OF LOST NOTE



STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

            ____________________________, being duly sworn, deposes and says:

            1. that he is an authorized signatory of NCB, FSB;

            2. that _______________ is the owner and holder of a mortgage loan in the original principal amount of $______________ secured by a mortgage (the "Mortgage") on the premises known as ______________ ______________ located in ______________;

            3. that _______________, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

            a note in the original sum of $______________ made by ______________, to _______________, under date of ______________
            (the "Note");

            4. that the Note is now owned and held by _______________;

            5. that the copy of the Note attached hereto is a true and correct copy thereof;

            6. that the Note has not been paid off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

            7. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except _______________; and

            8. upon assignment of the Note by _______________ to Column Financial, Inc. (the "Purchaser"), NCB, FSB covenants and agrees (a) promptly to deliver to the Purchaser the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Purchaser and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of _______________'s failure to deliver said original Note to the Purchaser.

                                       NCB, FSB


                                       By:____________________________________
                                          Name:
                                          Title:

Sworn to before me this _____
day of __________, 2005

                                    EXHIBIT C



                       NATIONAL CONSUMER COOPERATIVE BANK
                        MORTGAGE LOAN PURCHASE AGREEMENT

                                  See Attached

                                                                   EXECUTED COPY
________________________________________________________________________________


                             COLUMN FINANCIAL, INC.
                                   (Purchaser)




                                       and




                       NATIONAL CONSUMER COOPERATIVE BANK
                                    (Seller)



                       ___________________________________


                        MORTGAGE LOAN PURCHASE AGREEMENT




                         Dated as of September 30, 2005

                       ___________________________________



________________________________________________________________________________

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Section 1.    Transactions on or Prior to the Closing Date....................
Section 2.    Closing Date Actions............................................
Section 3.    Conveyance of Mortgage Loans....................................
Section 4.    Purchaser's Conditions to Closing...............................
Section 5.    Seller's Conditions to Closing..................................
Section 6.    Representations and Warranties of Seller........................
Section 7.    Obligations of Seller...........................................
Section 8.    Cooperation in Disposition Transactions.........................
Section 9.    Servicing; Retained Interest....................................
Section 10.   Representations and Warranties of Purchaser.....................
Section 11.   Survival of Certain Representations, Warranties and Covenants...
Section 12.   Transaction Expenses............................................
Section 13.   Recording Costs and Expenses....................................
Section 14.   Notices.........................................................
Section 15.   Examination of Mortgage Files...................................
Section 16.   Successors......................................................
Section 17.   Governing Law...................................................
Section 18.   Severability....................................................
Section 19.   Further Assurances..............................................
Section 20.   Counterparts....................................................
Section 21.   Treatment as Security Agreement.................................
Section 22.   Recordation of Agreement........................................

Schedule I    Schedule of Transaction Terms
Schedule II   Mortgage Loan Schedule
Schedule III  [Reserved]
Schedule IV   Mortgage Loans with Lost Notes
Schedule V    Exceptions to Seller's Representations and Warranties

Exhibit A     Representations and Warranties Regarding the Mortgage Loans
Exhibit B     Form of Lost Note Affidavit

                        MORTGAGE LOAN PURCHASE AGREEMENT

            This Mortgage Loan Purchase Agreement (this "Agreement"), dated as of September 30, 2005, is made by and between NATIONAL CONSUMER COOPERATIVE BANK, a federally chartered corporation ("Seller"), and COLUMN FINANCIAL, INC., a Delaware corporation ("Purchaser").

                                    RECITALS

            I. Capitalized terms used herein without definition have the meanings ascribed to them in the Schedule of Transaction Terms attached hereto as Schedule I, which is incorporated herein by this reference.

            III. On the Closing Date, and on the terms set forth herein, Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller the mortgage loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Schedule II (each such mortgage loan, a "Mortgage Loan" and, collectively, the "Mortgage Loans"). Purchaser intends to securitize, sell or otherwise dispose of such Mortgage Loans in a subsequent transaction (any such transaction, a "Disposition Transaction").

                                    AGREEMENT

            NOW, THEREFORE, on the terms and conditions set forth below and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Purchaser and Seller agree as follows:

            Section 1. Transactions on or Prior to the Closing Date. On or prior to the Closing Date, Seller shall have delivered the Mortgage Files with respect to each of the Mortgage Loans listed in the Mortgage Loan Schedule to Purchaser or its designee, against receipt by Seller of a written receipt, pursuant to an arrangement between Seller and the Purchaser; provided, however, that item (xvi) in the definition of Mortgage File (below) shall be delivered to the Servicer for inclusion in the Servicer File (defined below) with a copy delivered to the Purchaser for inclusion in the Mortgage File.

            Section 2. Closing Date Actions. The sale of the Mortgage Loans shall take place on the Closing Date. The closing (the "Closing") shall take place at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, or such other location as agreed upon between the parties hereto. On the Closing Date, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, subject to the continued servicing of the Mortgage Loans by Servicer, the Mortgage Loans pursuant to this Agreement for the Mortgage Loan Purchase Price payable in accordance with instructions previously provided to Purchaser by Seller; provided, however, that Seller expressly hereby retains and does not transfer to Purchaser the Retained Interest. The Mortgage Loan Purchase Price shall be paid by Purchaser to Seller or at its direction by wire transfer in immediately available funds to an account designated by Seller on or prior to the Closing Date. The "Mortgage Loan Purchase Price" paid by Purchaser shall be equal to the amount that the Purchaser and the Seller have mutually agreed upon as set forth in the Closing Statement (which amount includes, without limitation, accrued interest).

            Section 3. Conveyance of Mortgage Loans. On the Closing Date, Seller shall sell, convey, assign and transfer, subject to the continued servicing of the Mortgage Loans by Servicer, without recourse except as provided herein, to Purchaser, free and clear of any liens, claims or other encumbrances, all of Seller's right, title and interest in, to and under: (i) each of the Mortgage Loans identified on the Mortgage Loan Schedule and (ii) all property of Seller described in Section 21(b) of this Agreement, including, without limitation, (A) all scheduled payments of interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date and (B) all other payments of interest, principal or prepayment premiums received on or with respect to the Mortgage Loans after the Cut-off Date, other than any such payments of interest or principal or prepayment premiums that were due on or prior to the Cut-off Date and excluding the Retained Interest which is not being transferred herein. Each Mortgage File shall contain the following documents:

                  (i) the original Note (or with respect to those Mortgage Loans listed in Schedule IV hereto, a "lost note affidavit" substantially in the form of Exhibit B hereto and a true and complete copy of the Note), bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the Mortgage Loan Originator either in blank or to Seller, and further endorsed (at the direction of Purchaser given pursuant to this Agreement) by Seller, on its face or by allonge attached thereto, without recourse, either in blank or to the order of the Purchaser in the following form: "Pay to the order of Column Financial, Inc., without recourse, representation or warranty, express or implied";

                  (ii) a duplicate original Mortgage or a counterpart thereof or, if such Mortgage has been returned by the related recording office,
        (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals, certified copies or copies from the applicable recording office) of any intervening assignments thereof from the Mortgage Loan Originator to Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

                  (iii) an original assignment of the Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from Seller (or the Mortgage Loan Originator) either in blank or to "Column Financial, Inc.";

                  (iv) an original, counterpart or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), and the originals, counterparts or copies of any intervening assignments thereof from the Mortgage Loan Originator of the Loan to Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

                  (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from Seller (or the Mortgage Loan Originator), either in blank or to "Column Financial, Inc.";

                  (vi) an original or true and complete copy of any related security agreement (if such item is a document separate from the Mortgage), and the originals or copies of any intervening assignments thereof from the Mortgage Loan Originator to Seller;

                  (vii) an original assignment of any related security agreement (if such item is a document separate from the Mortgage), from Seller (or the Mortgage Loan Originator) either in blank or to "Column Financial, Inc.," which assignment may be included as part of an omnibus assignment covering other documents relating to the Mortgage Loan (provided that such omnibus assignment is effective under applicable law);

                  (viii) originals or copies of all (A) assumption agreements,
        (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence, when appropriate, of recording thereon or in the form submitted for recording, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Mortgage Loan has been assumed;

                  (ix) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the Mortgage as a first lien on the related Mortgaged Property, relating to such Mortgage Loan;

                  (x) the original or a counterpart of any guaranty of the obligations of the Borrower under the Mortgage Loan;

                  (xi) UCC acknowledgement, certified or other copies of all UCC financing statements and continuation statements which show the filing or recording thereof (including the filing number or other similar filing information) or copies thereof in the form submitted for filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the Mortgage Loan Originator (and each assignee prior to the Purchaser) in and to the personalty of the Borrower at the Mortgaged Property, and original UCC assignments in a form suitable for filing or recording, sufficient to transfer such security interest to the Purchaser;

                  (xii) the original or copy of any power of attorney (with evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

                  (xiii) an original or copy of any subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to subordinate indebtedness, including any mezzanine loan documents or preferred equity documents;

                  (xiv) with respect to any cash collateral accounts and lock-box accounts, an original or copy of any related account control agreement and a copy of the UCC financing statements, if any, submitted for filing with respect to Seller's security interest in the cash collateral accounts and lock-box accounts and all funds contained therein (together with UCC financing statement assignments assigning such security interest to the Purchaser);

                  (xv) an original or copy of any related Loan Agreement (if separate from the related Mortgage);

                  (xvi) the originals of letters of credit, if any, relating to the Mortgage Loans and amendments thereto which entitles the Purchaser or its designee to draw thereon; subject, however, to the proviso set forth in Section 1;

                  (xvii) any related environmental insurance policy and any environmental guarantee or indemnity agreement;

                  (xviii) the original ground lease, if any, and any amendments, modifications or extensions thereto, and any ground lease estoppel or a certified copy thereof; and

                  (xix) any additional documents required to be added to the Mortgage File pursuant to the Servicing Agreement.

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (ii), (iv), (viii),
(xi) (other than assignments of UCC financing statements to be recorded or filed in accordance with the transfer contemplated by this Agreement), (xii) and (xiv) (other than assignments of UCC financing statements to be filed in accordance with the transfer contemplated by this Agreement) above, with evidence of recording or filing thereon on the Closing Date solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, Seller: (i) shall deliver, or cause to be delivered, to the Purchaser or its designee a duplicate original or true copy of such document or instrument certified by the applicable public recording or filing office, the applicable title insurance company or Seller to be a true and complete duplicate original or copy of the original thereof submitted for recording or filing; and (ii) shall deliver, or cause to be delivered, either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, within 365 days after the Closing Date, which period may be extended up to two times, in each case for an additional period of 90 days (provided that Seller, as certified in writing to Purchaser prior to each such 90-day extension, is in good faith attempting to obtain from the appropriate recording or filing office such original or photocopy). Compliance with this paragraph will satisfy Seller's delivery requirements under this Section 3 with respect to the subject document(s) and instrument(s).

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (ii), (iv), (viii),
(xi) (other than assignments of UCC financing statements to be recorded or filed in accordance with the transfer contemplated by this Agreement), (xii) and (xiv) (other than assignments of UCC financing statements to be filed in accordance with the transfer contemplated by this Agreement) above with evidence of recording or filing thereon for any other reason, including without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of this Agreement shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the related Mortgage File if a photocopy of such non-delivered document or instrument (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof as filed or recorded) is delivered to the Purchaser or its designee on or before the Closing Date.

            Notwithstanding the foregoing, in the event that the Seller cannot deliver to the Purchaser or its designee any UCC-2 or UCC-3 assignment with the filing information of the UCC-1 financing statement with respect to any Mortgage Loan, solely because such UCC-1 financing statement has not been returned by the public filing office where such UCC-1 financing statement has been delivered for filing, Seller shall deliver or cause to be delivered to the Purchaser or its designee a photocopy of such UCC-2 or UCC-3 assignment with the filing information left blank. The Seller, promptly upon receipt of the applicable filing information of the UCC-1 financing statement being so assigned, shall deliver or cause to be delivered to the Purchaser or its designee the original UCC-2 or UCC-3 assignment with all appropriate filing information set forth thereon.

            Notwithstanding the foregoing, Seller may, at its sole cost and expense, but is not obligated to, engage a third-party contractor to prepare or complete in proper form for filing or recording any and all assignments of Mortgage, assignments of Assignments of Leases and assignments of UCC financing statements to the Purchaser to be delivered pursuant to clauses (iii), (v) and
(xi) above (collectively, the "Assignments"), to submit those Assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver those Assignments to the Purchaser or its designee as those Assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon. However, in the event Seller engages a third-party contractor as contemplated in the immediately preceding sentence, the rights, duties and obligations of Seller pursuant to this Agreement remain binding on the Seller; and, if Seller does not engage a third party as contemplated by the immediately preceding sentence, then Seller will still be liable for recording and filing fees and expenses of the Assignments as and to the extent contemplated by Section 13 hereof.

            On and after the Closing Date, Seller shall deliver the Servicer Files with respect to each of the Mortgage Loans to the Servicer for the benefit of the Purchaser. Each such Servicer File shall contain all documents and records in the Seller's possession relating to such applicable Mortgage Loans (including reserve and escrow agreements, rent rolls, leases, environmental and engineering reports, third-party underwriting reports, appraisals, surveys, legal opinions, estoppels, cash management agreements, lockbox agreements, financial statements, operating statements and any other information provided by the respective Borrower from time to time, but excluding any draft documents, attorney/client communications, which are privileged or constitute legal or other due diligence analyses and documents prepared by the Seller or any of its Affiliates solely for internal communication, credit underwriting or due diligence analyses) that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with copies of all instruments and documents which are required to be a part of the related Mortgage File in accordance with the definition thereof.

            Seller shall, promptly after the Closing Date, but in all events within three (3) Business Days after the Closing Date, cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of Seller or any other name, to be transferred to or at the direction of the Servicer.

            The Purchaser shall be entitled to all scheduled principal payments due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans due after the Cut-off Date, minus that portion of any such payment which is allocable to either (i) the Retained Interest or (ii) the period on or prior to the Cut-off Date. All scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date, together with the accompanying interest payments, shall belong to Seller.

            Upon the sale of the Mortgage Loans from Seller to Purchaser pursuant hereto, the ownership of each Note, the related Mortgage and the contents of the related Mortgage File shall be vested in Purchaser, subject to the Retained Interest, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Seller as seller of the Mortgage Loans hereunder, exclusive in each case of documents prepared by Seller or any of its Affiliates solely for internal credit analysis or other internal uses or any attorney client privileged communication, shall immediately vest in Purchaser, subject to the Retained Interest. All monthly payments, principal prepayments and other amounts received by Seller and not otherwise belonging to Seller pursuant to this Agreement shall be sent by Seller within three (3) Business Days after Seller's receipt thereof to the Servicer on behalf of the Purchaser.

            Seller shall, under generally accepted accounting principles ("GAAP"), report its transfer of the Mortgage Loans to Purchaser, as provided herein, as a sale of the Mortgage Loans to Purchaser in exchange for the consideration specified in Section 2 hereof. In connection with the foregoing, Seller shall cause all of its financial and accounting records to reflect such transfer as a sale (as opposed to a secured loan). Seller shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent to clearly reflect that the Mortgage Loans have been transferred to Purchaser and with the exception of the Retained Interest which has been retained by Seller are no longer available to satisfy claims of Seller's creditors.

            After Seller's transfer of the Mortgage Loans to Purchaser, as provided herein, Seller shall not take any action inconsistent with Purchaser's ownership (or the ownership by any of Purchaser's assignees) of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Servicing Agreement, and further except for actions that Seller is expressly permitted to complete subsequent to the Closing Date, Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by Seller to Purchaser.

            Section 4. Purchaser's Conditions to Closing. The obligations of Purchaser to purchase the Mortgage Loans and pay the Mortgage Loan Purchase Price at the Closing Date under the terms of this Agreement are subject to the satisfaction of each of the following conditions at or before the Closing:

            (a) Each of the obligations of Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of Seller under this Agreement (subject to the exceptions set forth in the Exception Report) shall be true and correct in all material respects as of the Closing Date; no event shall have occurred with respect to Seller or any of the Mortgage Loans and related Mortgage Files which, with notice or the passage of time, would constitute a material default under this Agreement; and Purchaser shall have received certificates to the foregoing effect signed by authorized officers of Seller.

            (b) Purchaser, or if directed by Purchaser, the Purchaser's attorneys or other designee, shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Purchaser and Seller, duly executed by all signatories other than Purchaser, as required pursuant to the respective terms thereof:

                  (i)    the Mortgage Files, subject to the provisos of
            Section 1 of this Agreement, which shall have been delivered to and held by the Purchaser or its designee on behalf of Seller;

                  (ii)   the Mortgage Loan Schedule;

                  (iii)  [Reserved]

                  (iv) an opinion or opinions of Seller's counsel, dated the Closing Date, in form acceptable to the Purchaser as to various corporate matters and such other matters as shall be reasonably required by the Purchaser;

                  (v) a schedule of the balances of the escrow accounts and the reserve accounts pertaining to the Mortgage Loans; and

                  (vi) all other information, documents, certificates, or letters with respect to the Mortgage Loans or Seller and its Affiliates as are reasonably requested by Purchaser in order for Purchaser to perform any of it obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to any sale of Mortgage Loans by Purchaser as contemplated herein.

            (c) Seller shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after the Closing.

            Section 5. Seller's Conditions to Closing. The obligations of Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

            (a) Each of the obligations of Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; and all of the representations and warranties of Purchaser under this Agreement shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to Purchaser which, with notice or the passage of time, would constitute a material default under this Agreement, and Seller shall have received certificates to that effect signed by authorized officers of Purchaser.

            (b) Seller shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Seller and Purchaser, duly executed by all signatories other than Seller, as required pursuant to the respective terms thereof:

                  (i)    the Servicing Agreement;

                  (ii) an officer's certificate of Purchaser, dated as of the Closing Date, with the resolutions of Purchaser authorizing the transactions set forth therein, together with copies of the charter, by-laws and certificate of good standing dated as of a recent date of Purchaser; and

                  (iii) such other certificates of its officers or others, such opinions of Purchaser's counsel and such other documents required to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

            (c) Purchaser shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after Closing.

            Section 6.   Representations and Warranties of Seller.

            (a) Seller represents and warrants to Purchaser as of the date hereof, as follows:

                  (i) Seller is duly organized and is validly existing as a federally chartered corporation in good standing under the laws of the United States of America. Seller has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations of regulatory bodies or agencies having jurisdiction over it, except where the failure so to comply would not have a materially adverse effect on the performance by Seller of this Agreement, and there is no charge, action, investigation, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of Seller, threatened, which is reasonably likely to materially and adversely affect the performance by Seller of this Agreement or the consummation of transactions contemplated by this Agreement.

                  (ii) Seller has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith) and to perform all transactions of Seller contemplated by this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). Seller has duly authorized the execution, delivery and performance of this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith), and has duly executed and delivered this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). This Agreement (and each agreement and document executed and delivered by Seller in connection herewith), assuming due authorization, execution and delivery thereof by each other party thereto, constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and by considerations of public policy.

                  (iii) Neither the execution, delivery and performance of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by Seller, will (A) conflict with or result in a breach of any of the terms, conditions or provisions of Seller's articles or certificate of incorporation and bylaws or similar type organizational documents, as applicable; (B) conflict with, result in a breach of, or constitute a default or result in an acceleration under, any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (C) conflict with or result in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (D) result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); or (E) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon Seller's ability to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), or materially impair the ability of Purchaser to realize on the Mortgage Loans.

                  (iv)   Seller is solvent and the sale of the Mortgage Loans
            (1) will not cause Seller to become insolvent and (2) is not intended by Seller to hinder, delay or defraud any of its present or future creditors. After giving effect to its transfer of the Mortgage Loans, as provided herein, the value of Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of Seller's debts and obligations, including contingent and unliquidated debts and obligations of Seller, and Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business. Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature. No proceedings looking toward liquidation, dissolution or bankruptcy of Seller are pending or contemplated.

                  (v) No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for (A) Seller's execution, delivery and performance of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), (B) Seller's transfer and assignment of the Mortgage Loans, or (C) the consummation by Seller of the transactions contemplated by this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except for the filing or recording of assignments and other Mortgage Loan Documents contemplated by the terms of this Agreement and except that Seller may not be duly qualified to transact business as a foreign corporation or licensed in one or more states if such qualification or licensing is not necessary to ensure the enforceability of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

                  (vi) In connection with its sale of the Mortgage Loans, Seller is receiving new value. The consideration received by Seller upon the sale of the Mortgage Loans constitutes at least fair consideration and reasonably equivalent value for the Mortgage Loans.

                  (vii) Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of Seller contained in this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

                  (viii) There are no actions, suits or proceedings pending or, to Seller's knowledge, threatened in writing against Seller which are reasonably likely to draw into question the validity of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or which, either in any one instance or in the aggregate, are reasonably likely to materially impair the ability of Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

                  (ix) Seller's performance of its duties and obligations under this Agreement (and each agreement or document executed and delivered by Seller in connection herewith) is in the ordinary course of business of Seller and Seller's transfer, assignment and conveyance of the Mortgage Loans pursuant to this Agreement are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction. The Mortgage Loans do not constitute all or substantially all of Seller's assets.

                  (x) Seller has not dealt with any Person that may be entitled, by reason of any act or omission of Seller, to any commission or compensation in connection with the sale of the Mortgage Loans to Purchaser hereunder except for the reimbursement of expenses as described herein.

                  (xi) Seller is not in default or breach of any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound which breach or default would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

                  (xii) The representations and warranties contained in Exhibit A hereto, subject to the exceptions to such representations and warranties set forth on Schedule V hereto, are true and correct in all material respects as of the date hereof with respect to the Mortgage Loans identified on Schedule II.

                  (xiii) The originals or copies of the Mortgage Loan Documents required hereunder to be delivered to Purchaser as a part of the Mortgage Files (including, without limitation, all letters of credit and amendments thereto relating to the Mortgage Loans) on or before the Closing Date and all statements, reports or other documents prepared by unaffiliated third parties (e.g., environmental reports, structural reports, appraisals, surveys and audited financial statements) furnished by Seller to Purchaser with respect to the Mortgage Loans prior to the Closing (each, a "Third Party Report") are accurate and complete originals or copies thereof. To Seller's best knowledge, no statement, report or other document (which is not a Mortgage Loan Document or a Third Party Report) furnished to Purchaser in writing on or before the Closing Date by or on behalf of the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein (in light of the circumstances under which such statements were made) not misleading. Seller has delivered to Purchaser all material information in its possession with respect to the Mortgage Loans and the Mortgaged Properties.

            (b) Seller hereby agrees that it shall be deemed to make, as of the date of substitution, to and for the benefit of the Purchaser or any transferee to be replaced, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Mortgage Loan affected by a Material Defect or a Material Breach, pursuant to Section 7 of this Agreement, each of the representations and warranties set forth in Exhibit A hereto (references therein to "Closing Date" being deemed to be references to the "date of substitution" and references therein to "Cut-off Date" being deemed to be references to the "due date for the subject Replacement Mortgage Loan during the month of substitution"). From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

            If the Purchaser sells any of the Mortgage Loans in a Disposition Transaction, the Seller further agrees to make on the Disposition Date (i) each of the representations and warranties set forth in Exhibit A as of the date specified in such representation and warranty or, if no such date is specified, as of the Disposition Date (except that certain of such representations and warranties, such as those relating to the Seller's ownership or transfer of the Mortgage Loans on the Closing Date and the like, shall be made or confirmed to be true as of the Closing Date), subject to the exceptions to such representations and warranties set forth on Schedule V hereto and such additional exceptions as may be appropriate based upon changes in factual circumstances related to such Mortgage Loans between the date hereof and the Disposition Date and (ii) representations and warranties pertaining to its status as a federally chartered corporation, due authorization to make representations and warranties and similar matters reasonably related to its making of the representations and warranties described in clause (i) of this
Section 6(b).

            Section 7. Obligations of Seller. Each of the representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall survive the sale of the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Notes and notwithstanding subsequent termination of this Agreement. The representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall not be impaired by any review or examination of the Mortgage Files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of Purchaser to review or examine such documents, and such representations and warranties shall inure to the benefit of any transferee or transferees of the Mortgage Loans from Purchaser in connection with any Disposition Transaction, including, without limitation, the depositor or trustee of Mortgage Loans being securitized in such a Disposition Transaction, notwithstanding any restrictive or qualified endorsement on any Note, assignment of Mortgage or reassignment of Assignment of Leases.

            If the Purchaser or the Servicer discovers or receives notice of a breach of any of the representations or warranties made by the Seller with respect to the Mortgage Loans (subject to the exceptions to such representations and warranties set forth in the Exception Report) as set forth in Exhibit A hereto, as of the date hereof in Section 6(a)(xii) (subject to the exceptions to such representations and warranties set forth in the Exception Report), or in the case of any Replacement Mortgage Loan, as of the date of substitution pursuant to Section 6(b) (in any such case, a "Breach"), or receives notice that
(a) any document required to be included in the Mortgage File related to any Mortgage Loan is not in the Purchaser's possession within the time period required herein or (b) such document has not been properly executed or is otherwise defective on its face (subsection (a) and (b) each, a "Defect" (including the "Defects" detailed in the immediately following paragraph) in the related Mortgage File), such party shall give notice to the other party and the Seller. If the Purchaser determines that such Breach or Defect, as the case may be, materially and adversely affects, or is deemed hereby to materially and adversely affect, the value of any Mortgage Loan or the interests of the Purchaser therein (in either case, a "Material Breach" or "Material Defect"), it shall give prompt written notice of such Breach or Defect to the Seller and shall request that the Seller not later than the earlier of 90 days from the receipt by the Seller of such notice (subject to the second succeeding paragraph, the "Initial Resolution Period"): (i) cure such Breach or Defect in all material respects; (ii) repurchase the affected Mortgage Loan at the applicable Repurchase Price or (iii) substitute one or more Qualified Substitute Mortgage Loans for such affected Mortgage Loan (provided that in no event shall any substitution occur later than the second anniversary of the later of the Closing Date or, if applicable, the Disposition Date) and pay the Purchaser any Substitution Shortfall Amount in connection therewith; provided, however, that if (i) such Material Breach or Material Defect is capable of being cured but not within the Initial Resolution Period, (ii) such Material Breach or Material Defect does not cause the related Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code), (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Defect within the Initial Resolution Period and (iv) the Seller has delivered to the Purchaser an officer's certificate that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates the cure will be effected within the additional 90-day period, then the Seller shall have an additional 90 days to cure such Material Defect or Material Breach. With respect to any substitution of one or more Qualified Substitute Mortgage Loans for a Mortgage Loan hereunder, (A) no such substitution may be made in any calendar month after the determination date (under the applicable servicing agreement, if any) for such month; (B) scheduled payments of principal and interest due with respect to the Qualified Substitute Mortgage Loan(s) after the related date of substitution shall belong to the Purchaser; and (C) scheduled payments of principal and interest due with respect to such Qualified Substitute Mortgage Loan(s) on or prior to the related date of substitution shall belong to the Seller, and the Seller shall be entitled to receive such payments promptly following receipt by the Purchaser. If any Breach pertains to a representation or warranty that the related Mortgage Loan Documents or any particular Mortgage Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan Document(s), then Seller shall cure such Breach within the Initial Resolution Period by reimbursing the Purchaser (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by any Servicer on the Purchaser's behalf that are the basis of such Breach and have not been reimbursed by the related Borrower; provided, however, that in the event any such costs and expenses exceed $10,000, Seller shall have the option to either repurchase the related Mortgage Loan at the applicable Repurchase Price or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, Seller shall remit the amount of such costs and expenses and upon its making such remittance, Seller shall be deemed to have cured such Breach in all respects.

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Material Defect": (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information; (c) the absence from the Mortgage File of the item called for by clause (ix) of the last sentence of the first paragraph of Section 3 hereof; (d) the absence from the Mortgage File of any intervening assignments required to create an effective assignment to the Purchaser, unless there is included in the Mortgage File a certified copy of the intervening assignment as recorded or as sent for recordation, together with a certificate stating that the original intervening assignment was sent for recordation, or a copy of the intervening assignment and the related recording information; or (e) the absence from the Servicer File of any required original letter of credit, provided that such Defect may be cured by any substitute letter of credit or cash reserve on behalf of the related Borrower; or (f) the absence from the Mortgage File of the original or a copy of any required ground lease.

            Any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed a "Material Defect" or "Material Breach," as applicable, and the Initial Resolution Period for the affected Mortgage Loan shall be 90 days following the earlier of Seller's receipt of notice pursuant to this Section 7 or its discovery of such Defect or Breach (which period shall not be subject to extension).

            If Seller does not, as required by this Section 7, correct or cure a Material Breach or a Material Defect in all material respects within the applicable Initial Resolution Period (as extended pursuant to this Section 7), or if such Material Breach or Material Defect is not capable of being so corrected or cured within such period, then Seller shall repurchase or substitute for the affected Mortgage Loan as provided in this Section 7.

            The Repurchase Price or Substitution Shortfall Amount for any repurchased or substituted Mortgage Loan shall be payable to Purchaser by wire transfer of immediately available funds to the account designated by Purchaser and Purchaser, upon receipt of such funds (and, in the case of a substitution, receipt of the Mortgage File(s) for the related Qualified Substitute Mortgage Loans(s)), shall promptly release the related Mortgage File and Servicer File or cause them to be released, to Seller and shall execute and deliver such instruments of transfer or assignment as shall be necessary to vest in Seller the legal and beneficial ownership of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan Documents.

            It is understood and agreed that the obligations of Seller set forth in this Section 7 constitute the sole remedies available to Purchaser and its successors and assigns against Seller respecting any Breach or Defect affecting a Mortgage Loan.

            Section 8. Cooperation in Disposition Transactions. Barring the occurrence of the following events, the Purchaser intends to securitize the Mortgage Loans in the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2005-C5: (x) market disruption, (y) the removal of a Mortgage Loan from the securitization pool by a Rating Agency or (z) the removal of a Mortgage Loan from the securitization pool by Cadim TACH, Inc., or its affiliates. As necessary in connection with the closing of the Disposition Transaction the Servicer affirms that it will (a) supply such information, opinions of counsel, letters from law and/or accounting firms and other documentation, acknowledgements, confirmations, powers of attorney and certificates as Purchaser, or its affiliates, shall reasonably request to effect the Disposition Transaction (including any such requests that arise from requirements imposed by any Rating Agency or by Cadim TACH, Inc., or its affiliates), and enter into such indemnification agreements relating to or in connection with the Disposition Transaction as Purchaser, or its affiliates, may reasonably require and (b) make itself available for and engage in good faith consultation with the participants concerning information to be contained in any document, agreement, prospectus supplement, offering circular, private placement memorandum or filing with the Securities and Exchange Commission in connection with the Disposition Transaction, in each case relating to the Seller or such Mortgage Loans, and will use reasonable efforts to compile any information and prepare any reports and certificates, into a form, whether written or electronic, suitable for inclusion in such documentation.

            Section 9.   Servicing; Retained Interest.

            (a) Servicing. The Mortgage Loans are being sold to Purchaser, subject to the continued servicing of the Mortgage Loans by Servicer, and shall be serviced by Servicer pursuant to the Servicing Agreement.

            (b) Retained Interest. (i) The sale of the Mortgage Loans to Purchaser expressly excludes the Retained Interest with respect to each Mortgage Loan, which, subject to the right of Seller to assign the same, is and shall remain the property of Seller. The Retained Interest shall be 10 basis points of each Mortgage Loan and the Retained Interest with respect to each Mortgage Loan shall be payable monthly, on or prior to the 15th day of each month, in an amount equal to one-twelfth of the product obtained by multiplying the outstanding principal balance of the Mortgage Loan (determined as of the last day of the month preceding the month in which such Retained Interest is payable) by the Retained Rate. The Retained Interest shall be payable out of the interest portion (including recoveries with respect to interest from liquidation proceeds, insurance proceeds, condemnation proceeds or REO proceeds) of the related monthly payment paid by the Borrower. If, in any month, a Borrower shall make a payment in an amount less than the full amount of the monthly payment due in such month, then Seller shall be entitled to receive a pro rata portion of the Retained Interest attributable to such month based upon the portion of the interest payment actually paid by the Borrower with respect to such calendar month, subject to Seller's right to receive any shortfall out of any future payments made on such Mortgage Loan. For purposes of making any determination pursuant to the preceding sentence, amounts paid by a Borrower shall be deemed to be applied first in payment of the interest portion of any monthly payment prior to being applied against the principal portion of such monthly payment; provided, however, that all liquidation proceeds shall be deemed to be applied first in payment of the outstanding principal balance of the Mortgage Loan prior to being applied to accrued and unpaid interest on the Mortgage Loan. The method of payment of the Retained Interest is more particularly described in the Servicing Agreement.

                  (ii) The Purchaser hereby acknowledges that any termination of Servicer as Servicer under the Servicing Agreement shall not affect the right of Seller to continue to receive the Retained Interest. In the event of any such termination, the Retained Interest shall continue to be paid to Seller, on a monthly basis, out of the Monthly Payments paid by each Borrower with respect to its respective Mortgage Loan. In the event that Servicer is no longer acting as Servicer of the Mortgage Loans, Purchaser shall promptly enter into one or more new servicing agreement(s) with respect to the Mortgage Loans which agreement(s) shall obligate such servicer to remit the Retained Interest to Seller in accordance with the terms of this Agreement pursuant to provisions which are substantively equivalent to those contained within the Servicing Agreement relative to the Retained Interest and otherwise in form and substance reasonably satisfactory to Seller.

                  Any transfer of any Mortgage Loan, whether immediate or remote, including, without limitation, any transfer in connection with a Securitization of the Mortgage Loans, shall be made expressly subject to Seller's right to continue to receive the Retained Interest and Purchaser shall cause any instrument or agreement of transfer to expressly provide that the transfer of the Mortgage Loans and any subsequent transfer of the Mortgage Loans is subject in all respect to Seller's and any successor to Seller's right to receive the Retained Interest. Upon securitization, Purchaser shall cause the delivery of the Class A-Y Certificate to Seller. The Class A-Y Certificate shall have the same payments, priorities, and allocations as was previously given to such class in the pooling and servicing agreement related to Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2005-C3, including but not limited to a strip rate of 0.10% plus the portion of the yield maintenance charge allocated to the Class A-Y Certificates and 50% of all prepayment premiums with respect to the Mortgage Loans. Seller's rights to receive Retained Interest terminates upon receipt of the Class A-Y Certificates.

            Section 10. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as of the date hereof, as follows:

            (a) Purchaser is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as it is conducted, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement).

            (b) The execution and delivery by Purchaser of this Agreement and the performance of Purchaser's obligations hereunder are within the corporate power of Purchaser and have been duly authorized by Purchaser and neither the execution and delivery by Purchaser of this Agreement nor the compliance by Purchaser with the provisions hereof, nor the consummation by Purchaser of the transactions contemplated by this Agreement, will (i) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of Purchaser or, after giving effect to the consents or taking of the actions contemplated by clause (ii) of this paragraph (b), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Purchaser or its properties, or any of the provisions of any material indenture or mortgage or any other material contract or other instrument to which Purchaser is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, contract or other instrument or (ii) require any consent of, notice to, or filing with any person, entity or governmental body, which has not been obtained or made by Purchaser, except where, in any of the instances contemplated by clause (i) above or this clause (ii), the failure to do so will not have a material and adverse effect on the consummation of any transactions contemplated by this Agreement.

            (c) This Agreement has been duly executed and delivered by Purchaser and this Agreement constitutes a legal, valid and binding instrument, enforceable against Purchaser in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law) and, as to rights of indemnification hereunder, subject to limitations of public policy under applicable securities laws.

            (d) There is no litigation, charge, investigation, action, suit or proceeding by or before any court, regulatory authority or governmental agency or body pending or, to the knowledge of Purchaser, threatened against Purchaser the outcome of which could be reasonably expected to materially and adversely affect the consummation of any transactions contemplated by this Agreement.

            Section 11. Survival of Certain Representations, Warranties and Covenants. The respective representations and warranties set forth in or made pursuant to this Agreement, and the respective obligations of the parties hereto under Sections 7 of this Agreement, will remain in full force and effect, regardless of any investigation or statement as to the result thereof made by or on behalf of any party and will survive payment for the various transfers referred to herein or termination of this Agreement.

            Section 12. Transaction Expenses. In connection with the Closing (and unless otherwise expressly provided herein, including, without limitation, in Section 13 of this Agreement), Seller shall be responsible for the fees and expenses of its own counsel and Purchaser shall be responsible for the fees and expenses of its own counsel and all other transaction expenses shall be paid by the party incurring the subject expense).

            Section 13. Recording Costs and Expenses. Seller agrees to reimburse the Purchaser or its designee for all recording and filing fees and expenses incurred by the Purchaser or its designee in connection with the recording or filing of the Mortgage Loan Documents listed in Section 3 of this Agreement, including Assignments. In the event Seller elects to engage a third-party contractor to prepare, complete, file and record Assignments with respect to Mortgage Loans as provided in Section 3 of this Agreement, Seller shall contract directly with such contractor and shall be responsible for such contractor's compensation and reimbursement of recording and filing fees and other reimbursable expenses pursuant to their agreement.

            Section 14. Notices. All demands, notices and communications hereunder shall be in writing and effective only upon receipt, and, (a) if sent to Purchaser, will be mailed, delivered or telecopied and confirmed to it at Column Financial, Inc., 11 Madison Avenue, 5th Floor, New York, New York 10010,
Attention: Edmund Taylor, Telecopy No.: (212) 743-4756 (with a copy to Casey McCutcheon, Esq., Legal & Compliance Department, Telecopy No.: (917) 326-8433), or such other address or telecopy number as may be designated by Purchaser to Seller in writing, or (b) if sent to Seller, will be mailed, delivered or telecopied and confirmed to it at 1725 Eye Street, N.W., Washington, D.C. 20006,
Attention: Kathleen Luzik, Telecopy No.: (202) 336-7800, or such other address or telecopy number as may be designated by Seller to Purchaser in writing.

            Section 15. Examination of Mortgage Files. Upon reasonable notice, Seller, prior to the Closing Date, will make the Mortgage Files available to Purchaser or its agent for examination during normal business hours at Seller's offices or such other location as shall otherwise be agreed upon by Purchaser and Seller. The fact that Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of Purchaser to demand cure, repurchase, or other relief as provided herein.

            Section 16. Successors. This Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and permitted assigns, and nothing expressed in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such designated Persons and for the benefit of no other Person; it being understood that the rights of Purchaser pursuant to this Agreement, subject to all limitations herein contained, including those set forth in Section 7 of this Agreement, may be assigned to a transferee or transferees of one or more Mortgage Loans in connection with a Disposition Transaction, including, without limitation, a depositor or trustee under a pooling and servicing agreement in connection with a Disposition Transaction which is a securitization of mortgage loans, provided that upon such assignment, such transferee or transferees shall succeed to such rights of the Purchaser hereunder; provided that such transferee(s) shall have no right to further assign such rights to any other person. No owner of a certificate or other security issued in connection with such a Disposition Transaction shall be deemed a successor or assign because of such ownership.

            Section 17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES.

            Section 18. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

            Section 19. Further Assurances. Purchaser and Seller agree to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

            Section 20. Counterparts. This Agreement may be executed in counterparts (and by each of the parties hereto on different counterparts), each of which when so executed and delivered will be an original, and all of which together will be deemed to constitute but one and the same instrument.

            Section 21. Treatment as Security Agreement. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Seller to Purchaser as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Seller to Purchaser. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by Seller to Purchaser to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans:

            (a) this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

            (b) the conveyance provided for in this Agreement shall hereby grant from Seller to Purchaser a security interest in and to all of Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (i) all accounts, contract rights (including any guarantees), general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in the Mortgage Loans, including the related Notes, Mortgages and title, hazard and other insurance policies, identified on the Mortgage Loan Schedule or that constitute Replacement Mortgage Loans, and all distributions with respect thereto payable after the Cut-off Date;

                  (ii) all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in clause (i) above (including any accrued discount realized on liquidation of any investment purchased at a discount), in each case, payable after the Cut-off Date; and

                  (iii) all cash and non-cash proceeds of the collateral described in clauses (i) and (ii) above payable after the Cut-off Date;

            (c) the possession by Purchaser or its assignee of the Notes and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction;

            (d) notifications to persons holding such property, and acknowledgments, receipts, confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for (as applicable), Purchaser or its assignee for the purpose of perfecting such security interest under applicable law; and

            (e) Seller at the direction of Purchaser or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, Purchaser and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction and may prepare and file such UCC financing statements as may be necessary or appropriate to accomplish the foregoing.

            Section 22. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation following the Closing Date in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Seller at Seller's expense at the direction of Purchaser accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Purchaser.

                                    * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Mortgage Loan Purchase Agreement to be duly executed and delivered as of the date first above written.

                                       National Consumer Cooperative Bank,
                                       as Seller

                                       By:____________________________________
                                          Name:
                                          Title:

                                       COLUMN FINANCIAL, INC.,
                                       as Purchaser

                                       By:____________________________________
                                          Name:
                                          Title:

                                                                      SCHEDULE I


                          SCHEDULE OF TRANSACTION TERMS

            This Schedule of Transaction Terms is appended to and incorporated by reference in the Mortgage Loan Purchase Agreement (the "Agreement"), dated as of September 30, 2005, between National Consumer Cooperative Bank and Column Financial, Inc. Capitalized terms used herein without definition have the meanings given them in or by reference in the Agreement.

            "Affiliate" means with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.

            "Assignment of Leases" means with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument, executed by the related Borrower, assigning to the related mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, together with any rider, addendum or amendment thereto.

            "Assignments" shall have the meaning given such term in Section 3 of this Agreement.

            "Borrower" means the borrower under a Mortgage Loan.

            "Breach" shall have the meaning given such term in Section 7 of this Agreement.

            "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the states where the Seller or the Purchaser (including a trustee acquiring Mortgage Loans in connection with a Disposition Transaction) are located are authorized or obligated by law or executive order to remain closed.

            "Closing" shall have the meaning given that term in Section 2 of this Agreement.

            "Closing Date" means September 30, 2005.

            "Closing Statement" means the closing statement dated as of the Closing Date and signed by, among others, the parties to this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Cut-off Date" means, individually and collectively, the applicable Due Dates for the respective Mortgage Loans occurring in September 2005 .

            "Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, as of any date of determination, the ratio of (1) the Projected Net Cash Flow for the related Mortgaged Property on an annualized basis to (2) the annualized amount of debt service payable on that Mortgage Loan.

            "Defect" shall have the meaning given such term in Section 7 of this Agreement.

            "Environmental Report" means the environmental audit report with respect to each Mortgaged Property delivered to Seller in connection with the related Mortgage, if any.

            "Exception Report" means the exceptions with respect to the representations and warranties made by Seller as to the Mortgage Loans in
Section 6(a)(xii) of this Agreement, which exceptions are set forth in Schedule V attached hereto and made a part hereof.

            "Initial Resolution Period" shall have the meaning given such term in Section 7 of this Agreement.

            "Loan Agreement" means, with respect to any Mortgage Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which such Mortgage Loan was made.

            "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Loan at the time of determination, and the denominator of which is the appraised value of the related Mortgaged Property determined as a cooperatively-owned multifamily residential building.

            "Material Breach" shall have the meaning given such term in Section 7 of this Agreement.

            "Material Defect" shall have the meaning given such term in Section 7 of this Agreement.

            "Mortgage File" means, collectively, the documents and instruments pertaining to a Mortgage Loan required to be included in the related Mortgage File pursuant to Section 3 of this Agreement (subject to the first proviso in Section 1 of this Agreement).

            "Mortgage Interest Rate" means, with respect to each Mortgage Loan, the per annum rate of interest at which interest accrues on the outstanding principal balance of such Mortgage Loan in accordance with the terms of the related Mortgage Note.

            "Mortgage Loan" and "Mortgage Loans" shall have the respective meanings given such terms in Recital II of this Agreement.

            "Mortgage Loan Documents" means, collectively, the documents and instruments pertaining to a Mortgage Loan to be included in either the related Mortgage File or the related Servicer File.

            "Mortgage Loan Originator" means any institution which originated a Mortgage Loan for a related Borrower.

            "Mortgage Loan Purchase Price" means the amount described in Section 2 of this Agreement.

            "Mortgage Loan Schedule" shall have the meaning given such term in Recital II of this Agreement.

            "Mortgaged Property" means the underlying real property that secures a Mortgage Loan, in each case consisting of a parcel or parcels of land improved by a commercial and/or multi-family building or facility, together with any personal property (to the extent the same are owned by the Borrower and necessary in connection with the operation of the related property), fixtures, leases and other property or rights pertaining thereto.

            "Net Mortgage Rate" means with respect to any Mortgage Loan as of any date of determination, a per annum rate equal to the related Mortgage Interest Rate minus the related Servicing Fee Rate and the Retained Rate.

            "Note" means the original executed promissory note evidencing the indebtedness of Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto.

            "Projected Net Cash Flow" means, with respect to each Mortgaged Property the projected net operating income at such Mortgaged Property, as set forth in the appraisal obtained with respect to such Mortgaged Property in connection with the origination of the related Mortgage Loan, assuming such Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent controlled or rent stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

            "Purchaser" shall have the meaning given such term in the first sentence of this Agreement.

            "Qualified Substitute Mortgage Loan" means a mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (ii) have a mortgage interest rate (in absence of a default) not less than the mortgage interest rate of the deleted Mortgage Loan; (iii) have the same due date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (v) have a remaining term to stated maturity not greater than, and not more than two (2) years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the current Loan-to-Value Ratio of the deleted Mortgage Loan; (vii) materially comply as of the date of substitution with all of the representations and warranties set forth in Exhibit A hereto; (viii) have an Environmental Report with respect to the related Mortgaged Property that indicates no material adverse environmental conditions and which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the greater of the original Debt Service Coverage Ratio and the current Debt Service Coverage Ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel (at the Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two (2) years prior to any rated final distribution date under a related pooling and servicing agreement, if any; (xii) not be substituted for a deleted Mortgage Loan unless the trustee under a pooling and servicing agreement or other person acquiring such mortgage loan has received prior confirmation in writing from each rating agency that has rated any certificates or other securities representing beneficial interests in the deleted Mortgage Loan, if any, that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by such rating agency to any class of certificates or securities then rated by such rating agency (the cost, if any, of obtaining such confirmation to be paid by the Seller); (xiii) have been approved by the directing certificate holder or similar person, if any, in its sole discretion; (xiv) prohibit defeasance within three (3) years after the Closing Date (or if Purchaser transfers the deleted Mortgage Loan in a securitization transaction, within two (2) years after the closing date of such transaction); and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any REMIC established in connection with any Disposition Transaction or the imposition of a tax on any such REMIC other than a tax on income expressly permitted or contemplated to be received under the terms of such Disposition Transaction, as determined by an opinion of counsel. In the event that one or more mortgage loans are to be substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the interest rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the Seller shall certify that the Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Purchaser. In the event that the deleted Mortgage Loan has been transferred by Purchaser in a securitization, any Qualified Substitute Mortgage Loan must also meet any additional requirements of the pooling and servicing agreement or similar securitization documents.

            "REMIC" means a "real estate mortgage investment conduit" as defined in Section 860D of the Code (or any successor thereto).

            "Repurchase Price" means with respect to any Mortgage Loan to be purchased or replaced by the Seller pursuant to Section 7 of this Agreement, a price equal to the sum of (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase; (ii) all accrued and unpaid interest on such Mortgage Loan at the related annual rate at which interest is scheduled (in absence of a default and without giving effect to any revised rate) to accrue on such Mortgage Loan from time to time prior to maturity to, but not including, the due date in the month of purchase (which includes unpaid master servicing fees and primary servicing fees, if applicable) plus all related special servicing fees, if applicable; (iii) all unreimbursed property protection or servicing advances related to such Mortgage Loan (or such advances reimbursed by the trust if such Mortgage Loan is held in trust under a pooling and servicing agreement) plus accrued and unpaid interest on any related advances (including advances for principal and/or interest) at any applicable advance interest rate;
(iv) if such Mortgage Loan is being repurchased by the Seller following the expiration of the applicable cure period (as it may be extended), the amount of any liquidation fees payable to the special servicer, if applicable; and (v) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Purchaser, a servicer or other person in respect of the Material Breach or Material Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation and, if such Mortgage Loan is held in trust under a pooling and servicing agreement, any unpaid or unreimbursed additional trust fund expenses, if any, allocable to such Mortgage Loan, determined as of the date of repurchase or substitution, as the case may be.

            "Retained Interest" means with respect to each Mortgage Loan, (x) a portion of the interest portion (including recoveries with respect to interest from liquidation proceeds, insurance proceeds, condemnation proceeds or REO proceeds) of each monthly payment on such Mortgage Loan calculated as provided in Section 9(b) of this Agreement; (y) the Seller's Yield Maintenance Charge with respect to the Mortgage Loans and (z) 50% of all prepayment premiums with respect to the Mortgage Loans.

            "Retained Rate" means with respect to each Mortgage Loan, a rate per annum equal to either: (1) if such Mortgage Loan accrues interest on a 30/360 Basis, 10 basis points; and (2) if such Mortgage Loan accrues interest on an Actual/360 Basis, the product of (a) 10 basis points, multiplied by (b) a fraction, the numerator of which is the number of days in the interest accrual period that corresponds to such distribution date, and the denominator of which 30.

            "Seller" shall have the meaning given such term in the first sentence of this Agreement.

            "Seller's Yield Maintenance Charge" means, with respect to any Mortgage Loan, a portion of any yield maintenance charge equal to the excess of
(i) the yield maintenance charge actually payable with respect to the Mortgage Loan in question, over (ii) the amount that would have been payable as yield maintenance charge with respect to such Mortgage Loan had the Mortgage Interest Rate been equal to the Net Mortgage Rate.

            "Servicer" means NCB, FSB acting in its capacity as servicer of the Mortgage Loans on behalf of the Purchaser under the terms of the Servicing Agreement.

            "Servicer File" means, collectively, all documents, records and copies pertaining to a Mortgage Loan which are required to be included in the related Servicer File pursuant to Section 3 (subject to the first proviso in Section 1).

            "Servicing Agreement" means that certain agreement dated as of the Closing Date between the Purchaser and the Servicer which sets forth the terms upon which the Servicer will service the Mortgage Loans on behalf of the Purchaser commencing with the Closing and related matters, including the retained servicing rights of the Servicer.

            "Servicing Fee Rate" means with respect to each Mortgage Loan, 8 basis points attributed to the Mortgage Loan.

            "Stated Principal Balance" means with respect to any Mortgage Loan, as of any date of determination, an amount equal to the unpaid principal balance thereof as of the Cut-off Date minus the sum of: (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed to the owner or owners of such Mortgage Loan (which may include certificate holders) on or before such date of determination, and,
(ii) the principal portion of any realized loss recognized under the applicable servicing agreement, if any, incurred in respect of or allocable to such Mortgage Loan during the related collection period under such servicing agreement. "Stated Principal Balance" means with respect to any Qualified Substitute Mortgage Loan, an amount equal to the unpaid principal balance thereof as of the date of substitution minus any scheduled payment of principal due on or prior to the date of substitution.

            "Substitution Shortfall Amount" means with respect to any substitution of a Qualified Substitute Mortgage Loan or Loans for a Mortgage Loan or Loans pursuant to Section 7 of this Agreement, the amount, if any, by which the Repurchase Price or Prices of the deleted Mortgage Loan or Loans as of the date of substitution exceeds the Stated Principal Balance or Balances of the Qualified Substitute Mortgage Loan or Loans as of the date of substitution.

                                                                     SCHEDULE II

                             MORTGAGE LOAN SCHEDULE

                                 [see attached]


                                                                                                                       Zip
#      Property Name             Address                                               City        County    State     Code
----------------------------------------------------------------------------------------------------------------------------
1      Kings Village Corp.       1270 & 1275 East 51st Street, 1199 & 1200
                                   East 53rd Street and 1165 East 54th Street          Brooklyn    Kings     NY        11234



                          Net
          Mortgage      Mortgage           Original              Cut-off            Remaining        Maturity
#           Rate          Rate             Balance               Balance              Term             Date       ARD Date
--------------------------------------------------------------------------------------------------------------------------
1
        5.550%        5.469%         $29,000,000.00        $28,972,949.09           178           7/1/2020          N/A



         Original                                                                                       Master
          Amort.         Remaining              Monthly           Units/              Interest         Servicing         Due
#          Term         Amortization            Payment         Rooms/Beds          Calculation        Fee Rate          Date
-----------------------------------------------------------------------------------------------------------------------------
1
            480             478               $152,089.05           787              Actual/360         0.0800            1




              ARD                                            Earthquake       Environmental
#         Loan (Y/N)      Lockout/Defeasance (Y/N)         Insurance (Y/N)    Insurance (Y/N)       Ground Lease
-----------------------------------------------------------------------------------------------------------------
1
              No                  Yes                          N/A                 No                   No





#        Letter of Credit Amount (Y/N)
------------------------------------------
1
                     No

                                                                    SCHEDULE III

                                   [RESERVED]

                                                                     SCHEDULE IV

                         MORTGAGE LOANS WITH LOST NOTES

                                      None

                                                                      SCHEDULE V

             EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS




Rep No.      Mortgage Loan (Borrower)       Explanation
-------      ------------------------       ------------------------------------
xxxvi        Kings Village Corp.            The property is encumbered by a
                                            subordinate mortgage held by
                                            National Consumer Cooperative Bank
                                            in the amount of $3,000,000.00.

xxxviii      Kings Village Corp.            The Borrower on Kings Village Corp.
                                            Loan is permitted to incur
                                            contractual liability in certain
                                            limited amounts as more
                                            particularly set forth in the
                                            applicable Mortgage.

                                                                       EXHIBIT A

                         REPRESENTATIONS AND WARRANTIES
                          REGARDING THE MORTGAGE LOANS

            For purposes of these representations and warranties, the phrase "to the knowledge of Seller" or "to Seller's knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of Seller or any servicer acting on its behalf regarding the matters referred to, in each case without having conducted any independent inquiry or due diligence with respect to such matters and without any actual or implied obligation to make such inquiry or perform such due diligence, other than making such inquiry or performing such due diligence as would be customarily performed by prudent commercial or multifamily mortgage lenders or servicers (as the case may be) with respect to similar mortgage loans or mortgaged properties. All information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the knowledge of Seller. Wherever there is a reference to receipt by, or possession of, Seller of any information or documents, or to any action taken by Seller or not taken by Seller, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the not taking of such action by, either Seller or any servicer acting on its behalf.

            Except as disclosed in the Exception Report to this Agreement:

            (i) Immediately prior to the sale, transfer and assignment to the Purchaser, no Note or Mortgage was subject to any assignment (other than assignments which show a complete chain of assignment to the Seller), participation or pledge, and the Seller had good and marketable title to, and was the sole owner of, the related Mortgage Loan;

            (ii)     Each Mortgage Loan was either:

            (A) originated by a savings and loan association, savings bank, commercial bank, credit union, or insurance company, which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (any of the foregoing, including Seller, a "Qualified Originator"); or

            (B) if originated by a person which is not a Qualified Originator (any such person, a "Non-Qualified Originator"), then:

                     1. such Mortgage Loan was underwritten in accordance with standards established by a Qualified Originator, using application forms and related credit documents approved by the Qualified Originator;

                     2. the Qualified Originator approved each application and related credit documents before a commitment by the Non-Qualified Originator was issued, and no such commitment was issued until the Qualified Originator agreed to fund such Mortgage Loan;

                     3.  the Mortgage Loan was originated by the
                         Non-Qualified Originator pursuant to an ongoing, standing relationship with the Qualified Originator; and

                     4. the closing documents for the Mortgage Loan were prepared on forms approved by the Qualified Originator, and, pursuant to the Non-Qualified Originator's ongoing, standing relationship with the Qualified Originator, either:

                         (x) such closing documents reflect the Qualified Originator as the original mortgagee, and such Mortgage Loan was actually funded by the Qualified Originator at the closing thereof;

                         (y) such closing documents reflect the Non-Qualified Originator as the original mortgagee, but include assignment documents executed by the Non-Qualified Originator in favor of the Qualified Originator at the time of the closing of the Mortgage Loan, reflecting the Qualified Originator as the successor and assign to the Non-Qualified Originator, and the Mortgage Loan was funded initially by the Non-Qualified Originator at the closing thereof and then acquired by the Qualified Originator from such Non-Qualified Originator; or

                         (z) such closing documents reflect the Non-Qualified Originator as the original mortgagee, but include assignment documents executed by the Non-Qualified Originator in favor of the Qualified Originator at the time of the closing of the Mortgage Loan, reflecting the Qualified Originator as the successor and assign to the Non-Qualified Originator, and the Mortgage Loan was funded initially by the Qualified Originator at the closing thereof and then acquired by the Qualified Originator from such Non-Qualified Originator.

            (iii) The Seller has full right and authority to sell, assign and transfer such Mortgage Loan and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan;

            (iv) The Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or any other interests or security interests of any nature encumbering such Mortgage Loan, except for the Retained Interest;

            (v) As of origination, to Seller's knowledge, based on the related Borrower's representations and covenants in the related Mortgage Loan Documents and such other due diligence as a reasonably prudent commercial mortgage lender would deem appropriate, the Borrower, lessee and/or operator was in possession of all licenses, permits, and authorizations then required for use of the Mortgaged Property which were valid and in full force and effect as of the origination date and to Seller's actual knowledge, such licenses, permits and authorizations are still valid and in full force and effect;

            (vi) Each related Note, Mortgage, Assignment of Leases (if any) and other agreement executed by or for the benefit of the related Borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and there is no right of offset, rescission, abatement or diminution or valid defense or counterclaim available to the related Borrower with respect to such Note, Mortgage, Assignment of Leases and other agreements, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (vii) The Mortgage File contains an Assignment of Leases, either as a separate instrument or incorporated into the related Mortgage. Each related Assignment of Leases creates a valid first priority collateral assignment of, or a valid first priority lien or security interest in, certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); no person other than the related Borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender's interest therein;

            (viii) Each related assignment of Mortgage from the Seller to the Purchaser and related assignment of the Assignment of Leases, if the Assignment of Leases is a separate document from the Mortgage, is in recordable form (but for the insertion of the name and address of the assignee and any related recording information, which is not yet available to Seller), and such assignments and any, or assignment of any other agreement executed by or for the benefit of the related Borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan from the Seller to the Purchaser constitutes the legal, valid and binding assignment from the Seller to the Purchaser, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (ix) Since origination (A) except as set forth in the related Mortgage File, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded in whole or in part and (B) each related Mortgaged Property has not been released, in whole or in part, from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage; and since September 30, 2005, no waiver, consent, modification, assumption, alteration, satisfaction, cancellation, subordination or rescission which changes the terms of, or the security for, the Mortgage Loan in any material respect has occurred or been given;

            (x) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender's title insurance policy (as described below). A UCC financing statement has been filed and/or recorded (or sent for filing or recording) in all places necessary to perfect a valid security interest in the personal property necessary to operate the Mortgaged Property as currently operated; and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property, any personal property leases applicable to such personal property and any other security interest in such personal property which do not, individually or in the aggregate, materially interfere with the security intended to be provided for such Mortgage Loan. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (xi) The Seller has not taken any action that would cause the representations and warranties made by the related Borrower in the related Mortgage Loan Documents not to be true;

            (xii) The Seller has no knowledge that the material representations and warranties made by the related Borrower in the related Mortgage Loan Documents are not true in any material respect;

            (xiii) The lien of each related Mortgage is a first priority lien on the fee and/or leasehold interest of the related Borrower in the principal amount of such Mortgage Loan or allocated loan amount of the portions of the Mortgaged Property covered thereby (as set forth in the related Mortgage) after all advances of principal and is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, provided that if such policy is yet to be issued, such insurance may be evidenced by a "marked-up" pro forma policy or title commitment in either case marked as binding and countersigned by the title company or its authorized agent, either on its face or by an acknowledged closing instruction or escrow letter), or its equivalent as adopted in the applicable jurisdiction, insuring the named mortgagee and its successors and assigns as to such lien, subject only to (A) the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property, (C) the exceptions (general and specific) and exclusions set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current general use of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage or with the related Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property, (D) the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related Mortgaged Property, (E) if the related Mortgage Loan is cross-collateralized with any other Mortgage Loan in the trust fund, the lien of the Mortgage for that other Mortgage Loan and (F) if the related Mortgaged Property is a unit in a condominium, the related condominium declaration (items (A), (B), (C), (D), (E) and (F), collectively "Permitted Encumbrances"), and with respect to each Mortgage Loan, such Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related Mortgage, the current principal use of the related Mortgaged Property, the value of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan; the premium for such policy was paid in full; such policy (or if it is yet to be issued, the coverage to be afforded thereby) is issued by a title insurance company licensed to issue policies in the state in which the related Mortgaged Property is located (unless such state is Iowa) and is assignable (with the related Mortgage Loan) to the Purchaser without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy and the Seller has not undertaken any action or omitted to take any action, and has no knowledge of any such act or omission, which would impair or diminish the coverage of such policy;

            (xiv) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and no future advances have been made which are not reflected in the related Mortgage File;

            (xv) Except as set forth in a property inspection report or engineering report prepared in connection with the origination of the Mortgage Loan, as of the later of the date of origination of such Mortgage Loan or the most recent inspection of the related Mortgaged Property by the Seller, as applicable, and to the knowledge of Seller as of the date hereof, each related Mortgaged Property is free of any material damage that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan (normal wear and tear excepted). If any of the inspection or engineering reports referred to above in this paragraph (xv) revealed any immediate repair items, then one of the following is true:
                     (A) the repairs and/or maintenance necessary to correct such condition have been completed in all material respects; (B) an escrow of funds is required or a letter of credit was obtained in an amount reasonably estimated to be sufficient to complete the repairs and/or maintenance necessary to correct such condition; or (C) the reasonable estimation at the time of origination of the Mortgage Loan of the cost to complete the repairs and/or maintenance necessary to correct such condition represented no more than the greater of (1) $50,000 and (2) 2% of the value of the related Mortgaged Property as reflected in an appraisal conducted in connection with the origination of the subject Mortgage Loan, as of the closing date for each Mortgage Loan and, to the Seller's knowledge, as of the date hereof, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or value of the Mortgaged Property;

            (xvi) The Seller has inspected or caused to be inspected each related Mortgaged Property within the past twelve months, or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within three months of origination of the Mortgage Loan;

            (xvii) No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature other than the ARD Loans which may have negative amortization from and after the Anticipated Repayment Date;

            (xviii) Each Mortgage Loan is a whole loan, and neither the Mortgage Loan nor the related Mortgage Loan Documents create or grant an equity participation to Seller;

            (xix) The Mortgage Rate (exclusive of any default interest, late charges, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. Except to the extent any noncompliance did not materially and adversely affect the value of the related Mortgaged Property, the security provided by the Mortgage or the related Borrower's operations at the related Mortgaged Property, any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

            (xx) Neither Seller nor, to Seller's knowledge, any originator, committed any fraudulent acts during the origination process of any Mortgage Loan and (i) the origination of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary commercial mortgage lending standards and (ii) the servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with servicing standard and no other person has been granted or conveyed the right to service the Mortgage Loans or receive any consideration in connection therewith, except as provided in the Servicing Agreement, any permitted subservicing agreements and/or servicing rights purchase agreements being executed and delivered in connection therewith;

            (xxi) All taxes and governmental assessments that became due and owing prior to the date hereof with respect to each related Mortgaged Property and that are or may become a lien of priority equal to or higher than the lien of the related Mortgage have been paid or an escrow of funds has been established and such escrow (including all escrow payments required to be made prior to the delinquency of such taxes and assessments) is sufficient to cover the payment of such taxes and assessments;

            (xxii) All escrow deposits and payments required to be in the possession or under the control of the Seller pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its agent and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith and all such escrows and deposits are being conveyed by the Seller to the Purchaser and identified as such with appropriate detail, and any and all requirements for the disbursement of any such escrows have been complied with in all material respects;

            (xxiii) Each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Servicing Agreement, in an amount not less than the lesser of the principal amount of the related Mortgage Loan and the replacement cost (with no deduction for physical depreciation) and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the related Mortgaged Property; each related Mortgaged Property is also covered by business interruption or rental loss insurance which covers a period of not less than 12 months and comprehensive general liability insurance in amounts generally required by prudent commercial mortgage lenders for similar properties; all Mortgaged Properties in California or in a seismic zone 4 or 5 have had a seismic assessment done and earthquake insurance was obtained to the extent any such Mortgaged Property has a probable maximum loss in the event of an earthquake of greater than twenty percent (20%) of the replacement value of the related improvements; if the Mortgaged Property for any Mortgage Loan is located within Florida or within 25 miles of the coast of North Carolina, South Carolina, Georgia, Alabama, Mississippi, Louisiana or Texas, then, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and (ii) 100% of the insurable replacement cost of the improvements located on the related Mortgaged Property; the Mortgaged Properties securing all of the Mortgage Loans having a Cut off Date Principal Balance in excess of $3,000,000 have, as of the date hereof, insurance policies in place with respect to acts of terrorism or damage related thereto (excluding acts involving nuclear, biological or chemical terrorism), except any such Mortgage Loans that are listed on the applicable Exception Report. All premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received by the Seller; such insurance names the lender under the Mortgage Loan and its successors and assigns as a named or additional insured; each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower's failure to do so, authorizes the lender to maintain such insurance at the Borrower's cost and expense and to seek reimbursement therefor from such Borrower;

            (xxiv) There is no monetary default (other than payments due but not yet 30 days or more past due), breach, violation or event of acceleration existing under the related Mortgage Loan; and, to the Seller's knowledge, there is no (A) non-monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan or
                     (B) event (other than payments due but not yet 30 days or more past due) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (A) or (B) materially and adversely affects the use or value of the Mortgage Loan or the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation or warranty made by the Seller in any of the other paragraphs of this Exhibit A;

            (xxv) No Mortgage Loan has been more than 30 days delinquent in making required payments since origination and as of the Cut-off Date no Mortgage Loan is 30 or more days delinquent in making required payments;

            (xxvi) (A) Each related Mortgage contains provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure or, subject to applicable state law requirements, appointment of a receiver, and (B) there is no exemption available to the Borrower which would interfere with such right to foreclose, except, in the case of either (A) or (B) as the enforcement of the Mortgage may be limited by bankruptcy, insolvency, reorganization, moratorium, redemption or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No Borrower is a debtor in a state or federal bankruptcy or insolvency proceeding;

            (xxvii) At origination, each Borrower represented and warranted in all material respects that to its knowledge, except as set forth in certain environmental reports and, except as commonly used in the operation and maintenance of properties of similar kind and nature to the Mortgaged Property, in accordance with prudent management practices and applicable law, and in a manner that does not result in any contamination of the Mortgaged Property, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials or other environmental laws; the related Borrower or an affiliate thereof agreed to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of the foregoing representations, warranties or covenants given by the Borrower in connection with such Mortgage Loan. A Phase I environmental report (or, with respect to residential cooperative loans with an original principal balance of $350,000 or less, a transaction screen process report meeting ASTM standards) and, with respect to certain Mortgage Loans, a Phase II environmental report, was conducted by a reputable independent environmental consulting firm in connection with such Mortgage Loan, which report (or transaction screen) did not indicate any material non-compliance with applicable environmental laws or material existence of hazardous materials or, if any material non-compliance or material existence of hazardous materials was indicated in any such report (or transaction screen), then at least one of the following statements is true: (A) funds reasonably estimated to be sufficient to cover the cost to cure any material non-compliance with applicable environmental laws or material existence of hazardous materials have been escrowed, or a letter of credit in such amount has been provided, by the related Borrower and held by the related mortgagee; (B) if the environmental report recommended an operations and maintenance plan, but not any material expenditure of funds, an operations and maintenance plan has been required to be obtained by the related Borrower; (C) the environmental condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof; (D) a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as "closed"); (E) such conditions or circumstances identified in the Phase I environmental report were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation; (F) a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation; (G) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than $50,000 and 2% of the outstanding principal balance of the related Mortgage Loan; or (H) a lender's environmental insurance policy was obtained and is a part of the related Mortgage File. Notwithstanding the preceding sentence, with respect to certain Mortgage Loans with an original principal balance of less than $3,000,000, no environmental report may have been obtained, but (in such cases where a Phase I environmental report was not obtained) a lender's secured creditor impaired property environmental insurance policy was obtained with respect to each such Mortgage Loan. Each of such secured creditor impaired property environmental insurance policies is a part of the related Mortgage File. Each of such environmental insurance policies is in full force and effect, is in an amount not less than the 100% of the balance of the related Mortgage Loan, and has a term extending not less than five years after the maturity date of the related Mortgage Loan; the premiums for such policies have been paid in full and the Purchaser is named as an insured under each of such policies; and Seller has delivered to the insurer all related environmental reports in its possession. To Seller's knowledge, in reliance on such environmental reports and except as set forth in such environmental reports, each Mortgaged Property is in material compliance with all applicable federal, state and local environmental laws, and to Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority, except, in all cases, as indicated in such environmental reports or other documents previously provided to the Rating Agencies; and the Seller has not taken any action which would cause the Mortgaged Property to not be in compliance with all federal, state and local environmental laws pertaining to environmental hazards;

            (xxviii) (1) Each Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent), the related Mortgaged Property is directly or indirectly transferred or sold, and (2) except with respect to transfers of certain interests in the related Borrower to persons already holding interests in the Borrower, their family members, affiliated companies and other estate planning related transfers that satisfy certain criteria specified in the related Mortgage (which criteria is consistent with the practices of prudent commercial mortgage lenders) or any transfers in connection with the death or disability of owners of the Borrower or, if the related Mortgaged Property is a residential cooperative property, transfers of stock of the related Borrower in connection with the assignment of a proprietary lease for a unit in the related Mortgaged Property by a tenant-shareholder of the related Borrower to other persons who by virtue of such transfers become tenant-shareholders in the related Borrower, each Mortgage Loan also contains the provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent), a majority interest in the related Borrower is directly or indirectly transferred or sold;

            (xxix) All improvements included in the related appraisal are within the boundaries of the related Mortgaged Property, except for encroachments onto adjoining parcels for which the Seller has obtained title insurance against losses arising therefrom or that do not materially and adversely affect the use or value of such Mortgaged Property. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value of such Mortgaged Property, the security provided by the Mortgage, the current use of the Mortgaged Property or the related Borrower's operations at the Mortgaged Property;

            (xxx) The information pertaining to the Mortgage Loans which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Agreement is complete and accurate in all material respects as of the dates of the information set forth therein (or, if not set forth therein, as of the Cut-Off Date);

            (xxxi) With respect to any Mortgage Loan where all or any portion of the estate of the related Borrower therein is a leasehold estate under a ground lease, and the related Mortgage does not also encumber the related lessor's fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel received from the ground lessor, the Seller represents and warrants that:

            (A) The ground lease or a memorandum regarding such ground lease has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To Seller's knowledge, there has been no material change in the terms of the ground lease since its recordation, except by any written instruments which are included in the related Mortgage File;

            (B) The lessor under such ground lease has agreed in a writing included in the related Mortgage File that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

            (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the lender) that extends not less than 10 years beyond the amortization term of the related Mortgage Loan;

            (D) Based on the title insurance policy (or binding commitment therefor) obtained by the Seller, the ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to Permitted Encumbrances and liens that encumber the ground lessor's fee interest;

            (E) The ground lease is assignable to the lender and its assigns without the consent of the lessor thereunder;

            (F) As of the Closing Date, the ground lease is in full force and effect, and the Seller has no actual knowledge that any default beyond applicable notice and grace periods has occurred or that there is any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

            (G) The ground lease or an ancillary agreement, which is part of the Mortgage File, between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the lender;

            (H)      A lender is permitted a reasonable opportunity
                     (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the lender is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default, before the lessor may terminate the ground lease. All rights of the lender under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the lender;

            (I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender. The lessor is not permitted, in absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

            (J) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses (except in any case where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor may be entitled to a portion of such award;

            (K) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by a prudent commercial mortgage lender, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan). Until the principal balance and accrued interest are paid in full, neither the lessee nor the lessor under the ground lease will have an option to terminate or modify the ground lease without the prior written consent of the lender as a result of any casualty or partial condemnation, except to provide for an abatement of the rent; and

            (L) Provided that the lender cures any defaults which are susceptible to being cured, the lessor has agreed to enter into a new lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding;

            (xxxii) With respect to any Mortgage Loan where all or a material portion of the estate of the related Borrower therein is a leasehold estate, but the related Mortgage also encumbers the related lessor's fee interest in such Mortgaged Property: (A) such lien on the related fee interest is evidenced by the related Mortgage, (B) such Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or encumbrance upon such fee interest, (C) upon the occurrence of a default under the terms of such Mortgage by the related Borrower, any right of the related lessor to receive notice of, and to cure, such default granted to such lessor under any agreement binding upon the Seller would not be considered commercially unreasonable in any material respect by prudent commercial mortgage lenders, (D) the related lessor has agreed in a writing included in the related Mortgage File that the related ground lease may not be amended or modified without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, and (E) the related ground lease is in full force and effect, and the Seller has no actual knowledge that any default beyond applicable notice and grace periods has occurred or that there is any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease;

            (xxxiii) [Reserved];

            (xxxiv) Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof;

            (xxxv) (A) The Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (B) the fair market value of such real property, as evidenced by an appraisal satisfying the requirements of FIRREA conducted within 12 months of the origination of the Mortgage Loan, was at least equal to 80% of the principal amount of the Mortgage Loan (1) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (2) at the date hereof; provided that the fair market value of the real property must first be reduced by (X) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (Y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (1) and (2) shall be made on an aggregated basis);

            (xxxvi) There are no subordinate mortgages encumbering the related Mortgaged Property, nor are there any preferred equity interests held by the Seller or any mezzanine debt related to such Mortgaged Property;

            (xxxvii) Except in cases where the related Mortgaged Property is a residential cooperative property, the Mortgage Loan Documents executed in connection with each Mortgage Loan having an original principal balance in excess of $4,000,000 require that the related Borrower be a single-purpose entity (for this purpose, "single-purpose entity" shall mean an entity, other than an individual, having organizational documents which provide substantially to the effect that it is formed or organized solely for the purpose of owning and operating one or more Mortgaged Properties, is prohibited from engaging in any business unrelated to such property and the related Mortgage Loan, does not have any assets other than those related to its interest in the related Mortgaged Property or its financing, or any indebtedness other than as permitted under the related Mortgage Loan). To Seller's actual knowledge, each Borrower has fully complied with the requirements of the related Note and Mortgage and Borrower's organizational documents regarding single-purpose entity status;

           (xxxviii) Except in cases where the related Mortgage Property is a residential cooperative property, each Mortgage Loan prohibits the related Borrower from mortgaging or otherwise encumbering the Mortgaged Property, or any controlling equity interest in the Borrower, without the prior written consent of the mortgagee or the satisfaction of debt service coverage or similar criteria specified in the Note or Mortgage which would be acceptable to a reasonably prudent commercial mortgage lender, and, except in connection with trade debt and equipment financings in the ordinary course of Borrower's business, from carrying any additional indebtedness, except, in each case, liens contested in accordance with the terms of the Mortgage Loans or, with respect to each Mortgage Loan having an original principal balance of less than $4,000,000, any unsecured debt;

            (xxxix) Each Borrower covenants in the Mortgage Loan Documents that it shall remain in material compliance with all material licenses, permits and other legal requirements necessary and required to conduct its business;

            (xl) Each Mortgaged Property (A) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (B) is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and (C) constitutes one or more separate tax parcels or is covered by an endorsement with respect to the matters described in (A), (B) or (C) under the related title insurance policy (or the binding commitment therefor);

            (xli) Based solely on a flood zone certification or a survey of the related Mortgaged Property, if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency or the Secretary of Housing and Urban Development as having special flood hazards categorized as Zone "A" or Zone "V" and flood insurance is available, the terms of the Mortgage Loan require the Borrower to maintain flood insurance, or at such Borrower's failure to do so, authorizes the Lender to maintain such insurance at the cost and expense of the Borrower and such insurance is in full force and effect in an amount not less than the lesser of
(A) the replacement costs of the material improvements on such Mortgaged Property, (B) the balance of the Mortgage Loan and (C) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program;

            (xlii) With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law or may be substituted in accordance with applicable law by the related mortgagee, and except in connection with a trustee's sale after a default by the related Borrower, no fees are payable to such trustee;

            (xliii)  RESERVED.

            (xliv) To the knowledge of the Seller as of the date hereof, there was no pending action, suit or proceeding, arbitration or governmental investigation against any Borrower or Mortgaged Property, an adverse outcome of which would materially and adversely affect such Borrower's ability to perform under the related Mortgage Loan;

            (xlv) No advance of funds has been made by the Seller to the related Borrower (other than mezzanine debt, other existing subordinate debt and the acquisition of preferred equity interests by the preferred equity interest holder), and no funds have, to the Seller's knowledge, been received from any person other than, or on behalf of, the related Borrower, for, or on account of, payments due on the Mortgage Loan;

            (xlvi) To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized did not materially and adversely affect the enforceability of such Mortgage Loan;

            (xlvii) All collateral for the Mortgage Loans is being transferred as part of the Mortgage Loans;

            (xlviii) No Mortgage Loan requires the lender to release any portion of the Mortgaged Property from the lien of the related Mortgage except upon (A) payment in full or defeasance of the related Mortgage Loan, (B) the satisfaction of certain legal and underwriting requirements that would be customary for prudent commercial mortgage lenders, which in all events include payment of a release price at least 125% of the appraised value of the property to be released or of the allocated loan amount of such property, (C) releases of unimproved out-parcels or (D) releases of portions of the Mortgaged Property which will not have a material adverse effect on the use or value of the collateral for the related Mortgage Loan and which were given no value in the appraisal of the Mortgaged Property or of that portion of the Mortgaged Property used to calculate the loan-to-value ratio of the Mortgaged Property for underwriting purposes. No release or partial release of any Mortgaged Property, or any portion thereof, expressly permitted or required pursuant to the terms of any Mortgage Loan would constitute a significant modification of the related Mortgage Loan under Treas. Reg. Section 1.860G-2(b)(2);

            (xlix) Except as provided in paragraphs (xxxi)(J) and (K) above, any insurance proceeds or condemnation awards in respect of a casualty loss or taking will be applied either to (A) the repair or restoration of all or part of the related Mortgaged Property, with, in the case of all casualty losses or takings in excess of a specified amount or percentage that a prudent commercial lender would deem satisfactory and acceptable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses (except in any case where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender) or (B) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

            (l) Each Form UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the Seller was, and each Form UCC-3 assignment, if any, of such financing statement in blank which the Purchaser or its designee is authorized to complete (but for the insertion of the name of the assignee and any related filing information which is not yet available to the Seller) is, in suitable form for filing in the filing office in which such financing statement was filed;

            (li) To the Seller's knowledge, (A) each commercial lease covering more than 10% (20% in the case of any Mortgage Loan having an original principal balance less than $2,500,000) of the net leaseable area of the related Mortgaged Property is in full force and effect and (B) there exists no default under any such commercial lease either by the lessee thereunder or by the related Borrower that could give rise to the termination of such lease;

            (lii) Based upon an opinion of counsel and/or other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property. With respect to any Mortgage Loan with a Stated Principal Balance as of the Closing Date of over $10,000,000, if the related Mortgaged Property does not so comply, to the extent the Seller is aware of such non-compliance, it has required the related Borrower to obtain law and ordinance insurance coverage in amounts customarily required by prudent commercial mortgage lenders;

            (liii) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage or any substantially similar successor provision), the related Mortgaged Property, if acquired by a REMIC in connection with the default or imminent default of such Mortgage Loan would constitute "foreclosure property" within the meaning of Code Section 860G(a)(8) and all Prepayment Premiums and Yield Maintenance Charges with respect to such Mortgage Loan constitute "customary prepayment penalties" within the meaning of Treasury Regulation Section 1.860G-1(b)(2);

            (liv) With respect to any Mortgage Loan that pursuant to the Mortgage Loan Documents can be defeased, (A) the Mortgage Loan cannot be defeased within two years after the Closing Date, (B) the Borrower can pledge only "government securities" (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) in an amount sufficient to make all scheduled payments under the Mortgage Loan when due, (C) the Borrower is required to provide independent certified public accountant's certification that the collateral is sufficient to make such payments, (D) the loan may be required to be assumed by a single-purpose entity designated by the holder of the Mortgage Loan, (E) the Borrower is required to provide an opinion of counsel that the Purchaser (and its successors and assigns) has a perfected security interest in such collateral prior to any other claim or interest, (F) the Borrower is required to pay all Rating Agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, (G) with respect to any significant trust mortgage loan, the Borrower is required to provide an opinion of counsel that such defeasance will not cause any REMIC created under any pooling and servicing agreement to fail to qualify as a REMIC for federal or applicable state tax purposes and (H) with respect to any significant trust mortgage loan, the Borrower must obtain Rating Agency confirmation from each Rating Agency that the defeasance would not result in such Rating Agency's withdrawal, downgrade or qualification of the then current rating of any class of certificates rated by such Rating Agency;

            (lv) The Mortgage Loan Documents for each Mortgage Loan provide that the related Borrower thereunder shall be liable to the Seller for any losses incurred by the Seller due to (A) the misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (B) any willful act of material waste, (C) any breach of the environmental covenants contained in the related Mortgage Loan Documents, and (D) fraud by the related Borrower; provided that, with respect to clause (C) of this sentence, an indemnification against losses related to such violations or environmental insurance shall satisfy such requirement; and provided, further, that if the related Mortgaged Property is a residential cooperative property, then the subject Mortgage Loan is fully recourse to the related Borrower;

            (lvi) If such Mortgage Loan is an ARD Loan, it commenced amortizing on its initial scheduled Due Date and provides that: (A) its Mortgage Rate will increase by no more than two percentage points in connection with the passage of its Anticipated Repayment Date and so long as the Mortgage Loan is an asset of the Trust Fund; (B) its Anticipated Repayment Date is not less than seven years following the origination of such Mortgage Loan; (C) no later than the related Anticipated Repayment Date, if it has not previously done so, the related Borrower is required to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Servicer; and (D) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures;

            (lvii) Except for the Mortgage Loans with an initial principal balance less than $3,000,000, in connection with its origination or acquisition of each Mortgage Loan, Seller obtained an appraisal of the related Mortgage Property, which appraisal is signed by an appraiser, who, to Seller's actual knowledge, had no interest, direct or indirect, in the Borrower, the Mortgage Property or in any loan made on the security of the Mortgage Property, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan; and

            (lviii) The Seller has delivered to the Purchaser or a custodian appointed thereby, with respect to each Mortgage Loan, in accordance with
Section 3 of this Agreement, a complete Mortgage File.

                                                                       EXHIBIT B

                             AFFIDAVIT OF LOST NOTE



STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

            ____________________________, being duly sworn, deposes and says:

            1. that he is an authorized signatory of National Consumer Cooperative Bank ("NCB");

            2. that _______________ is the owner and holder of a mortgage loan in the original principal amount of $______________ secured by a mortgage (the "Mortgage") on the premises known as ______________ ______________ located in;

            3. that _______________, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

            a note in the original sum of $______________ made by ____________, to _______________, under date of ______________ (the "Note");

            4.    that the Note is now owned and held by _______________;

            5. that the copy of the Note attached hereto is a true and correct copy thereof;

            6. that the Note has not been paid off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

            7. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except _______________; and

            8. upon assignment of the Note by _______________ to Column Financial, Inc. (the "Purchaser"), NCB covenants and agrees (a) promptly to deliver to the Purchaser the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Purchaser and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of _______________'s failure to deliver said original Note to the Purchaser.

                                       NATIONAL CONSUMER COOPERATIVE BANK

                                       By:____________________________________
                                          Name:
                                          Title:


Sworn to before me this _____
day of __________, 2005

                                    EXHIBIT D

                             AFFIDAVIT OF LOST NOTE



STATE OF NEW YORK       )

                        ) ss.:

COUNTY OF NEW YORK      )

            ____________________________, being duly sworn, deposes and says:

            1. that he is an authorized signatory of Column Financial, Inc. ("Column");

            2. that _______________ is the owner and holder of a mortgage loan in the original principal amount of $______________ secured by a mortgage (the "Mortgage") on the premises known as ______________ ______________ located in ______________;

            3. that _______________, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

            a note in the original sum of $______________ made by ______________, to _______________, under date of ______________
            (the "Note");

            4. that the Note is now owned and held by _______________;

            5. that the copy of the Note attached hereto is a true and correct copy thereof;

            6. that the Note has not been paid off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

            7. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except _______________; and

            8. upon assignment of the Note by _______________ to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and subsequent assignment by Depositor to the trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2005-C5 (the "Trustee") (which assignment may, at the discretion of Depositor, be made directly by _______________ to the Trustee), _______________ covenants and agrees (a) promptly to deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of _______________'s failure to deliver said original Note to the Trustee.

                                       COLUMN FINANCIAL, INC.


                                       By:____________________________________
                                          Name:
                                          Title:

Sworn to before me this _____
day of __________, 2005